EXHIBIT 2.1

EXPLANATORY NOTE TO THIS EXHIBIT

The following Business Combination Agreement (the “Agreement”) has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Applied Materials, Inc. (the “Company”) or Tokyo Electron Limited (“TEL”). In particular, the assertions embodied in the representations and warranties and certain covenants contained in the Agreement are qualified by information in confidential Disclosure Schedules provided by each of the Company and TEL to the other in connection with the signing of the Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Company and TEL rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company or TEL.

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

between:

APPLIED MATERIALS, INC.

a Delaware corporation;

and

TOKYO ELECTRON LIMITED,

a Japanese corporation (kabushiki kaisha)

Dated as of September 24, 2013

i

	4.2	Operation of the Business of the Applied Entities and TEL Entities	32
	4.3	No Solicitation	35
	4.4	Form S-4 Registration/Proxy Statement; FSA Registration Statement; TEL Convocation Materials; Nasdaq Application; TSE Application	37
	4.5	Applied Stockholders’ Meeting; TEL Stockholders’ Meeting	39
	4.6	Indemnification of Officers and Directors	43
	4.7	Regulatory Approvals and Related Matters	45
	4.8	Disclosure	47
	4.9	Tax Matters	47
	4.10	Section 16 Matters	49
	4.11	Internal Controls	49
	4.12	Joinder Agreements	50
	4.13	Procedures for the Cancellation of Book Entry Shares of TEL Common Stock	50
	4.14	Stockholder Litigation	50
	4.15	Employee Matters	50

5.	CONDITIONS PRECEDENT TO THE PARTIES’ OBLIGATIONS		52

	5.1	Conditions Precedent to Each Party’s Obligations	52
	5.2	Additional Conditions Precedent to Applied’s Obligations	53
	5.3	Additional Conditions Precedent to TEL’s Obligations	54

6.	TERMINATION		55

	6.1	Termination	55
	6.2	Effect of Termination	57
	6.3	Expenses; Termination Fees	57

7.	MISCELLANEOUS PROVISIONS		58

	7.1	Amendment	58
	7.2	Waiver	59
	7.3	No Survival of Representations and Warranties	59
	7.4	Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery	59
	7.5	Applicable Legal Requirements; Jurisdiction; Waiver of Jury Trial	59
	7.6	Specific Performance; Remedies	60
	7.7	Disclosure Schedules	60
	7.8	Attorneys’ Fees	61
	7.9	Assignability; No Third Parties	61
	7.10	Notices	61
	7.11	Severability	62
	7.12	Further Assurances	62
	7.13	Construction	63

ii

Exhibits and Schedules

Exhibit A	Certain Definitions	A-1

Exhibit B	Form of Joinder Agreement

Exhibit C	Form of TEL Merger Agreement

Exhibit D	Form of HoldCo Articles of Association

Exhibit E	Form of HoldCo Board Rules

Exhibit F	Directors of HoldCo

Schedule 2.1	Implementation Schedule

Schedule 2.2(b)	Chairman, Vice Chairmen and Certain Executives of HoldCo

Schedule 2.2(c)	Members of the Executive Staff/Board of HoldCo; Form of Executive Staff/Board Rules

iii

BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of September 24, 2013, by and between: APPLIED MATERIALS, INC., a Delaware corporation (“Applied”); and TOKYO ELECTRON LIMITED, a Japanese corporation (kabushiki kaisha) (“TEL” and, collectively with Applied and each other Person who becomes a Party to this Agreement, the “Parties”). Capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Each of Applied and TEL desires to effect a strategic combination of their respective businesses through a “merger of equals” business combination transaction as contemplated by this Agreement.

B. In furtherance of the foregoing intentions, Applied and TEL propose that, upon the terms and subject to the conditions set forth in this Agreement: (1) Applied and TEL shall: (aa) form or cause to be formed a new naamloze vennootschap organized in the Netherlands (“HoldCo”), a new kabushiki kaisha to be organized in Japan (“TEL Merger Sub”), a new Delaware corporation (“Applied Merger Sub”), and another new Delaware corporation (“Applied U.S. HoldCo”), which is to be the direct parent of Applied Merger Sub; and (bb) cause HoldCo, TEL Merger Sub, Applied Merger Sub and Applied U.S. HoldCo to become parties to this Agreement promptly following each such entity’s formation by virtue of the execution and delivery of one or more Joinder Agreements substantially in the form attached hereto as Exhibit B; (2) TEL will merge with and into TEL Merger Sub (the “TEL Merger”), with TEL Merger Sub surviving the TEL Merger as a direct wholly owned subsidiary of HoldCo and the issued and outstanding shares of TEL Common Stock being converted into the right to receive ordinary shares, 0.01 euro par value per share, of HoldCo (“HoldCo Ordinary Shares”) in accordance with the TEL Conversion Ratio; and (3) immediately following consummation of the TEL Merger, Applied Merger Sub will merge with and into Applied (the “Applied Merger” and, together with the TEL Merger, collectively, the “Business Combination”), with Applied surviving the Applied Merger as an indirect wholly owned subsidiary of HoldCo and the issued and outstanding shares of Applied Common Stock being converted into the right to receive HoldCo Ordinary Shares in accordance with the Applied Conversion Ratio.

C. The respective boards of directors of Applied and TEL have each unanimously determined that the Business Combination and the other Contemplated Transactions are consistent with, and will further, the business strategies and goals of Applied and TEL, and have each unanimously: (1) approved and declared advisable this Agreement and the Business Combination; and (2) determined, subject to the terms and conditions of this Agreement, to recommend that their respective stockholders, in the case of Applied, adopt this Agreement, and, in the case of TEL, approve the TEL Merger Agreement.

D. For Japanese Tax purposes, it is intended that no tax will be levied upon: (1) TEL; (2) its stockholders (except to the extent that the TEL stockholders receive cash in lieu of fractional shares pursuant to the TEL Merger or receive cash pursuant to the exercise of dissenters’ rights); or (3) TEL Merger Sub (except with respect to any HoldCo shares issued to TEL upon HoldCo’s incorporation and transferred to HoldCo following the TEL Merger) resulting from the TEL Merger and any Contemplated Transactions effected in furtherance of the TEL Merger, and without limiting the foregoing, specifically that the TEL Merger and any Contemplated Transactions effected in furtherance of the TEL Merger:

(aa) will not subject TEL to gain or loss taxation on the market value of its assets and liabilities under Section 62 of the Japanese Corporation Tax Act;

(bb) in accordance with paragraph 2 of Section 61-2 and paragraph 1 of Section 24 of the Japanese Corporation Tax Act and paragraph 1 of Section 25 of the Japanese Income Tax Act as well as paragraph 3 of Section 37-10 of the Act on Special Measures Concerning Taxation, will not subject TEL stockholders to capital gains or deemed dividend taxation under paragraph 1 of Section 61-2 and Section 24 of the Japanese Corporation Tax Act or paragraph 1 of Section 37-10 of the Act on Special Measures Concerning Taxation and Section 25 of the Japanese Income Tax Act, except to the extent that the TEL stockholders receive cash in lieu of fractional shares pursuant to the TEL Merger or receive cash pursuant to the exercise of dissenters’ rights; and

(cc) will not subject TEL Merger Sub to capital gains taxation under paragraph 1 of Section 61-2 of the Japanese Corporation Tax Act, except with respect to any HoldCo shares issued to TEL upon HoldCo’s incorporation and transferred to HoldCo following the TEL Merger (collectively, the “TEL Intended Tax Treatment”).

AGREEMENT

The Parties agree as follows:

1.	TRANSACTION

1.1 Closing; Effective Times.

(a) The consummation of the business combination of Applied and TEL (the “Closing”) shall take place in the manner prescribed by Schedule 2.1 (the “Implementation Schedule”), including with respect to the timing and sequencing of certain actions (unless Applied and TEL agree otherwise), on a date to be designated jointly by Applied and TEL, which (except as otherwise mutually agreed by Applied and TEL) shall be no later than the 10th Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 5 (other than the conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date in Japan on which the Closing actually takes place is referred to as the “Japan Closing Date” and the date in the United States on which the Closing actually takes place is referred to as the “United States Closing Date.”

(b) Subject to the provisions of this Agreement, at the Closing:

(i) the TEL Merger shall become effective at a time to be determined in accordance with the Implementation Schedule (unless Applied and TEL agree otherwise) (the time of such effectiveness, the “TEL Merger Effective Time”) in accordance with the terms of that certain TEL Merger Agreement substantially in the form of Exhibit C (with the final form of such agreement being referred to as the “TEL Merger Agreement”), to be entered into by TEL and TEL Merger Sub; and

(ii) immediately following the TEL Merger Effective Time and the completion of the last-to-be-completed of the actions prescribed by the Implementation Schedule for the period between the TEL Merger Effective Time and the Applied Merger Effective Time, a certificate of merger satisfying the applicable requirements of the DGCL, in form and substance mutually agreeable to Applied and TEL, and duly executed by Applied (the “Applied Certificate of Merger”) shall be filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and any other filings or recordings required under the DGCL in connection with the Applied Merger shall be made, and the Applied Merger shall become effective at the time of the filing of the Applied Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by Applied and TEL and specified in the Applied Certificate of Merger (the time as of which the Applied Merger becomes effective being referred to interchangeably as the “Applied Merger Effective Time” and the “Business Combination Effective Time”).”

1.2 The TEL Merger.

(a) Merger of TEL into TEL Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement and the Implementation Schedule, at the TEL Merger Effective Time, TEL shall be merged with and into TEL Merger Sub. By virtue of the TEL Merger, at the TEL Merger Effective Time, the separate existence of TEL shall cease and TEL Merger Sub shall continue as the surviving corporation in the TEL Merger (the “TEL Surviving Corporation”).

(b) Effects of the TEL Merger. The TEL Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Companies Act of Japan. Without limiting the generality of the foregoing and subject thereto, at the TEL Merger Effective Time, all of the property, rights, privileges, immunities, powers and franchises of TEL and TEL Merger Sub shall vest in the TEL Surviving Corporation, and all debts, liabilities and duties of TEL and TEL Merger Sub shall become the debts, liabilities and duties of the TEL Surviving Corporation.

(c) Certificate of Incorporation, Board of Directors Rules, Directors and Officers of TEL Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, at the TEL Merger Effective Time, by virtue of the TEL Merger and without any further action on the part of any Person:

(i) The Articles of Incorporation of the TEL Surviving Corporation shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL.

(ii) The Board of Directors Rules of the TEL Surviving Corporation shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL.

(iii) The directors and officers of the TEL Surviving Corporation shall be the individuals mutually agreed to by Applied and TEL.

(d) Conversion of TEL Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the TEL Merger Effective Time, by virtue of the TEL Merger and without any further action on the part of any Person:

(i) any shares of TEL Common Stock held in TEL’s treasury immediately prior to the TEL Merger Effective Time shall cease to exist, and no payment or distribution shall be made with respect thereto; and

(ii) except for TEL Dissenting Shares or as provided in Section 1.2(d)(i), and, subject to Sections 1.6 and 1.8, each share of TEL Common Stock issued and outstanding as of immediately prior to the TEL Merger Effective Time shall be automatically converted into the right to receive 3.250 fully paid HoldCo Ordinary Shares (the ratio of 3.250 HoldCo Ordinary Shares to one share of TEL Common Stock, as such ratio may be adjusted in accordance with Section 1.9, the “TEL Conversion Ratio”).

(e) TEL Dissenting Shares.

(i) Notwithstanding anything in this Agreement to the contrary, any shares of TEL Common Stock that are issued and outstanding immediately prior to the TEL Merger Effective Time and that are held by any stockholder of TEL who shall have demanded properly in writing dissenters’ rights for such shares of TEL Common Stock in accordance with Section 785 of the Companies Act of Japan (any such shares being referred to as “TEL Dissenting Shares” until such time as such holder withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under the provisions of the Companies Act of Japan with respect to such shares) shall at the TEL Merger Effective Time be automatically converted into treasury shares of TEL and subsequently cease to exist pursuant to Section 1.2(d)(i), and the holders of TEL Dissenting Shares shall be entitled only to payment of the appraised value of such TEL Dissenting Shares in accordance with the provisions of the Companies Act of Japan.

(ii) Notwithstanding the provisions of Section 1.2(e)(i), if any TEL Dissenting Shares shall lose their status as such (through failure to perfect, waiver, withdrawal or otherwise) prior to the TEL Merger Effective Time, then such shares shall be deemed automatically, as of the TEL Merger Effective Time, to have been converted into, and to represent only, the right to receive HoldCo Ordinary Shares in accordance with Section 1.2(d)(ii), without interest thereon, upon proper compliance with the procedures established in accordance with Section 1.8(d).

(iii) TEL shall give Applied prompt notice of: (A) any demand received from its stockholders prior to the TEL Merger Effective Time to require TEL to purchase the shares of TEL Common Stock pursuant to Section 785 of the Companies Act of Japan; (B) any withdrawal of such demand pursuant to Section 785(6) or 786(3) of the Companies Act of Japan; and (C) the opportunity to participate in all negotiations and proceedings with respect to any such demand. TEL shall not make any payment or settlement offer with respect to any such demand unless, prior thereto, Applied shall have consented in writing to such payment or settlement offer (which consent shall not be unreasonably withheld, conditioned or delayed).

1.3 The Applied Merger.

(a) Merger of Applied Merger Sub into Applied. Upon the terms and subject to the conditions set forth in this Agreement and the Implementation Schedule, at the Applied Merger Effective Time, Applied Merger Sub shall be merged with and into Applied. By virtue of the Applied Merger, at the Applied Merger Effective Time, the separate existence of Applied Merger Sub shall cease and Applied shall continue as the surviving corporation in the Applied Merger (the “Applied Surviving Corporation”).

(b) Effects of the Applied Merger. The Applied Merger shall have the effects set forth in this Agreement, the Applied Certificate of Merger, and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Applied Merger Effective Time, all of the property, rights, privileges, immunities, powers and franchises of Applied and Applied Merger Sub shall vest in the Applied Surviving Corporation, and all debts, liabilities and duties of Applied and Applied Merger Sub shall become the debts, liabilities and duties of the Applied Surviving Corporation.

(c) Certificate of Incorporation, Bylaws, Directors and Officers of Applied Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, at the Applied Merger Effective Time, by virtue of the Applied Merger and without any further action on the part of any Person:

(i) The Certificate of Incorporation of the Applied Surviving Corporation shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL.

(ii) The Bylaws of the Applied Surviving Corporation shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL.

(iii) The directors and officers of the Applied Surviving Corporation shall be the individuals mutually agreed upon by Applied and TEL.

(d) Conversion of Shares of Applied Common Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Applied Merger Effective Time, by virtue of the Applied Merger and without any further action on the part of any Person:

(i) any shares of Applied Common Stock held in Applied’s treasury or held, directly or indirectly, by any TEL Entity immediately prior to the Applied Merger Effective Time shall be cancelled and retired, and no consideration shall be paid or payable in respect thereof;

(ii) any shares of Applied Common Stock held, directly or indirectly, by any Applied Entity (other than Applied) immediately prior to the Applied Merger Effective Time shall continue to be so held, and no consideration shall be paid or payable in respect thereof;

(iii) except for Applied Dissenting Shares, if applicable, or as provided in Section 1.3(d)(i) and Section 1.3(d)(ii), and subject to Sections 1.5, 1.6 and 1.8, each share of Applied Common Stock issued and outstanding as of immediately prior to the Applied Merger Effective Time shall be automatically converted into the right to receive one fully paid HoldCo Ordinary Share (the ratio of one HoldCo Ordinary Share to one share of Applied Common Stock, as such ratio may be adjusted in accordance with Section 1.9, the “Applied Conversion Ratio”); and

(iv) each share of the common stock, $.01 par value per share, of Applied Merger Sub outstanding immediately prior to the Applied Merger Effective Time shall be converted into one fully paid and nonassessable share of common stock, $.01 par value per share, of the Applied Surviving Corporation.

(e) Applied Dissenting Shares.

(i) Notwithstanding anything to the contrary contained in this Agreement, shares of Applied Common Stock with respect to which appraisal rights are available under Section 262 of the DGCL, if any (it being understood that nothing set forth in this Agreement shall be deemed to imply, admit or establish the availability of any such appraisal rights in connection with the Contemplated Transactions) and which are held by a holder who, as of the Closing: (A) has made a proper demand for appraisal of such shares of Applied Common Stock in accordance with Section 262 of the DGCL; and (B) has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Applied Dissenting Shares” until such time as such holder withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive any HoldCo Ordinary Shares in accordance with Section 1.3(d)(iii), but shall be entitled only to such rights (if any) as are granted by the DGCL to a holder of Applied Dissenting Shares.

(ii) Notwithstanding the provisions of Section 1.3(e)(i), if any Applied Dissenting Shares shall lose their status as such (through failure to perfect, waiver, withdrawal or otherwise), then such shares shall be deemed automatically, as of the Applied Merger Effective Time, to have been converted into, and to represent only, the right to receive HoldCo Ordinary Shares in accordance with Section 1.3(d)(iii), without interest thereon, upon proper delivery of the Applied Stock Certificates or (in the case of Book Entry Shares) evidence of book-entry positions representing such shares.

(iii) Applied shall give TEL prompt notice of: (A) any demand for appraisal received from its stockholders prior to the Applied Merger Effective Time pursuant to Section 262 of the DGCL; (B) any withdrawal of such demand pursuant to Section 262 of the DGCL; and (C) the opportunity to participate in all negotiations and proceedings with respect to any such demand. Applied shall not make any payment or settlement offer with respect to any such demand unless, prior thereto, TEL shall have consented in writing to such payment or settlement offer (which consent shall not be unreasonably withheld, conditioned or delayed).

1.4 Assumption and Substitution of Equity Awards.

(a) At the Business Combination Effective Time, except as otherwise provided in Section 1.4(a)(ii):

(i) each Applied Option, Applied RSU and Applied Performance Unit that is outstanding and either unexercised (if exercise is required under the award), or not yet converted into or settled in shares of Applied Common Stock immediately prior to the Business Combination Effective Time, whether or not vested, shall be converted into and become a HoldCo Option, HoldCo RSU or HoldCo Performance Unit, as applicable, that is exercisable for, convertible into or otherwise entitles the holder to HoldCo Ordinary Shares, as applicable, and HoldCo shall assume such Applied Option, Applied RSU or Applied Performance Unit in accordance with the terms (as in effect as of immediately prior to the Business Combination Effective Time) of the Applied Equity Plans and the other agreements by which they are governed or evidenced as determined by the administrator of the applicable Applied Equity Plan, or the Applied Board or the applicable committee thereof, except as otherwise provided in this Section 1.4;

(ii) each TEL Subscription Right that is outstanding and either unexercised (if exercise is required under the award), or not yet converted into or settled in shares of TEL Common Stock immediately prior to the TEL Merger Effective Time, whether or not vested, shall, immediately prior to the TEL Merger Effective Time, be acquired by TEL for no consideration and cancelled, and shall, at the Business Combination Effective Time, be substituted with a HoldCo Subscription Right that is exercisable for, convertible into or otherwise entitles the holder to HoldCo Ordinary Shares, as applicable, with terms and conditions that are substantially the same as the terms and conditions governing the applicable TEL Subscription Right immediately prior to its cancellation, except as otherwise provided in this Section 1.4; and

(iii) each Applied Cash Award that is outstanding, unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with Applied immediately prior to the Business Combination Effective Time, shall be assumed by HoldCo in accordance with the terms (as in effect as of immediately prior to the Business Combination Effective Time) of the Applied Equity Plans and the other agreements by which they are governed or evidenced as determined by the administrator of the applicable Applied Equity Plan or the Applied Board or the applicable committee thereof, except as otherwise provided in this Section 1.4.

(b) As a result of the conversions and assumptions or substitutions, as applicable, of securities or other rights set forth in Section 1.4(a), from and after the Business Combination Effective Time: (i) each Applied Option, Applied RSU, Applied Performance Unit or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo may be exercised for or converted into solely HoldCo Ordinary Shares; (ii) the number of HoldCo Ordinary Shares subject to each Applied Option, Applied RSU, Applied Performance Unit or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo shall be determined by multiplying the number of shares of Applied Common Stock or TEL Common Stock that were subject to such Applied Option, Applied RSU, Applied Performance Unit or TEL Subscription Right immediately prior to the Business Combination Effective Time or, in the case of TEL Subscription Rights, the cancellation thereof in accordance with Section 1.4(a)(ii), by the Applied Conversion Ratio or the TEL Conversion Ratio, as applicable, and rounding the resulting number down to the nearest whole number of HoldCo Ordinary Shares (and any dividend equivalents credited to the account of each holder of an assumed Applied RSU or Applied Performance Unit as of the Business Combination Effective Time shall remain credited to such holder’s account immediately following the Business Combination Effective Time, subject to the terms and conditions of the applicable Applied Equity Plan and the applicable Applied RSU or Applied Performance Unit); (iii) the per share exercise price for the HoldCo Ordinary Shares issuable upon exercise of each Applied Option or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo shall be determined by dividing the per share exercise price of Applied Common Stock or TEL Common Stock subject to such Applied Option or TEL Subscription Right, as in effect immediately prior to the Business Combination Effective Time or, in the case of TEL Subscription Rights, the cancellation thereof in accordance with Section 1.4(a)(ii), by the Applied Conversion Ratio or the TEL Conversion Ratio, as applicable, and rounding the resulting exercise price up to the nearest whole cent or yen, as applicable; and (iv) any restriction on the exercise of any Applied Option or on the conversion, other settlement or payment of any Applied RSU, Applied Performance Unit or Applied Cash Award (together, the Applied Options, Applied RSU, Applied Performance Unit or Applied Cash Award, the “Applied Equity Awards”) or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo shall continue in full force and effect and the term, exercisability, vesting schedule, repurchase option, risk of forfeiture and other provisions of each Applied Equity Award or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo shall otherwise remain unchanged as a result of the assumption thereof; provided, however, that HoldCo Subscription Rights may contain any restrictions required for compliance with or exemption from applicable securities laws; provided, further, that the HoldCo Board or a committee thereof shall succeed to the authority and responsibility of the Applied Board or TEL Board or any committee of any such board, as applicable, with respect to each Applied Equity Award and TEL Subscription Right assumed or substituted for, as applicable, by HoldCo.

(c) To the extent any assumed Applied Equity Award would reasonably be expected to be, immediately prior to the Business Combination Effective Time, subject to any performance-based vesting or other performance conditions, the administrator of the applicable Applied Equity Plan or the Applied Board or the applicable committee thereof, may, prior to the Business Combination Effective Time, and after offering TEL an opportunity to provide input or to the extent permitted by this Agreement (including the Applied Disclosure Schedule), remove the applicable performance goals or make such adjustments, if any, to the applicable performance goals or conditions relating to such Applied Equity Awards as the administrator of the applicable Applied Equity Plan or the Applied Board or such applicable committee thereof may reasonably determine to be necessary or appropriate as a result of the consummation of the Business Combination, which adjustments shall, except as otherwise provided by this Agreement or determined by Applied after offering TEL an opportunity to provide input, take effect upon and be subject to the consummation of the Business Combination and, in each case, subject to and in accordance with the terms and conditions of the applicable Applied Equity Plans and the Applied Equity Awards as determined by the administrator of the applicable Applied Equity Plans or the Applied Board and/or such applicable committee thereof, and provided that, except with respect to adjustments permitted by this Agreement, any such adjustments do not prevent the assumption of such Applied Equity Awards under the terms of the applicable Applied Equity Plan.

(d) HoldCo shall file with the SEC, no later than 15 days after the date on which the Business Combination becomes effective, a registration statement on Form S-8 (or any successor or other appropriate form), if available for use by HoldCo, relating to: (i) the HoldCo Ordinary Shares issuable with respect to the Applied Equity Awards, Applied ESPP Options and TEL Subscription Rights assumed or substituted for, as applicable, by HoldCo in accordance with Sections 1.4(a) and 1.4(e); (ii) Restricted Shares converted into restricted HoldCo Ordinary Shares in accordance with Section 1.5; and (iii) any other securities issuable pursuant to any other employee benefit plans of any Applied Entity or TEL Entity that are assumed by HoldCo.

(e) At the Business Combination Effective Time, HoldCo will assume the Applied ESPPs and each option to purchase shares of Applied Common Stock under the Applied ESPPs (each, an “Applied ESPP Option”) that is outstanding as of the Business Combination Effective Time will be converted into and become an option to purchase HoldCo Ordinary Shares. Accordingly, from and after the Business Combination Effective Time: (i) each Applied ESPP Option assumed by HoldCo will be automatically exercised solely for HoldCo Ordinary Shares in accordance with the terms and conditions of the applicable Applied ESPP; (ii) each Applied ESPP Option so assumed by HoldCo shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Applied ESPP, except that the shares of Applied Common Stock reserved for issuance under the Applied ESPP shall be converted into that number of HoldCo Ordinary Shares equal to the product (rounded down to the nearest whole share) of the number of Applied Common Stock reserved for issuance under the Applied ESPP multiplied by the Applied Conversion Ratio and, for purposes of determining at what price HoldCo Ordinary Shares will be purchased under the assumed Applied ESPP Options, the fair market value per share of HoldCo Ordinary Shares at the beginning of each offering period in effect as of the Business Combination Effective Time shall be equal to the fair market value per share of the Applied Common Stock at the beginning of each such offering period divided by the Applied Conversion Ratio, rounded up to the nearest whole cent, and each applicable Applied ESPP Option shall be similarly adjusted as described in this clause “(ii);” and (iii) any restriction on an Applied ESPP Option, as set forth in the terms of the Applied ESPP under which it was granted or any award or subscription agreement thereunder, will continue in full force and effect notwithstanding such assumption or replacement, except as provided above. Further, the HoldCo Board or a committee thereof shall succeed to the authority and responsibility of the Applied Board or any committee thereof with respect to each assumed Applied ESPP Option and the administration of the Applied ESPP.

(f) Notwithstanding Section 4.15(a), but subject to Sections 4.15(e) and 4.15(f), if the TEL ESPP is in effect as of immediately prior to the TEL Merger Effective Time or if it has been previously terminated for reasons connected with the Contemplated Transactions, then at the Business Combination Effective Time, HoldCo shall either: (i) assume the TEL ESPP and cause such TEL ESPP to continue to be operated for the purchase of HoldCo Ordinary Shares in accordance with its terms as amended accordingly; (ii) allow, for the period beginning on the United States Closing Date and ending on the Benefit End Date, all TEL Continuing Employees to participate in the HoldCo ESPPs on the same terms and conditions as the other similarly situated participants in such HoldCo ESPPs, so long as such Person remains employed by HoldCo or one of its Subsidiaries; or (iii) ensure that, for the period beginning on the United States Closing Date and ending on the Benefit End Date, each TEL Continuing Employee who participated in the TEL ESPP as of immediately prior to the TEL Merger Effective Time and remains employed by HoldCo or one of its Subsidiaries shall receive either benefits or monetary value (with monetary value measured as the equivalent monetary value to the contributions TEL would have been obligated to contribute on behalf of such TEL Continuing Employee plus the monetary value of any ancillary Tax benefits or discounts that such TEL Continuing Employee would have realized by virtue of the participation in the TEL ESPP, as any such Tax benefits and discounts were in effect as of the last purchase date prior to the termination of the TEL ESPP) that are substantially similar to the benefits such TEL Continuing Employee would have received under such TEL ESPP if such TEL Continuing Employee had continued to participate in such TEL ESPP and such TEL ESPP had remained in effect at the same level as in effect immediately prior to the termination of the TEL ESPP.

(g) At the Business Combination Effective Time, if HoldCo determines it appropriate, HoldCo may assume any or all of the Applied Equity Plans. If HoldCo elects to so assume any Applied Equity Plan, then, under such Applied Equity Plan, HoldCo will be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Applied Equity Plan, as of the Business Combination Effective Time (including any shares returned to such share reserves as a result of the termination or forfeiture of a HoldCo equity award that is issued or granted as a result of the conversion of an Applied Option, Applied RSU or Applied Performance Unit pursuant to this Agreement, to the extent permitted by the terms and conditions of the applicable Applied Equity Plan), except that: (i) shares covered by such awards will be HoldCo Ordinary Shares; (ii) all references in such Applied Equity Plan to a number of shares will be deemed amended to refer instead to the number of HoldCo Ordinary Shares equal to the product (rounded down to the nearest whole share) of the applicable number referenced multiplied by the Applied Conversion Ratio; and (iii) the HoldCo Board or a committee thereof will succeed to the authority and responsibility of the Applied Board or any committee thereof with respect to the administration of such Applied Equity Plan.

(h) Prior to the Closing, each of Applied and TEL shall use its reasonable best efforts to take all actions that may be necessary under the Applied Equity Plans, the TEL Equity Plans and the TEL ESPP, respectively, or otherwise, including, if necessary, that TEL shall cause HoldCo to adopt one or more HoldCo Equity Plans and file any required registration statements (to the extent awards are not granted under an applicable exemption), to effectuate the provisions of this Section 1.4 and Section 1.5, and to ensure that, from and after the Business Combination Effective Time, holders of Applied Options, Applied RSUs, TEL Subscription Rights, Applied Performance Units, Applied Cash Awards and Applied ESPP Options and participants in the TEL ESPP will have only those rights with respect thereto specifically provided in this Section 1.4. Applied and TEL shall provide each other the opportunity to review and comment on any documents to be adopted by the other in order to effectuate the provisions of this Section 1.4 and Section 1.5.

1.5 Restricted Shares. If any shares of Applied Common Stock outstanding immediately prior to the Business Combination Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with Applied, or under which Applied has any rights (such shares, “Restricted Shares”), then (except to the extent provided in any binding agreement between Applied and the holder thereof): (a) the HoldCo Ordinary Shares issued in exchange for such Restricted Shares of Applied Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition; and (b) the certificates or book-entry positions, as the case may be, representing such shares of Applied Common Stock may accordingly be marked with appropriate legends reflecting such restrictions; provided, however, that the HoldCo Board or a committee thereof shall succeed to the authority and responsibility of the Applied Board or any committee thereof, as applicable, with respect to each Restricted Share converted into a restricted HoldCo Ordinary Share. To the extent any Restricted Shares are, immediately prior to the Business Combination Effective Time, subject to any performance-based vesting or other performance conditions, the administrator of the applicable Applied Equity Plan or the Applied Board or the applicable committee thereof, may, prior to the Business Combination Effective Time, to the extent permitted by this Agreement (including the Applied Disclosure Schedule), remove applicable performance goals and/or make such adjustments, if any, to the applicable performance goals or conditions relating to such Restricted Shares as such administrator of the applicable Applied Equity Plan or the Applied Board or the applicable committee thereof may reasonably determine to be necessary or appropriate as a result of the consummation of the Business Combination, which adjustments shall, except as otherwise provided by this Agreement, take effect upon the Business Combination Effective Time and be subject to the consummation of the Business Combination and, in each case, subject to and in accordance with the terms and conditions of the applicable Applied Equity Plan and the Applied Restricted Share agreement, and provided that, except with respect to adjustments permitted by this Agreement, any such adjustments do not prevent the assumption of such Applied Equity Awards under the terms of the applicable Applied Equity Plan. Prior to the Business Combination Effective Time, Applied shall use its reasonable best efforts to ensure that, from and after the Business Combination Effective Time, HoldCo is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

1.6 Fractional Shares.

(a) No fractional HoldCo Ordinary Shares shall be issued in connection with the Business Combination or the other Contemplated Transactions, and no certificates or scrip for any such fractional shares shall be issued.

(b) Any holder of shares of Applied Common Stock who would otherwise be entitled to receive a fraction of a HoldCo Ordinary Share (after aggregating all fractional HoldCo Ordinary Shares issuable to such holder) pursuant to Section 1.3 of this Agreement shall, in lieu of such fraction of a share and upon surrender of such holder’s Applied Stock Certificate(s) or cancellation of such holder’s Book Entry Shares of Applied Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, equal to such holder’s pro rata share of the Net Fractional Share Proceeds. The aggregate of all fractional HoldCo Ordinary Shares to which the holders of Applied Common Stock would be entitled if not for the prohibition on issuance of fractional shares set forth in Section 1.6(a), rounded down to the nearest whole share, is referred to herein as the “Excess HoldCo Share Number.”

(c) As promptly as reasonably practicable after the Business Combination Effective Time, HoldCo shall, to the extent reasonably practicable and in a manner consistent with applicable Legal Requirements, cause the Excess HoldCo Share Number of HoldCo Ordinary Shares to be sold by the Exchange Agent in a commercially reasonable manner, and to cause the Exchange Agent to distribute a cash amount equal to the pro rata share of the proceeds raised from such sale, minus applicable commissions, transfer Taxes and other out-of-pocket transaction costs incurred in connection with such sale (such cash amount, the “Net Fractional Share Proceeds”), to the Applied stockholders who would have been entitled to fractional HoldCo Ordinary Shares in accordance with their pro rata share of such proceeds.

(d) Any holder of TEL Common Stock who would otherwise be entitled to receive a fraction of a HoldCo Ordinary Share (after aggregating all fractional HoldCo Ordinary Shares issuable to such holder) at the TEL Merger Effective Time shall, in lieu of such fraction of a HoldCo Ordinary Share, be paid in cash the yen amount (rounded as necessary up to the nearest whole yen) equal to: (i) the fraction of a HoldCo Ordinary Share such TEL stockholder would otherwise have been entitled to receive pursuant to Section 1.2 of this Agreement; multiplied by (ii) the quotient of (A) the volume-weighted average price per share of TEL Common Stock on the Tokyo Stock Exchange for the five consecutive trading days preceding (but not including) the date on which TEL Common Stock is delisted from the Tokyo Stock Exchange prior to the TEL Merger Effective Time divided by (B) the TEL Conversion Ratio.

1.7 Closing of Applied Transfer Books; No Further Transfer of TEL Shares.

(a) At the Applied Merger Effective Time: (i) except for shares of Applied Common Stock that continue to be held by an Applied Entity in accordance with Section 1.3(d)(ii), and subject to Section 1.3(e), all shares of Applied Common Stock outstanding immediately prior to the Applied Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of Book Entry Shares of Applied Common Stock or of Applied Stock Certificate(s) shall cease to have any rights as stockholders of Applied, except the right to receive: (A) HoldCo Ordinary Shares as contemplated by Section 1.3; (B) cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6; and (C) any dividends or other distributions, if any, pursuant to Section 1.8(e); and (ii) the stock transfer books of Applied shall be closed with respect to all shares of Applied Common Stock outstanding immediately prior to the Applied Merger Effective Time (except for shares of Applied Common Stock that continue to be held by an Applied Entity in accordance with Section 1.3(d)(ii)). No further transfer (or registrations of transfer) of any such shares of Applied Common Stock shall be made on such stock transfer books after the Applied Merger Effective Time. If, after the Applied Merger Effective Time, a valid certificate previously representing any shares of Applied Common Stock outstanding immediately prior to the Applied Merger Effective Time (an “Applied Stock Certificate”) or a Book Entry Share of Applied Common Stock is presented to the Exchange Agent or to the Applied Surviving Corporation or HoldCo, such Applied Stock Certificate or Book Entry Share of Applied Common Stock shall be canceled and shall be exchanged as provided in Section 1.8.

(b) At the TEL Merger Effective Time: (i) except for shares of TEL Common Stock that cease to exist in accordance with Section 1.2(d)(i) (including TEL Dissenting Shares), all shares of TEL Common Stock outstanding immediately prior to the TEL Merger Effective Time shall automatically cease to exist, and all holders of TEL Common Stock shall cease to have any rights as stockholders of TEL, except the right to receive: (A) HoldCo Ordinary Shares as contemplated by Section 1.2; (B) cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6(d); and (C) dividends or other distributions, if any, pursuant to Section 1.8(e); and (ii) the stock transfer books of TEL shall be closed with respect to all shares of TEL Common Stock outstanding immediately prior to the TEL Merger Effective Time. No further transfer (or registration of transfers) of any such shares of TEL Common Stock shall be made on such stock transfer books after the TEL Merger Effective Time. After the TEL Merger Effective Time, except for shares of TEL Common Stock that will cease to exist in accordance with Section 1.2(d)(i) (including TEL Dissenting Shares), Persons who held Book-Entry Shares of TEL Common Stock as of immediately prior to the TEL Merger Effective Time shall be entitled to receive HoldCo Ordinary Shares in accordance with the exchange procedures provided in Section 1.8 or agreed upon pursuant to Section 4.13.

1.8 Exchange of Certificates and Cancellation of Book-Entry Positions.

(a) Prior to the Japan Closing Date, Applied and TEL shall mutually agree upon a bank or trust company to act as exchange agent in the Business Combination (the “Exchange Agent”). Prior to the Business Combination Effective Time: (i) TEL Merger Sub shall cause to be deposited with the Exchange Agent, for the benefit of the holders of TEL Common Stock, the number of HoldCo Ordinary Shares necessary to effect the TEL Merger; and (ii) Applied U.S. HoldCo shall cause to be deposited with the Exchange Agent, for the benefit of the holders of Applied Common Stock, the number of HoldCo Ordinary Shares necessary to effect the Applied Merger. The HoldCo Ordinary Shares so deposited with the Exchange Agent, together with all cash in lieu of fractional HoldCo Ordinary Shares as contemplated by Section 1.6 and any dividends or distributions received by the Exchange Agent with respect to such HoldCo Ordinary Shares as contemplated by Section 1.8(e), if any, are referred to collectively as the “Exchange Fund.”

(b) Promptly after the Business Combination Effective Time, HoldCo shall cause the Exchange Agent to mail to the Persons who were record holders of Applied Stock Certificates or who held Book Entry Shares of Applied Common Stock immediately prior to the Applied Merger Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Applied, TEL and the Exchange Agent shall agree prior to the Closing (including a provision confirming that delivery of Applied Stock Certificates or cancellation of book-entry positions representing Book Entry Shares of Applied Common Stock shall be effected, and risk of loss and title to Applied Stock Certificates shall pass, only upon proper delivery of such Applied Stock Certificates or evidence of such book-entry positions representing Book Entry Shares of Applied Common Stock to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Applied Stock Certificates or cancellation of book-entry positions representing Book Entry Shares of Applied Common Stock in exchange for HoldCo Ordinary Shares, cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, received by the Exchange Agent with respect to such HoldCo Ordinary Shares as contemplated by Section 1.8(e). Upon surrender of Applied Stock Certificates or presentation of evidence of book-entry positions representing Book Entry Shares of Applied Common Stock to the Exchange Agent for exchange, together with a duly completed and validly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or HoldCo: (A) the holder of such Applied Stock Certificates or Book Entry Shares of Applied Common Stock shall be entitled to receive in exchange therefor the number of whole HoldCo Ordinary Shares that such holder has the right to receive pursuant to the provisions of Section 1.3 (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)); and (B) the Applied Stock Certificates or Book Entry Shares of Applied Common Stock so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Applied Stock Certificate and, until cancelled as contemplated by this Section 1.8(b), each Book Entry Share of Applied Common Stock shall be deemed, from and after the Applied Merger Effective Time, to represent only the right to receive HoldCo Ordinary Shares as contemplated by Section 1.3 (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)). If any Applied Stock Certificate shall have been lost, stolen or destroyed, HoldCo may, in its reasonable discretion and as a condition to the issuance of any certificate representing HoldCo Ordinary Shares, require the owner of such lost, stolen or destroyed Applied Stock Certificate to provide an appropriate affidavit of that fact and to deliver a bond (in such sum as HoldCo may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, HoldCo, Applied or TEL with respect to such Applied Stock Certificate.

(c) If any of the HoldCo Ordinary Shares (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)) is to be issued to a Person other than the Person in whose name the surrendered Applied Stock Certificate or the transferred Book Entry Share of Applied Common Stock, as applicable, is registered, it shall be a condition to such issuance that: (i) such Applied Stock Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book Entry Share of Applied Common Stock shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Applied Stock Certificate or Book Entry Share of Applied Common Stock, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) With respect to the conversion of TEL Common Stock into the right to receive HoldCo Ordinary Shares as contemplated by the TEL Merger Agreement, each of the Parties shall use its reasonable best efforts to establish procedures prior to the TEL Stockholders’ Meeting to facilitate the prompt delivery of HoldCo Ordinary Shares (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)) as contemplated by the TEL Merger Agreement upon presentation of evidence of book-entry positions representing Book Entry Shares of TEL Common Stock. The Parties acknowledge that such procedures shall be substantially in accordance with the provisions of Section 1.8(b) as applied to the former stockholders of Applied Common Stock, but will take into account the operational and other issues with respect to the actual delivery of the HoldCo Ordinary Shares to former holders of TEL Common Stock based upon the efforts of the Parties pursuant to Section 4.13.

(e) No dividends or other distributions declared or made with respect to HoldCo Ordinary Shares with a record date after the Business Combination Effective Time shall be paid or otherwise delivered to the holder of any unsurrendered Applied Stock Certificate or to the holder of any Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, in each case, with respect to the HoldCo Ordinary Shares that such holder has the right to receive in connection with the Business Combination until such holder surrenders such Applied Stock Certificate or causes the book-entry positions representing such Book Entry Shares to be cancelled in accordance with this Section 1.8 (at which time such holder shall be entitled, subject to the effect of any applicable abandoned property law, escheat laws or other similar Legal Requirements, to receive all such dividends and distributions, without interest).

(f) Any portion of the Exchange Fund that remains undistributed to holders of Applied Stock Certificates, Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, as the case may be, as of the date that is one year after the date on which the Business Combination Effective Time shall be delivered to HoldCo upon demand, and any holders of Applied Stock Certificates, Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, as the case may be, who have not theretofore surrendered their Applied Stock Certificates or caused to be cancelled the book-entry positions representing their Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, as the case may be, in accordance with this Section 1.8 shall thereafter look only to HoldCo for, and be entitled to receive from HoldCo, satisfaction of their claims for HoldCo Ordinary Shares, cash in lieu of fractional HoldCo Ordinary Shares and any dividends or distributions, if any, with respect to HoldCo Ordinary Shares.

(g) Notwithstanding anything in this Agreement to the contrary, each of the Exchange Agent, HoldCo, the Applied Surviving Corporation, Applied U.S. HoldCo, TEL and TEL Surviving Corporation, as applicable, shall be entitled to deduct and withhold from any consideration payable and any other payment otherwise deliverable pursuant to this Agreement to any holder or former holder of any Applied Common Stock, TEL Common Stock, Applied Option, Applied RSU, Applied Performance Unit, Applied Cash Award or TEL Subscription Right, as applicable, such amounts as may be required to be deducted or withheld from such payment under any provision of Tax law or under any other applicable Legal Requirement. The Exchange Agent, HoldCo, the Applied Surviving Corporation, Applied U.S. HoldCo, TEL and TEL Surviving Corporation, as the case may be, shall timely deliver the amounts so deducted or withheld to the appropriate Governmental Body. To the extent such amounts are so deducted, withheld, deposited or timely paid over to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(h) Any portion of the Exchange Fund remaining unclaimed by holders of Applied Stock Certificates, Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, as the case may be, as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any public official shall, to the extent permitted by applicable Legal Requirements, become the property of HoldCo free and clear of any claims or interest of any Person previously entitled thereto. None of HoldCo, the Applied Surviving Corporation, the TEL Surviving Corporation, the Exchange Agent or any other Person shall be liable to any holder or former holder of Applied Common Stock or TEL Common Stock or to any other Person with respect to any HoldCo Ordinary Shares (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or other similar Legal Requirement.

1.9 Adjustments. If, during the period from the date of this Agreement through the Business Combination Effective Time, the outstanding shares of Applied Common Stock or TEL Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction, or a record date with respect to any such event shall occur during such period, then the Applied Conversion Ratio and TEL Conversion Ratio, as the case may be, shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 1.9 shall be construed as permitting Applied or TEL to take any action or enter into any transaction otherwise prohibited by this Agreement.

2.	FORMATION OF ENTITIES; PRE-CLOSING STEPS; CORPORATE GOVERNANCE MATTERS

2.1 Formation of Entities. Unless otherwise agreed to by Applied and TEL:

(a) on a date to be mutually agreed by Applied and TEL prior to the filing of the Form S-4 Registration/Proxy Statement, TEL shall cause HoldCo to be formed as a public limited company (naamloze vennootschap) under the laws of the Netherlands, which, from the date of its formation until immediately prior to the TEL Merger Effective Time, will be a wholly owned Subsidiary of TEL;

(b) prior to the TEL Merger Effective Time, TEL shall cause: (i) the stockholders of HoldCo to adopt by notarial deed the Articles of Association of HoldCo to be substantially in the form of Exhibit D; and (ii) the HoldCo Board to adopt the rules for the HoldCo Board in substantially the form of Exhibit E (the “HoldCo Board Rules”) and the rules for the Executive Board/Staff in substantially the form set forth in Schedule 2.2(c) (the “Executive Board Rules”), in each case to be in effect as of the Business Combination Effective Time;

(c) the name of HoldCo will be mutually agreed to by Applied and TEL prior to the Closing;

(d) prior to the Business Combination Effective Time, Applied and TEL shall cause the entities described on the Implementation Schedule to be formed in the manner and at the times described on the Implementation Schedule;

(e) prior to the Business Combination Effective Time, Applied and TEL shall cause the other actions described on the Implementation Schedule to be taken at the times described on the Implementation Schedule; and

(f) as of immediately following the Business Combination Effective Time, the operational headquarters of HoldCo will be in both Santa Clara, CA and Tokyo, Japan.

2.2 Board of Directors and Executive Officers of HoldCo.

(a) Unless otherwise agreed to by Applied and TEL, the Parties shall cause the HoldCo Board to consist, at the Business Combination Effective Time, of eleven members as identified on Exhibit F. The Parties agree that seven directors shall qualify as “independent directors” under the applicable rules of the Nasdaq Global Select Market and applicable rules of the SEC as indicated on Exhibit F.

(b) Unless otherwise agreed to by Applied and TEL, the Parties shall cause the Chairman of the HoldCo Board, the Vice Chairmen of the HoldCo Board, the Chief Executive Officer of HoldCo and the Chief Financial Officer of HoldCo at the Business Combination Effective Time to be the individuals identified as such on Schedule 2.2(b).

(c) Unless otherwise agreed to by Applied and TEL, the Parties shall cause the Executive Staff/Board (as that term is defined in the Articles of Association of HoldCo) to consist, at the Business Combination Effective Time, of the individuals identified on Schedule 2.2(c).

(d) The Parties agree that HoldCo’s board composition and criteria regarding the independence of directors may deviate from the relevant provisions of the Dutch Corporate Governance Code.

2.3 Nominating Committee of HoldCo. Unless otherwise agreed to by Applied and TEL, the Parties shall cause the nominating committee of the HoldCo Board to consist, at the Business Combination Effective Time, of three members, one of whom shall be one of the non-executive directors selected by Applied, one of whom shall be one of the non-executive directors selected by TEL and one of whom shall be the non-executive director jointly selected by Applied and TEL, with the Chairman of the Board of Applied and the Chairman of the Board of TEL immediately prior to the Business Combination Effective Time jointly selecting the initial members of the nominating committee based on the foregoing provisions of this Section 2.3.

2.4 Other Actions. If, in connection with pending approval of the Contemplated Transactions, any Governmental Body having jurisdiction in connection with obtaining any required approval of any Contemplated Transaction requires an amendment or modification to: (a) any of the documents described in Section 2.1(b); (b) any similar documents contemplated by the Implementation Schedule; (c) any transactions set forth on the Implementation Schedule; or (d) the corporate structure of HoldCo and its Subsidiaries contemplated by this Agreement (including the Implementation Schedule) to be in effect as of the Business Combination Effective Time (the matters described in the immediately preceding clauses “(a)” through “(d),” collectively, the “Corporate Governance Structure”), then each of Applied and TEL agree to cooperate and negotiate (with each other and with such Governmental Body) in good faith to resolve such Governmental Body’s objections to the Corporate Governance Structure and, if necessary, to use its reasonable best efforts to cause to be amended or modified, the Corporate Governance Structure in a manner that satisfies the requirements of such Governmental Body in all material respects while concurrently preserving the form and substance of, and the intended balances and other intentions motivating, the Corporate Governance Structure to the maximum extent possible in light of such Governmental Body’s requirements.

3.	REPRESENTATIONS AND WARRANTIES OF APPLIED AND TEL

Subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Applied Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; (b) any exception or disclosure set forth in any other part or subpart of the Applied Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty; and (c) any exception or disclosure set forth in any of: (i) Applied’s annual report on Form 10-K for the fiscal year ended October 28, 2012; (ii) (A) Applied’s quarterly reports on Form 10-Q; and (B) Applied’s current reports on Form 8-K, in the case of clauses “(A)” and “(B),” filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) after October 28, 2012, in each case, that were publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) for at least two full Business Days prior to the date of this Agreement (collectively, the “Applied Reports”) (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections of any Applied Reports or any other disclosure in any Applied Report to the extent that such disclosure is predictive or forward-looking in nature) to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty, Applied represents and warrants to TEL as follows in this Section 3 (it being understood, that Applied: (x) shall only be deemed to be making representations and warranties relating to the Applied Entities and the assets, liabilities, capitalization, employees, relationships and other attributes of the Applied Entities; and (y) shall not be deemed to be making any representation and warranty relating to any TEL Entity or any assets, liabilities, capitalization, employees, relationships or other attributes of any TEL Entity).

Subject to: (a) the exceptions and disclosures set forth in the part or subpart of the TEL Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; (b) any exception or disclosure set forth in any other part or subpart of the TEL Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty; and (c) any exception or disclosure set forth in any of: (i) TEL’s annual report for the fiscal year ended March 31, 2013 filed with the Japanese Financial Services Agency (the “FSA”); and (ii) (A) TEL’s quarterly reports; and (B) TEL’s extraordinary reports, in the case of clauses “(A)” and “(B),” filed with or furnished to the FSA after March 31, 2013, in each case, that were publicly available on the FSA’s EDINET for at least two full Business Days prior to the date of this Agreement (collectively, the “TEL Reports”) (other than disclosures in the “Issues to be Addressed,” “Business and Other Risks” or “Plans for New Construction or Disposal of Facilities” sections of any TEL Reports or any other disclosure in any TEL Report to the extent that such disclosure is predictive or forward-looking in nature) to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty, TEL represents and warrants to Applied as follows in this Section 3 (it being understood, that TEL: (x) shall only be deemed to be making representations and warranties relating to the TEL Entities and the assets, liabilities, capitalization, employees, relationships and other attributes of the TEL Entities; and (y) shall not be deemed to be making any representation and warranty relating to any Applied Entity or any assets, liabilities, capitalization, employees, relationships or other attributes of any Applied Entity).

3.1 Due Organization; Etc.

(a) Each Applied Entity and each TEL Entity is an Entity duly organized, validly existing and in good standing (or equivalent status, if any) under the laws of the jurisdiction of its incorporation or formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in the case of clauses “(i)” through “(iii)” of this sentence, as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(b) Each Applied Entity and each TEL Entity (in jurisdictions that recognize the following concepts) is qualified to do business as the applicable type of Entity, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(c) No Applied Entity and no TEL Entity has agreed or is obligated to make, or is bound by any Contract under which it is or may become obligated to make, any future investment in or capital contribution to any other Entity, in each case, in excess of $5,000,000 individually or $30,000,000 in the aggregate.

3.2 Certificate of Incorporation and Bylaws. Each of Applied and TEL has Made Available to the other accurate and complete copies of its certificate of incorporation and bylaws (or similar documents), including all amendments thereto.

3.3 Capitalization, Etc.

(a) As of the close of business on September 18, 2013 (Pacific time):

(i) the authorized capital stock of Applied consists of: (A) 2,500,000,000 shares of Applied Common Stock, of which 1,204,053,948 shares have been issued and are outstanding; and (B) 1,000,000 shares of Applied Preferred Stock, of which no shares have been issued or are outstanding;

(ii) Applied holds 717,020,038 shares of its capital stock in its treasury;

(iii) 649,250 shares of Applied Common Stock are Restricted Shares;

(iv) 4,336,046 shares of Applied Common Stock are subject to issuance pursuant to Applied Options;

(v) 160,699,060 shares of Applied Common Stock are reserved for future issuance pursuant to Applied RSUs;

(vi) 109,000 shares of Applied Common Stock are reserved for future issuance pursuant to Applied Performance Units;

(vii) 40,362,556 shares of Applied Common Stock are reserved for issuance under the Applied ESPPs; and

(viii) no shares of Applied Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the Applied Equity Plans, other than the Applied ESPPs.

From the close of business on September 18, 2013 (Pacific time) to the date of this Agreement, there have been no issuances by Applied of shares of capital stock or voting securities of, or other equity interests in, Applied, other than the issuance of Applied Common Stock: (A) in connection with the Applied ESPP; (B) upon the exercise of Applied Options; or (C) upon the vesting or settlement of Applied RSUs, Applied Performance Units, Restricted Shares of Applied Common Stock, or other Applied Equity Awards, in each case, that were outstanding at the close of business on September 18, 2013 (Pacific time) and in accordance with their terms in effect at such time. All of the outstanding shares of Applied Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(b) As of the close of business on September 20, 2013 (Japan time):

(i) the authorized capital stock of TEL consists of 300,000,000 shares of TEL Common Stock, of which 179,187,684 shares have been issued and are outstanding;

(ii) TEL holds 1,423,227 shares of its capital stock in its treasury;

(iii) 4,980 TEL Subscription Rights have been issued and are outstanding, and 497,800 shares of TEL Common Stock are subject to those outstanding TEL Subscription Rights; and

(iv) no shares of TEL Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the TEL Equity Plans or the TEL ESPP.

From the close of business on September 20, 2013 (Japan time) to the date of this Agreement, there have been no issuances by TEL of shares of capital stock or voting securities of, or other equity interests in, TEL, other than the issuance of TEL Common Stock upon the vesting, exercise or settlement of TEL Subscription Rights that were outstanding at the close of business on September 20, 2013 (Japan time) and in accordance with their terms in effect at such time. All of the outstanding shares of TEL Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(c) (i) None of the outstanding shares of Applied Common Stock or TEL Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, except that any Restricted Share of Applied Common Stock is subject to forfeiture to or a right of repurchase in favor of Applied; (ii) none of the outstanding shares of Applied Common Stock or TEL Common Stock is subject to any right of first refusal in favor of Applied and TEL, respectively; and (iii) there is no Contract of Applied or TEL relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Applied Common Stock or TEL Common Stock, or any securities of any Significant Subsidiary of any of any Applied Entity or TEL Entity. Except pursuant to the TEL ESPP, none of the Applied Entities or TEL Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Applied Common Stock or TEL Common Stock.

(d) Each of Applied and TEL has Made Available to the other accurate and complete copies of all equity plans pursuant to which it has granted any outstanding Restricted Shares, Applied Equity Awards, Applied ESPP Options and TEL Subscription Rights, and the forms of all Restricted Share, Applied Equity Award, Applied ESPP Option and TEL Subscription Right agreements evidencing such awards.

(e) Except as set forth in Sections 3.3(a) and 3.3(b), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Applied Entities or TEL Entities; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Applied Entities or TEL Entities; (iii) outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the Applied Entities or TEL Entities; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Applied Entities or TEL Entities is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f) All outstanding shares of Applied Common Stock and TEL Common Stock, and all options and other securities of the Applied Entities and TEL Entities, have been issued and granted in compliance: (i) in all material respects with all applicable securities laws and other applicable Legal Requirements; and (ii) with all requirements set forth in applicable Contracts, except where the failure to be so issued or granted, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(g) All of the outstanding shares of capital stock of each of the Applied Subsidiaries and TEL Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by Applied and TEL, respectively, (except with respect to those Applied Subsidiaries or TEL Subsidiaries organized under the laws of jurisdictions where shares of capital stock are required under applicable Legal Requirements to be held by one or more directors, employees or agents of such Subsidiary, in which case, such directors, employees or agents may hold de minimis amounts of such capital stock that do not adversely affect Applied’s or TEL’s control or governance thereof in any material respect), free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities laws).

3.4 Securities Filings; Financial Statements; Absence of Liabilities.

(a) All statements, reports, schedules, forms and other documents required to have been filed by Applied or TEL with the SEC or the FSA (or the applicable Local Finance Bureau to which the FSA has delegated the relevant authority), respectively, have been so filed on a timely basis. None of Applied’s or TEL’s Subsidiaries is required to file any documents with the SEC or the FSA. As of the time it was filed with the SEC or FSA (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Applied Reports and TEL Reports, respectively, complied as to form in all material respects with the applicable requirements under applicable Legal Requirements; and (ii) none of the Applied Reports or TEL Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected (A) in the case of Applied Reports or TEL Reports filed on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing of the applicable amending or superseding Applied Report or TEL Report, and (B) in the case of Applied Reports or TEL Reports filed after the date of this Agreement that are amended or superseded prior to the Closing, by the filing of the applicable amending or superseding Applied Report or TEL Report.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Applied Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP, in each case, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any applicable successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present the consolidated financial position of Applied and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Applied and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the Applied Entities are required by GAAP to be included in the consolidated financial statements of Applied contained or incorporated by reference in the Applied Reports.

(c) The financial statements (including any related notes) contained or incorporated by reference in the TEL Reports: (i) complied as to form in all material respects with the published rules and regulations of the FSA applicable thereto; (ii) were prepared in accordance with Japanese GAAP, in each case, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted under applicable Legal Requirements regulating the form and content of TEL’s disclosure of such unaudited financial statements, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present the consolidated financial position of TEL and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of TEL and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the TEL Entities are required by Japanese GAAP to be included in the consolidated financial statements of TEL contained or incorporated by reference in the TEL Reports.

(d) Each of Applied and TEL maintains a system of internal controls over financial reporting which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and Japanese GAAP, as the case may be, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Applied Entities and TEL Entities, respectively; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and Japanese GAAP, as the case may be, and that receipts and expenditures are being made only in accordance with authorizations of management and directors of Applied and TEL, as the case may be; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Applied and TEL, as the case may be, that could have a material effect on their respective financial statements. To the Knowledge of Applied, since October 28, 2012, and to the Knowledge of TEL, since March 31, 2013, neither Applied nor any of its Subsidiaries nor TEL nor any of its Subsidiaries, respectively, nor any of their respective independent accountants has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting utilized by the Applied Entities or TEL Entities, as the case may be; (B) any illegal act or fraud, whether or not material, that involves any of the Applied Entities’ or TEL Entities’ respective management or other employees; or (C) any claim or allegation regarding any of the foregoing.

(e) None of the Applied Entities or TEL Entities has any Liabilities of the type required to be reflected in financial statements or the notes thereto prepared in accordance with GAAP (in the case of the Applied Entities) or Japanese GAAP (in the case of the TEL Entities), in each case, except for: (i) liabilities identified as such, or specifically reserved against, in the Applied Unaudited Balance Sheet or TEL Unaudited Balance Sheet, as the case may be; (ii) liabilities that have been incurred by such Applied Entity or TEL Entity since the date of the Applied Unaudited Balance Sheet and the TEL Unaudited Balance Sheet, respectively, in the ordinary course of business consistent with past practices; (iii) liabilities for performance of obligations of such Applied Entity or TEL Entity pursuant to the express terms of Applied Contracts and TEL Contracts, respectively; (iv) liabilities under this Agreement or incurred in connection with the Contemplated Transactions; and (v) liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

3.5 Absence of Changes. Between July 28, 2013 and the date of this Agreement (in the case of Applied) and between June 30, 2013 and the date of this Agreement (in the case of TEL):

(a) there has not been any Material Adverse Effect on Applied or any Material Adverse Effect on TEL, and no event has occurred and no circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have such a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be; and

(b) none of the Applied Entities or TEL Entities has entered into, or agreed or committed to enter into, any material transaction or taken, or agreed or committed to take, any other material action, in each case outside the ordinary course of business consistent with past practices, other than the Business Combination and the other Contemplated Transactions.

3.6 Owned Assets; Leased Assets.

(a) The Applied Entities and TEL Entities own, and have good and valid title to, free and clear of any Encumbrances, all assets purported to be owned by them, including: (i) all assets reflected on the Applied Unaudited Balance Sheet and the TEL Unaudited Balance Sheet, respectively (except for assets sold or otherwise disposed of in the ordinary course of business since the respective dates thereof); and (ii) all other assets reflected in the respective books and records of the Applied Entities and TEL Entities as being owned thereby, respectively, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(b) The Applied Entities and TEL Entities are the lessees of, hold valid leasehold interests in, and enjoy undisturbed possession of, all assets purported to have been leased by them, including: (i) all assets reflected as leased on the Applied Unaudited Balance Sheet and the TEL Unaudited Balance Sheet, respectively; and (ii) all other assets reflected in the books and records of the Applied or TEL Entities, respectively, as being leased to the Applied or TEL Entities, respectively, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

3.7 Intellectual Property.

(a) The Applied Entities and TEL Entities exclusively own or hold (beneficially and of record, where applicable) all right, title and interest to and in the Applied IP and TEL IP, respectively, free and clear of any Encumbrances, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(b) All Applied Material Registered IP and all TEL Material Registered IP is, to the Knowledge of Applied and to the Knowledge of TEL, respectively, valid, subsisting and enforceable, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(c) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Applied IP or TEL IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Applied IP or TEL IP, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(d) To the Knowledge of Applied and to the Knowledge of TEL, none of the Applied Entities or TEL Entities, respectively, and none of the Applied IP, Applied Products or Applied

Product Software or TEL IP, TEL Products or TEL Product Software, respectively, has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

3.8 Contracts.

(a) Part 3.8(a) of the Applied Disclosure Schedule and Part 3.8(a) of the TEL Disclosure Schedule identifies each Applied Contract or TEL Contract, respectively, that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Contracts shall be deemed to constitute a “Material Contract”:

(i) a “material contract” (as defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) (regardless of whether or not such Item is applicable to such Contract) and any Contract that is or was required to be filed by Applied or TEL with the SEC or FSA, respectively;

(ii) any Contract that, taken individually or together with one or more purchase orders, service orders, invoices or similar sub-Contracts or ancillary documents executed or delivered thereunder or pursuant thereto or to the same customer: (A) involved: (1) the payment or delivery of cash or other consideration to any Applied Entity or any TEL Entity; or (2) the performance of services by any Applied Entity or any TEL Entity, in the case of clauses “(1)” and “(2),” in an aggregate amount, or having an aggregate value, in excess of $300,000,000 in (with respect to Contracts of Applied) Applied’s last-ended fiscal year or (with respect to Contracts of TEL) TEL’s last-ended fiscal year; or (B) requires by its terms: (1) the payment or delivery of cash or other consideration to any Applied Entity or any TEL Entity; or (2) the performance of services by any Applied Entity or any TEL Entity, in the case of clauses “(1)” and “(2),” in an aggregate amount, or having an aggregate value, in excess of $300,000,000 in (with respect to Contracts of Applied) Applied’s current fiscal year or after the date of this Agreement or (with respect to Contracts of TEL) TEL’s current fiscal year or after the date of this Agreement;

(iii) any Contract that: (A) involved: (1) the payment or delivery of cash or other consideration by any Applied Entity or any TEL Entity; or (2) the performance of services for the benefit of any Applied Entity or any TEL Entity, in the case of clauses “(1)” and “(2),” in an aggregate amount, or having an aggregate value, in excess of $50,000,000 in (with respect to Contracts of Applied) Applied’s last-ended fiscal year or (with respect to Contracts of TEL) TEL’s last-ended fiscal year; or (B) requires by its terms: (1) the payment or delivery of cash or other consideration by any Applied Entity or any TEL Entity; or (2) the performance of services for the benefit of any Applied Entity or any TEL Entity, in the case of clauses “(1)” and “(2),” in an aggregate amount, or having an aggregate value, in excess of $50,000,000 in (with respect to Contracts of Applied) Applied’s current fiscal year or after the date of this Agreement or (with respect to Contracts of TEL) TEL’s current fiscal year or after the date of this Agreement;

(iv) any Contract that: (A) involved the disposition of any assets or line of business with a fair market value in excess of $25,000,000 in Applied’s or TEL’s last-ended fiscal year; or (B) requires by its terms the disposition of any assets or line of business with a fair market value in excess of $25,000,000 in Applied’s or TEL’s current fiscal year or after the date of this Agreement;

(v) any Contract restricting the payment by Applied or TEL of dividends;

(vi) any Contract that would materially restrict the business of HoldCo and its Subsidiaries following the Closing; and

(vii) any other Contract, the termination of which would reasonably be expected to have a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

Applied has Made Available to TEL, and TEL has Made Available to Applied, each Applied Contract and TEL Contract, respectively, that constitutes a Material Contract as of the date of this Agreement.

(b) Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be:

(i) each Applied Contract and TEL Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms;

(ii) none of the Applied Entities or TEL Entities has violated or breached in any material respect, or committed any default in any material respect under, any Applied Contract or TEL Contract, respectively; and

(iii) to the Knowledge of Applied and to the Knowledge of TEL, as the case may be:

(A) no other Person has violated or breached in any material respect, or committed any default in any material respect under, any Applied Contract or TEL Contract, respectively;

(B) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (1) result in a violation or breach in any material respect of any of the provisions of any Applied Contract or TEL Contract, respectively; (2) give any Person the right to declare a default in any material respect under any Applied Contract or TEL Contract, respectively; (3) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Applied Contract or TEL Contract, respectively; (4) give any Person the right to accelerate the maturity or performance of any Applied Contract or TEL Contract, respectively, that constitutes a Material Contract; or (5) give any Person the right to cancel, terminate or modify any Applied Contract or TEL Contract, respectively, that constitutes a Material Contract; and

(C) since January 1, 2012, none of the Applied Entities or TEL Entities has received any written notice regarding any actual or possible violation or breach of, or default under, any Applied Contract or TEL Contract, respectively, that constitutes a Material Contract.

3.9 Compliance with Legal Requirements.

(a) Each of the Applied Entities and TEL Entities is, and, at all times since January 1, 2012, has been, in compliance with all applicable Legal Requirements, including Environmental Laws and Legal Requirements relating to employment, privacy law matters, importation or exportation of goods and services, securities law matters and Taxes, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be. To the Knowledge of Applied and to Knowledge of TEL, since January 1, 2012, none of the Applied Entities or TEL Entities, respectively, has received any written notice from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except such actual or possible violations or failures to comply as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(b) (i) To the Knowledge of Applied, no Applied Entity or Affiliate or Representative of, or other Person associated with or acting for or on behalf of, any Applied Entity, and (ii) to the Knowledge of TEL, no TEL Entity or Affiliate or Representative of, or other Person associated with or acting for or on behalf of, any TEL Entity, has directly or indirectly, in connection with the conduct of any business of any Applied Entity or TEL Entity, as applicable:

(A) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any Government Official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (1) influencing any act or decision of such Government Official, candidate, party or campaign or any official of such party or campaign; (2) inducing such Government Official, candidate, party or campaign, or any official of such party or campaign, to do or omit to do any act in violation of a lawful duty; (3) obtaining or retaining business for or with any Person; (4) expediting or securing the performance of official acts of a routine nature; or (5) otherwise securing any improper advantage;

(B) paid, authorized, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature;

(C) made, authorized, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures;

(D) established or maintained any unlawful fund of corporate monies or other properties;

(E) created or caused the creation of any false or inaccurate books and records of any Applied Entity or TEL Entity, as the case may be, related to any of the foregoing; or

(F) violated any provision of any applicable anti-corruption or anti-bribery Legal Requirement.

3.10 Governmental Authorizations. Except where the failure to hold Governmental Authorizations, failure to be in full force or effect or failure to comply, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be: (a) each of the Applied Entities and TEL Entities holds all material Governmental Authorizations necessary to enable it to conduct its businesses in the manner in which such businesses are currently being conducted; (b) all such Governmental Authorizations are valid and in full force and effect; and (c) each of the Applied Entities and TEL Entities is, and at all times since January 1, 2012 has been, in compliance with the terms and requirements of such Governmental Authorizations.

3.11 Tax Matters. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be:

(a) each of the Tax Returns required to be filed by or on behalf of the respective Applied Entities or TEL Entities with any Governmental Body (the “Applied Returns” and “TEL Returns,” respectively) has been: (i) filed on or before the applicable due date (including any extensions of such due date); and (ii) prepared in compliance with all applicable Legal Requirements;

(b) all amounts shown on the Applied Returns and TEL Returns to be due have been timely paid;

(c) the Applied Unaudited Balance Sheet accrues all liabilities for Taxes with respect to all periods through the date of the Applied Unaudited Balance Sheet in accordance with GAAP, and none of the Applied Entities has incurred any liabilities for Taxes since the date of the Applied Unaudited Balance Sheet other than in the operation of the business of the Applied Entities in the ordinary course;

(d) the TEL Unaudited Balance Sheet accrues all liabilities for Taxes with respect to all periods through the date of the TEL Unaudited Balance Sheet in accordance with Japanese GAAP, and none of the TEL Entities has incurred any liabilities for Taxes since the date of the TEL Unaudited Balance Sheet other than in the operation of the business of the TEL Entities in the ordinary course;

(e) no Applied or TEL Entity and no Applied Return or TEL Return is currently under audit by any Governmental Body, and, to the Knowledge of Applied and to the Knowledge of TEL, no Governmental Body has delivered to any Applied Entity or TEL Entity, respectively, a notice or request to conduct a proposed audit or examination with respect to Taxes;

(f) no extension or waiver of the limitation period applicable to any Applied Returns or TEL Returns has been granted (by Applied, TEL or any other Person), and no such extension or waiver has been requested from any Applied Entity or TEL Entity, respectively;

(g) no claim or Legal Proceeding is pending or, to the Knowledge of Applied and to the Knowledge of TEL, has been threatened against or with respect to any Applied Entity or TEL Entity, respectively, in respect of any Tax;

(h) there are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by any Applied Entity or TEL Entity with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Applied Entities or TEL Entities and with respect to which reserves for payment have been established on the Applied Unaudited Balance Sheet or TEL Unaudited Balance Sheet, respectively, in accordance with GAAP or Japanese GAAP, respectively);

(i) there are no liens for Taxes upon any of the assets of any of the Applied Entities or TEL Entities, except liens for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP or Japanese GAAP, respectively;

(j) no claim which has resulted or could reasonably be expected to result in an obligation to pay Taxes has ever been made by any Governmental Body in a jurisdiction where an Applied Entity or TEL Entity does not file a Tax Return that it is or may be subject to taxation by that jurisdiction;

(k) within the past six years, no Applied Entity or TEL Entity has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code or similar provision of any other Legal Requirement;

(l) each Applied Entity and TEL Entity has disclosed on its income Tax Returns all positions that could give rise to an understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement;

(m) no Applied Entity or TEL Entity has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar Legal Requirement;

(n) no Applied Entity or TEL Entity has any liability for the Taxes of any Person (other than any Applied Entity or TEL Entity) under Treasury Regulation Section 1.1502-6 or any other applicable Legal Requirement or by reason of being a transferee or successor of such Person;

(o) no Applied Entity or TEL Entity has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code or any similar Legal Requirement;

(p) the Applied Entities and the TEL Entities are in compliance with all terms and conditions of any Tax exemption, Tax holiday, or Tax reduction agreement or Tax Order that applies to any of them, and no Tax exemption, Tax holiday, or Tax Order that applies to any of the Applied Entities or TEL Entities will be adversely affected by any of the Contemplated Transactions; and

(q) to the Knowledge of Applied and to the Knowledge of TEL, there exists no fact that is reasonably likely to prevent the parties from obtaining the Tax Opinions.

3.12 Employee and Labor Matters; Benefit Plans.

(a) None of the Applied Entities or TEL Entities is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees.

(b) Each of the Applied Entities and TEL Entities has performed all obligations required to be performed by it under each Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and applicable Legal Requirements, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(c) All non-government-sponsored Employee Plans containing unfunded actuarial benefit obligations in excess of $50,000,000 (determined (in the case of Applied) in accordance with GAAP consistently applied in accordance with past practices and (in the case of TEL) in accordance with Japanese GAAP consistently applied in accordance with past practices) are disclosed in the Applied Unaudited Balance Sheet or otherwise listed in Part 3.12(c) of the Applied Disclosure Schedule (in the case of Applied) or disclosed in the TEL Unaudited Balance Sheet or otherwise listed in Part 3.12(c) of the TEL Disclosure Schedule (in the case of TEL). All Employee Plans required to be funded or book-reserved are funded or book-reserved, as appropriate, based on reasonable actuarial assumptions.

3.13 Environmental Matters. To the Knowledge of Applied and to the Knowledge of TEL, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be:

(a) (i) all real property that is or was leased to or controlled or used by any of the Applied Entities or TEL Entities, respectively, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern or environmental contamination; (ii) none of such real property contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of such leased property contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released;

(b) no Applied Entity or TEL Entity has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar Governmental Body list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement that requires “removal” or “remedial” action or the payment of clean-up costs;

(c) none of the Applied Entities or TEL Entities has entered into any Contract that may require any of them to guarantee, reimburse, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws, or the activities of the Applied Entities or TEL Entities or any other Person relating to Materials of Environmental Concern; and

(d) no current or past property owned, leased or used in connection with any of the business activities of any Applied Entity or TEL Entity in Japan has been designated as an area (shiteikuiki) which is contaminated by a “specified hazardous substance” (tokutei yuugai busshitsu) as defined under the Law Concerning Countermeasures against Soil Contamination (Law No. 53 of 2002, as amended) in accordance with said law, and no notice has been made in accordance with said law to the effect that an investigation shall be carried out on the soil condition of the real property, past real property or property used by any Applied Entity or TEL Entity in Japan in the conduct of any of its business activities to determine if it has been contaminated by a “specified hazardous substance” (tokutei yuugai busshitsu).

3.14 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and (to the Knowledge of Applied and to the Knowledge of TEL) no Person has threatened to commence any Legal Proceeding that involves any of the Applied Entities or TEL Entities, respectively, or any business of any of the Applied Entities or TEL Entities, respectively, any of the assets owned, leased or used by any of the Applied Entities or TEL Entities, respectively, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be. To the Knowledge of Applied and to the Knowledge of TEL, as of the date of this Agreement, there is no pending or threatened Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Business Combination or any of the other Contemplated Transactions.

(b) There is no Order to which any of the Applied Entities or TEL Entities, or any of the assets owned or used by any of the Applied Entities or TEL Entities, is subject, except any such Order which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

3.15 Authority; Binding Nature of Agreement.

(a) The Applied Board has unanimously: (i) determined that the Business Combination (including the Applied Merger) is advisable and fair to, and in the best interests of, Applied and its stockholders; (ii) authorized and approved the execution, delivery and performance of this Agreement by Applied and approved the Business Combination (including the Applied Merger); and (iii) recommended the adoption of this Agreement by the holders of Applied Common Stock and directed that this Agreement be submitted for consideration by Applied’s stockholders at the Applied Stockholders’ Meeting.

(b) The TEL Board (at a meeting duly called and held on or prior to the date hereof) has unanimously: (i) determined that the Business Combination (including the TEL Merger) is advisable and fair to, and in the best interests of, TEL and its stockholders; (ii) authorized and approved the execution, delivery and performance of this Agreement by TEL and approved the Business Combination (including the TEL Merger); (iii) recommended the approval of the TEL Merger Agreement by the holders of TEL Common Stock; and (iv) directed that this Agreement, the TEL Merger Agreement and the Business Combination be submitted for consideration by TEL’s stockholders at the TEL Stockholders’ Meeting.

(c) Each of Applied and TEL has the corporate right, power and authority to enter into and, subject to obtaining the Required Applied Stockholder Vote and Required TEL Stockholder Vote, respectively, to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Applied and TEL, enforceable against Applied and TEL in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, the relief of debtors and creditors’ rights generally; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.16 Inapplicability of Anti-Takeover Statutes. Applied, TEL and their respective boards of directors, as applicable, have taken all actions necessary to ensure that any restrictions on business combinations or other Acquisition Transactions under any anti-takeover statutes, control share acquisition statutes, business combination statutes, “freeze-out” statutes, fair price statutes, constituency statutes or similar Legal Requirements are not, and will not be, applicable to the execution, delivery or performance of this Agreement or the consummation of the Business Combination or any of the other Contemplated Transactions. To the Knowledge of Applied and to the Knowledge of TEL, except for Section 203 of the DGCL, no takeover statute or similar Legal Requirement applies or purports to apply to Applied or TEL, respectively, in connection with this Agreement, the Business Combination or any of the other Contemplated Transactions.

3.17 Vote Required. The affirmative vote of the holders of a majority of the voting power of the shares of Applied Common Stock outstanding on the record date for the Applied Stockholders’ Meeting (the “Required Applied Stockholder Vote”) is the only vote of the holders of any class or series of Applied’s capital stock necessary to adopt this Agreement and otherwise approve the Contemplated Transactions under applicable Legal Requirements. The affirmative vote of the holders of two-thirds of the voting power of the shares of TEL Common Stock present at the TEL Stockholders’ Meeting where the holders of at least one-third of the voting power of the shares of TEL Common Stock outstanding on the record date for the TEL Stockholders’ Meeting is present (the “Required TEL Stockholder Vote”) is the only vote of the holders of any class or series of TEL’s capital stock necessary to approve the TEL Merger Agreement and otherwise approve the Contemplated Transactions under applicable Legal Requirements.

3.18 Non Contravention; Consents.

(a) Assuming compliance with the applicable provisions of the DGCL, the Companies Act of Japan, the Japan Fair Trade Commission, the HSR Act, any other applicable Antitrust Law, Exon-Florio, FINSA and the listing requirements of the Nasdaq Global Select Market and the Tokyo Stock Exchange, and except as, individually or in the aggregate, would not either (i) reasonably be expected to have a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be, or (ii) reasonably be expected to prevent or materially impair or delay the consummation of the Business Combination or any of the other Contemplated Transactions, neither (x) the execution and delivery of this Agreement by Applied or TEL, nor (y) the consummation of the Business Combination or any of the other Contemplated Transactions, would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(A) contravene, conflict with or result in a violation of: (1) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Applied Entities or TEL Entities; or (2) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Applied Entities or TEL Entities;

(B) contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the Applied Entities or TEL Entities, or any of the assets owned or used by any of the Applied Entities or TEL Entities, is subject;

(C) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Applied Entities or TEL Entities or that otherwise relates to the business of any of the Applied Entities or TEL Entities or to any of the assets owned or used by any of the Applied Entities or TEL Entities;

(D) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Applied Contract or TEL Contract that constitutes a Material Contract, or give any Person the right to: (1) declare a default or exercise any remedy under any such Material Contract; (2) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (3) accelerate the maturity or performance of any such Material Contract; or (4) cancel, terminate or modify any right, benefit, obligation or other term of such Material Contract; or

(E) result in the imposition or creation of any Encumbrance upon or with respect to any tangible asset owned or used by any of the Applied Entities or TEL Entities.

(b) Except as: (i) may be required by the Securities Act, the Exchange Act, the DGCL, the Companies Act of Japan, the Japan Fair Trade Commission, the HSR Act, any applicable Antitrust Law, Exon-Florio, FINSA, the listing requirements of the Nasdaq Global Select Market (as they relate to the Form S-4 Registration/Proxy Statement) and the Tokyo Stock Exchange; (ii) otherwise contemplated by this Agreement (including the Implementation Schedule); or (iii) individually or in the aggregate, would not either: (A) reasonably be expected to have a Material Adverse Effect on Applied or a Material Adverse Effect on TEL; or (B) reasonably be expected to prevent or materially impair or delay the consummation of the Business Combination or any of the other Contemplated Transactions, none of the Applied or TEL Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (1) the execution, delivery or performance of this Agreement; or (2) the consummation of the Business Combination or any of the other Contemplated Transactions.

3.19 Opinions of Financial Advisors. The Applied Board has received the opinion of Goldman Sachs & Co. (“Goldman”), dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications and assumptions set forth therein, taking into account the TEL Merger, the Applied Conversion Ratio pursuant to this Agreement is fair from a financial point of view to holders (other than TEL and its affiliates) of Applied Common Stock. The TEL Board has received the opinion of Mitsubishi UFJ Morgan Stanley Securities Co., Ltd (“Morgan Stanley”), dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications and assumptions set forth therein, the number of HoldCo Ordinary Shares to be received by the holders of TEL Common Stock pursuant to the TEL Merger is fair, from a financial point of view, to such holders.

3.20 Financial Advisor. Except for Goldman and Morgan Stanley, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, advisory or other fee or commission, or the reimbursement of expenses, in connection with the Business Combination or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Applied Entities or TEL Entities.

3.21 Disclosure. None of the information to be supplied by or on behalf of Applied or TEL for inclusion or incorporation by reference in the Form S-4 Registration/Proxy Statement or the FSA Registration Statement will, at the time the Form S-4 Registration/Proxy Statement is filed with the SEC or becomes effective under the Securities Act or the FSA Registration Statement is filed with or approved by the FSA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Applied or TEL for inclusion or incorporation by reference in the Form S-4 Registration/Proxy Statement, the FSA Registration Statement or the TEL Convocation Materials will, at the time the Form S-4 Registration/Proxy Statement is mailed to the stockholders of Applied or the time the TEL Convocation Materials are mailed to the stockholders of TEL or at the time of the Applied Stockholders’ Meeting (or any adjournment or postponement thereof) or TEL Stockholders’ Meeting (or any adjournment or postponement thereof), respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 Registration/Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The FSA Registration Statement will comply as to form in all material respects with the provisions of the Financial Instruments and Exchange Act of Japan and the rules and regulations promulgated by the FSA thereunder. The TEL Convocation Materials will comply as to form in all material respects with the provisions of the Companies Act of Japan. No representation or warranty is made by Applied or TEL with respect to statements made or incorporated by reference in the Form S-4 Registration/Proxy Statement, FSA Registration Statement or TEL Convocation Materials based on information supplied by or on behalf of any other Person (other than, in the case of Applied, any other Applied Entity and, in the case of TEL, any other TEL Entity) for inclusion or incorporation by reference therein.

3.22 Major Customers. Part 3.22 of the Applied Disclosure Schedule and Part 3.22 of the TEL Disclosure Schedule identifies the top five customers of Applied (on a consolidated basis with the other Applied Entities) and TEL (on a consolidated basis with the other TEL Entities) based on revenue during the period of each company’s 2012 fiscal year (such customers, the “Major Customers”). From and after January 1, 2013 until the date of this Agreement: (a) none of the Major Customers of Applied and none of the Major Customers of TEL has terminated its relationship with Applied or TEL, as the case may be; and (b) to the Knowledge of Applied and to the Knowledge of TEL, no Major Customer has notified any Applied Entity or TEL Entity, in writing or otherwise, that such Major Customer intends to terminate its relationship, or substantially reduce its business, with any Applied Entity or TEL Entity, as the case may be (exclusive of any increase or decrease in business in the ordinary course of business consistent with past practices).

4.	COVENANTS OF THE PARTIES

4.1 Access and Investigation.

(a) Subject to Section 4.1(b), during the period commencing on the date of this Agreement and ending as of the earlier of the Business Combination Effective Time or the termination of this Agreement (the “Pre-Closing Period”), upon reasonable advance notice:

(i) Applied and TEL shall each, and shall cause each of their respective Subsidiaries to: (A) provide the Representatives of TEL and Applied, respectively, with reasonable access during normal business hours to its personnel, tax and accounting advisers and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to it or any of its Subsidiaries, in each case as reasonably requested by TEL and Applied; and (B) provide the Representatives of TEL and Applied, respectively, with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to it and its Subsidiaries that is reasonably requested by TEL and Applied; and

(ii) without limiting the generality of the foregoing, Applied and TEL shall each promptly provide the other with copies of any material notice, material report or other material document filed with or sent to any Governmental Body on behalf of any of the Applied Entities and TEL Entities, respectively, in connection with the Business Combination or any of the other Contemplated Transactions.

(b) Notwithstanding anything to the contrary set forth in Section 4.1(a), Section 4.4, or Section 4.7, during the Pre-Closing Period, neither Applied nor TEL shall be required to provide or cause to be provided any access or copies or otherwise comply with such Sections if doing so would, in its reasonable judgment: (i) cause material competitive harm to any Applied Entity or TEL Entity, as the case may be; (ii) violate any applicable Legal Requirements or the terms of any confidentiality restrictions under any Applied Contracts or TEL Contracts, as the case may be; or (iii) jeopardize any attorney-client or other legal privilege; provided, however, that if providing such access or copies or otherwise complying with such Sections would, in the reasonable judgment of Applied or TEL, cause one or more of the effects described in clauses “(i)” through “(iii)” of this Section 4.1(b), Applied and TEL, respectively, shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to negotiate in good faith agreements or arrangements that permit providing such access or copies or otherwise complying with such Sections without having any of such effects.

4.2 Operation of the Business of the Applied Entities and TEL Entities.

(a) During the Pre-Closing Period, except: (i) as set forth in Part 4.2(a) of the Applied Disclosure Schedule (in the case of the Applied Entities) and Part 4.2(a) of the TEL Disclosure Schedule (in the case of the TEL Entities); (ii) as otherwise contemplated by this Agreement (including the Implementation Schedule); (iii) as required by applicable Legal Requirements; or (iv) to the extent that TEL and Applied, respectively, shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), Applied (with respect to the Applied Entities) and TEL (with respect to the TEL Entities):

(A) shall ensure that each of the Applied Entities and each of the TEL Entities conducts its business and operations in the ordinary course and in accordance in all material respects with past practices;

(B) shall use its reasonable best efforts to attempt to ensure that each of the Applied Entities and each of the TEL Entities preserves intact the material components of its current business organization, keeps available the services of its current officers and key employees and maintains its relations and goodwill with all material suppliers, material customers, material licensors and Governmental Bodies;

(C) shall promptly notify TEL or Applied, respectively, if it becomes aware of any material Legal Proceeding commenced, or, to its Knowledge, overtly threatened by a Governmental Body against, relating to or involving any of the Applied Entities or any of the TEL Entities, respectively; and

(D) shall promptly notify TEL or Applied, respectively, if it becomes aware of any material Legal Proceeding commenced, or, to its Knowledge, threatened in writing by any Person other than a Governmental Entity that relates to any of the Contemplated Transactions.

(b) During the Pre-Closing Period, except: (i) as set forth in Part 4.2(b) of the Applied Disclosure Schedule (in the case of the Applied Entities) and Part 4.2(b) of the TEL Disclosure Schedule (in the case of the TEL Entities); (ii) as otherwise contemplated by this Agreement (including the Implementation Schedule); (iii) as required by applicable Legal Requirements; or (iv) to the extent that TEL and Applied, respectively, shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), Applied and TEL shall not, and shall cause each of the other Applied Entities and each of the other TEL Entities, respectively, not to:

(A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, other than: (1) dividends or distributions between or among any of the Applied Entities, in the case of Applied, or TEL Entities, in the case of TEL, in each case, to the extent consistent with past practice and such as would not reasonably be expected to delay or interfere with any of the Contemplated Transactions; (2) in the case of Applied, its regular quarterly dividend, not to exceed $0.10 per share of Applied Common Stock per fiscal quarter; and (3) in the case of TEL, aggregate dividends not to exceed 35% of the net income earned by the TEL Entities, on a consolidated basis, in the previous fiscal year;

(B) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities of Applied or TEL, other than: (1) as a result of the forfeiture of, or pursuant to Applied’s rights to repurchase, Restricted Shares of Applied Common Stock, in each case, held by an employee of Applied, respectively, upon termination of such employee’s employment; (2) repurchases of capital stock in the ordinary course of business consistent with current board authorizations; or (3) the withholding or acquisition of shares of capital stock or other equity interests to satisfy withholding Tax obligations with respect to Applied Equity Awards, Applied ESPP Options, TEL Subscription Rights or Restricted Shares in accordance with the terms of such awards as in effect on the date hereof or granted as permitted under this Agreement (including the Applied Disclosure Schedule or the TEL Disclosure Schedule, as applicable);

(C) sell, issue, grant or authorize the sale, issuance or grant to any Person (other than another Applied Entity or TEL Entity) of (1) any capital stock or other security of an Applied Entity or TEL Entity, (2) any option, call, warrant or right to acquire any capital stock or other security of an Applied Entity or TEL Entity, or (3) any instrument convertible into or exchangeable for any capital stock or other security of an Applied Entity or TEL Entity, except that: (aa) Applied may issue shares of Applied Common Stock upon the valid exercise of Applied Options or Applied ESPP Options that either (x) were outstanding as of the date of this Agreement or (y) are permitted to be issued during the Pre-Closing Period without breach of this Agreement; (bb) Applied and TEL may issue shares of Applied Common Stock or TEL Common Stock, respectively, or, with respect to Applied Cash Awards, cash payments upon the vesting or conversion upon their terms, as applicable, of Applied RSUs, TEL Subscription Rights, Applied Performance Units or Applied Cash Awards, as the case may be, that either (x) were outstanding as of the date of this Agreement or (y) are permitted to be issued during the Pre-Closing Period without breach of this Agreement; (cc) Applied or TEL, as applicable, may, in the ordinary course of business consistent with past practices, grant Applied Equity Awards, Restricted Shares of Applied Common Stock and shares of Applied Common Stock, or Applied ESPP Options under the Applied ESPPs; and (dd) TEL may, in the ordinary course of business consistent with past practices, grant TEL Subscription Rights;

(D) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, other than amendments of any such documents of any Subsidiary of Applied or TEL in the ordinary course of business consistent with past practices or in a manner that would not reasonably be expected to delay or interfere with any of the Contemplated Transactions;

(E) acquire (by merger, consolidation, share exchange, business combination, amalgamation or otherwise) any equity or similar interest in any other Entity except: (1) in connection with internal reorganizations solely among the Applied Entities or TEL Entities, as the case may be, that would not reasonably be expected to delay or interfere with any of the Contemplated Transactions; and (2) for acquisitions that satisfy all of the following conditions: (aa) such acquisitions are in the ordinary course of business consistent with past practices; (bb) such acquisitions involve solely cash payments (or possible cash payments) of no more than $50,000,000 individually or $150,000,000 in the aggregate (calculated separately for the Applied Entities and the TEL Entities); and (cc) such acquisitions are not reasonably likely, individually or in the aggregate, to prevent or delay in any material respect the satisfaction of the conditions set forth in Section 5;

(F) effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction, except as permitted by clause “(E)” above;

(G) acquire, lease or license any right or other asset from any other Person or sell or dispose of, lease, transfer, exchange or license any right or other asset to any other Person, except in each case for the following solely to the extent that they are not reasonably likely, individually or in the aggregate, to prevent or delay in any material respect the satisfaction of the conditions set forth in Section 5: (1) acquisitions, leases, licenses or dispositions having a value (calculated separately for the Applied Entities and the TEL Entities) of less than $50,000,000 individually or $150,000,000 in the aggregate; (2) acquisitions, leases, licenses or dispositions pursuant to Applied Contracts or TEL Contracts in existence and effect as of the date of this Agreement; or (3) sales to customers in the ordinary course of business;

(H) make any capital expenditure, except in the ordinary course of business consistent with past practices;

(I) (1) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract or (2) amend, terminate, or waive any material right or remedy under, any Material Contract, except in the case of clause “(1)” or “(2)” in the ordinary course of business consistent with past practices;

(J) lend money to any Person or incur or guarantee any indebtedness, except: (1) in the ordinary course of business consistent with past practices; (2) in connection with refinancings of existing indebtedness for borrowed money upon market terms and conditions; or (3) for drawdowns of credit facilities outstanding as of the date hereof in the ordinary course of business consistent with past practices;

(K) (1) establish, adopt, enter into or amend any Employee Plan or Employee Agreement, other than immaterial amendments that do not result in significantly increased costs or expenses; or (2) pay any bonus or make any profit-sharing or similar payment to, or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, or adopt or agree to any severance or retention arrangements with or for the benefit of, any of its directors or any of its officers or other employees, except, in the case of clause “(1)” or “(2)”: (aa) as required by the terms of any Employee Plan or Employee Agreement existing and in effect on the date of this Agreement; or (bb) in the ordinary course of business consistent with past practices;

(L) change any of its methods of accounting or accounting practices in any material respect, except: (1) in the ordinary course of business consistent with past practices; or (2) as required by concurrent changes in: (aa) in the case of Applied, GAAP or SEC rules and regulations; and (bb) in the case of TEL, Japanese GAAP or FSA rules and regulations;

(M) make any material Tax election, except in the ordinary course of business consistent with past practices or otherwise required by any Legal Requirements;

(N) commence any Legal Proceeding, except with respect to: (1) routine matters in the ordinary course of business consistent with past practices; (2) such cases where Applied or TEL, respectively, reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that each of Applied and TEL, respectively, consults with the other and considers its views and comments with respect to such Legal Proceedings prior to commencement thereof); or (3) a breach of this Agreement or the other agreements entered into pursuant hereto as part of the Contemplated Transactions;

(O) settle any Legal Proceeding or other material claim, other than: (1) Legal Proceedings or material claims addressed by Section 4.14, which shall be governed by the provisions of Section 4.14; or (2) pursuant to a settlement that results solely in monetary obligation involving payment by the Applied Entities or the TEL Entities of: (aa) the amount specifically reserved in accordance with GAAP and Japanese GAAP, respectively, with respect to such Legal Proceedings or claim on the Applied Unaudited Balance Sheet or TEL Unaudited Balance Sheet, as the case may be; or (bb) an amount in excess of such applicable reserves, if any, of not more than $20,000,000 for any individual settlements and $50,000,000 in the aggregate for all settlements during the Pre-Closing Period (calculated separately for the Applied Entities and the TEL Entities);

(P) enter into or permit any transaction or series of transactions involving any of the Applied Entities or the TEL Entities, as the case may be, that, whether alone or in combination, would reasonably be expected to adversely affect the TEL Intended Tax Treatment;

(Q) discontinue or shut down any material line of business or division;

(R) construct, purchase or lease office, manufacturing or R&D facilities requiring an expenditure in excess of $15,000,000 per year (it being understood that facilities renovations in the ordinary course of business and consistent with past practice shall not be limited by this Section 4.2(b)(R));

(S) in the case of any Subsidiary of TEL, acquire any shares of TEL Common Stock; or

(T) agree or commit to take any of the actions described in clauses “(A)” through “(S)” of this Section 4.2(b).

(c) During the Pre-Closing Period, subject to applicable Legal Requirements or the terms of any confidentiality restrictions under any Applied Contracts or TEL Contracts, Applied and TEL shall each promptly notify the other in writing of any event, condition, fact or circumstance that, individually or in the aggregate, would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 5 impossible or unlikely or that, individually or in the aggregate, has had or would reasonably be expected to have or result in a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be. No notification given pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the notifying Party contained in this Agreement.

4.3 No Solicitation.

(a) Without limiting any other obligations under this Agreement, each of Applied and TEL agrees that, from the date hereof until the earlier of the Applied Merger Effective Time and the termination of this Agreement in accordance with its terms, neither it nor any of its Subsidiaries nor any of the officers, directors or employees of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly:

(i) solicit, initiate, knowingly encourage, knowingly facilitate (subject to Section 4.3(b)) or knowingly induce the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

(ii) subject to Section 4.3(b), furnish any non-public information or non-public data to any Person (other than TEL or Applied, respectively) in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

(iii) subject to Section 4.3(b), engage in discussions or negotiations with any Person (other than TEL or Applied, respectively) relating to any Acquisition Proposal or Acquisition Inquiry;

(iv) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry or, in the case of Applied, approve, endorse or recommend any Person or any group other than TEL becoming an “interested stockholder” under Section 203 of the DGCL; or

(v) enter into any agreement in principle or letter of intent or similar document or any Contract (other than a confidentiality agreement on the terms described in Section 4.3(b)) contemplating or otherwise relating to any Acquisition Transaction or agree to do any of the foregoing related to any Acquisition Proposal.

(b) Notwithstanding anything to the contrary set forth in Section 4.3(a):

(i) each of Applied and TEL and their respective boards of directors shall be permitted to: (A) in the case of Applied, comply with Rule 14d-9 and Rule 14e-2 of the Exchange Act; and (B) in the case of TEL, comply with Section 27-10 of the Financial Instruments and Exchange Act (Act No. 25 of 1948); provided, however, that neither clause “(A)” nor clause “(B)” of this Section 4.3(b)(i) will in any way eliminate or modify the effect that any such action would otherwise have under this Agreement; and

(ii) at any time following the date hereof and, in the case of Applied, prior to receipt by Applied of the Required Applied Stockholder Vote and, in the case of TEL, prior to the receipt of the Required TEL Stockholder Vote, neither Section 4.3(a) nor any other provision of this Agreement shall prohibit Applied or TEL, respectively, from furnishing nonpublic information to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal that is reasonably expected to result in a Superior Offer that is submitted by a Person after the date hereof (and not withdrawn) if: (A) such Acquisition Proposal did not result from any breach of, or any action inconsistent with, any of the provisions set forth in this Section 4.3(b); (B) the Applied Board or the TEL Board, as the case may be, concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action would be a breach of their fiduciary duties under applicable Legal Requirements; (C) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Applied Board or the TEL Board, as the case may be, gives TEL or Applied, respectively, written notice of the identity of such Person and the intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Applied Board or the TEL Board, as the case may be, receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions and non-solicitation provisions) at least as favorable to Applied or TEL, as the case may be, as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (D) at least 24 hours prior to furnishing any such nonpublic information to such Person, Applied and TEL, as the case may be, furnishes such nonpublic information to TEL or Applied, respectively (to the extent such nonpublic information has not been previously furnished to TEL or Applied, respectively).

(c) Each of Applied and TEL shall promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal or Acquisition Inquiry) advise TEL or Applied, respectively, orally and in writing of any such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and copies of all correspondence and other written material sent or provided to such Party in connection therewith) that is made or submitted by any Person (other than Applied or TEL) during the Pre-Closing Period. Each of Applied or TEL, as applicable, after receiving an Acquisition Proposal or Acquisition Inquiry, shall keep TEL or Applied, respectively, reasonably informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any material modification or material development or proposed material modification or material development thereto.

(d) Each of Applied and TEL agrees that it, its Subsidiaries, and its and its Subsidiaries’ respective officers, directors and employees shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

(e) Each of Applied and TEL agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, “standstill” or similar Contract to which it or any of its Subsidiaries is a party or under which it or any of its Subsidiaries has any rights, and shall use its reasonable best efforts to cause each such agreement to be enforced in accordance with its terms at the request of TEL or Applied, respectively.

4.4 Form S-4 Registration/Proxy Statement; FSA Registration Statement; TEL Convocation Materials; Nasdaq Application; TSE Application.

(a) As promptly as reasonably practicable after the date of this Agreement, Applied and TEL shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either Applied or TEL), and TEL shall cause HoldCo to file with the SEC, the Form S-4 Registration/Proxy Statement (it being understood that the Form S-4 Registration/Proxy Statement shall include a proxy statement/prospectus which will be included therein as a prospectus and which will be used for the Applied Stockholders’ Meeting to adopt this Agreement and approve other matters reasonably related to the Contemplated Transactions (including the issuance of the HoldCo Ordinary Shares in the Business Combination)). Each of Applied and TEL shall use its reasonable best efforts to: (i) cause the Form S-4 Registration/Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC; (ii) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (iii) have the Form S-4 Registration/Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (iv) keep the Form S-4 Registration/Proxy Statement effective through the Closing in order to permit the consummation of the Business Combination. Each of Applied and TEL shall promptly furnish the other all information concerning such Party, its Subsidiaries, Representatives and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 4.4(a); provided, however, that neither Applied nor TEL shall use any such information for any purposes other than those contemplated by this Agreement unless: (i) such Party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or (ii) to the extent that use of such information is required to avoid violation of applicable Legal Requirements. If either Applied or TEL becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration/Proxy Statement, then: (i) such Party shall promptly inform the other thereof; (ii) such Party shall prepare and mutually agree upon with the other (and its counsel) (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL), an amendment or supplement to the Form S-4 Registration/Proxy Statement; (iii) Applied and TEL shall cause HoldCo to file such mutually agreed upon amendment or supplement with the SEC; and (iv) Applied and TEL shall cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of Applied or TEL, as applicable. TEL shall cause HoldCo to promptly advise Applied of the time of effectiveness of the Form S–4 Registration/Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the HoldCo Ordinary Shares for offering or sale in any jurisdiction, and each of Applied and TEL shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(b) As promptly as reasonably practicable after the date of this Agreement, Applied and TEL shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL), and TEL shall cause to be filed with the FSA, the FSA Registration Statement. Each of Applied and TEL shall use its reasonable best efforts to: (i) cause the FSA Registration Statement to comply with the applicable rules and regulations promulgated by the FSA and the TEL Convocation Materials to comply with the Companies Act of Japan; (ii) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the FSA or its staff; (iii) have the FSA Registration Statement declared effective under the Financial Instruments and Exchange Act of Japan, as promptly as reasonably practicable after it is filed with the FSA; and (iv) keep the FSA Registration Statement effective through the Closing in order to permit the consummation of the TEL Merger and the Business Combination. Each of Applied and TEL shall promptly furnish the other all information concerning such Party, its Subsidiaries, Representatives and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 4.4(b); provided, however, that neither Applied nor TEL shall use any such information for any purposes other than those contemplated by this Agreement unless: (i) such Party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or (ii) to the extent that use of such information is required to avoid violation of applicable Legal Requirements. If either Applied or TEL becomes aware of any information that should be disclosed in an amendment or supplement to the FSA Registration Statement or the TEL Convocation Materials, then: (i) such Party shall promptly inform the other Parties thereof; (ii) such Party shall prepare and mutually agree upon with the other (and its counsel) (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL), an amendment or supplement to the FSA Registration Statement or the TEL Convocation Materials, as applicable; (iii) TEL shall file, or cause HoldCo to file, such mutually agreed upon amendment or supplement to be filed with the FSA; and (iv) Applied and TEL shall cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of TEL, as applicable. TEL shall cause HoldCo to promptly advise Applied of the time of effectiveness of the FSA Registration Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the HoldCo Ordinary Shares for offering or sale in any jurisdiction, and each of Applied and TEL shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(c) As promptly as reasonably practicable after the date of this Agreement, Applied and TEL shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL) and cause to be filed a listing application with (i) the Nasdaq Global Select Market for the listing of the HoldCo Ordinary Shares on the Nasdaq Global Select Market (the “Nasdaq Listing Application”) and (ii) the Tokyo Stock Exchange for the listing of the HoldCo Ordinary Shares on the Tokyo Stock Exchange (the “TSE Listing Application”), to permit, in each case, the trading of the HoldCo Ordinary Shares on such exchange as of or immediately following the Business Combination Effective Time. Each of Applied and TEL shall promptly furnish all information concerning such Party, its Subsidiaries, Representatives and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 4.4(c); provided, however, that neither Applied nor TEL shall use any such information for any purposes other than those contemplated by this Agreement unless: (i) such Party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or (ii) to the extent that use of such information is required to avoid violation of applicable Legal Requirements. If either Applied or TEL becomes aware of any information that should be disclosed in an amendment or supplement to the Nasdaq Listing Application or the TSE Listing Application, then: (i) such Party shall promptly inform the other Parties thereof; and (ii) such Party shall prepare and mutually agree upon with the other (and its counsel) (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL) an amendment or supplement to the Nasdaq Listing Application or the TSE Listing Application, as the case may be, and cause such mutually agreed upon amendment to be filed with the Nasdaq Global Select Market or the Tokyo Stock Exchange, as applicable.

(d) Prior to the Business Combination Effective Time, each of Applied and TEL shall use its reasonable best efforts to take any other action (other than: (i) qualifying to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) filing a general consent to service of process in any jurisdiction) required to be taken under the Securities Act and the rules and regulations of the SEC promulgated thereunder, the Exchange Act, any applicable Japanese, Dutch or other non-U.S. securities laws, or any applicable state securities or “blue sky” laws and the rules and regulations thereunder, in connection with the issuance, exchange and listing of the HoldCo Ordinary Shares.

(e) Subject to applicable Legal Requirements, each of Applied and TEL shall use its reasonable best efforts to ensure that there shall be no material inconsistencies in the information included in the Form S-4 Registration/Proxy Statement, the FSA Registration Statement, the TEL Convocation Materials, the Nasdaq Listing Application, the TSE Listing Application or the documents or communications required to obtain any approvals pursuant to Section 4.4(d).

4.5 Applied Stockholders’ Meeting; TEL Stockholders’ Meeting.

(a) Applied shall: (i) take all action necessary under all applicable Legal Requirements and its organizational and governing documents to duly call, give notice of, convene and hold a special meeting (the “Applied Stockholders’ Meeting”) of the holders of Applied Common Stock to vote on a proposal to adopt this Agreement, which Applied Stockholders’ Meeting will be held as promptly as reasonably practicable following the date the Form S-4 Registration/Proxy Statement is declared effective by the SEC (and conditional upon such declaration of effectiveness); and (ii) submit such proposal to, and use its reasonable best efforts to solicit proxies in favor of such proposal from, such holders at the Applied Stockholders’ Meeting and, except for a proposal to adjourn or postpone the Applied Stockholders’ Meeting as permitted by applicable Legal Requirements or as otherwise related to the furtherance of any of the Contemplated Transactions, shall not submit any other proposal to such holders in connection with the Applied Stockholders’ Meeting without the prior written consent of TEL. Applied shall ensure that all proxies solicited in connection with the Applied Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, Applied, after consultation with TEL, may, or, if requested by TEL, shall, adjourn or postpone the Applied Stockholders’ Meeting: (A) to the extent necessary to ensure that any supplement or amendment to the Form S-4 Registration/Proxy Statement that is required by applicable Legal Requirements is timely provided to Applied’s stockholders; (B) if as of the time for which the Applied Stockholders’ Meeting is originally scheduled, there are insufficient shares of Applied Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Applied Stockholders’ Meeting, in which case, Applied shall use its reasonable best efforts during any such postponement or adjournment to obtain such a quorum as soon as reasonably practicable; or (C) if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement and approval of the Business Combination and the other Contemplated Transactions.

(b) With respect to the Applied Stockholders’ Meeting, and subject to Section 4.5(c): (i) the Form S-4 Registration/Proxy Statement shall include a statement to the effect that the Applied Board recommends that the Applied stockholders vote to adopt this Agreement (such recommendation of the Applied Board, the “Applied Board Recommendation”); (ii) the Applied Board Recommendation shall not be withdrawn or modified in a manner adverse to TEL; and (iii) neither the Applied Board nor any committee thereof shall: (A) fail to reaffirm the Applied Board Recommendation, or fail to publicly state that the Business Combination (including the Applied Merger) and the other Contemplated Transactions are in the best interests of Applied’s stockholders, within five Business Days after TEL requests in writing that such action be taken; (B) fail to issue, within five Business Days after an Acquisition Proposal with respect to an Applied Entity is publicly announced, a press release announcing its opposition to such Acquisition Proposal; or (C) resolve to take any action described in clauses “(ii)” or “(iii)” of this sentence (each of the foregoing actions described in clauses “(ii)” and “(iii)” being referred to as an “Applied Change in Recommendation”).

(c) Notwithstanding anything to the contrary contained in Section 4.5(b) or elsewhere in this Agreement, at any time prior to the adoption of this Agreement by the Required Applied Stockholder Vote, the Applied Board may effect, or cause Applied to effect, as the case may be, a Applied Change in Recommendation if:

(i) (A) Applied has not breached its obligations under Section 4.3 in connection with the offer referred to in the following clause “(B);” (B) after the date of this Agreement, an unsolicited, bona fide, written offer to purchase all of the outstanding shares of Applied Common Stock (whether through a tender offer, merger or otherwise) is made to Applied and is not withdrawn; (C) the Applied Board determines in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer constitutes a Superior Offer with respect to Applied; (D) the Applied Board does not effect, or cause Applied to effect, an Applied Change in Recommendation at any time within five Business Days after TEL receives written notice from Applied confirming that the Applied Board has determined, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer is a Superior Offer with respect to Applied; (E) during such five Business Day period, if requested by TEL, Applied engages in good faith negotiations with TEL to amend this Agreement in such a manner that the offer that was determined in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, to constitute a Superior Offer with respect to Applied no longer constitutes a Superior Offer with respect to Applied; (F) at the end of such five Business Day period, such offer has not been withdrawn and continues to constitute a Superior Offer with respect to Applied (taking into account any changes to the terms of this Agreement proposed by TEL as a result of the negotiations required by clause “(E)” or otherwise); and (G) the Applied Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Offer, the failure to make an Applied Change in Recommendation would be a breach of the fiduciary duties of the Applied Board under applicable Legal Requirements; or

(ii) (A) a material development or change in circumstances unrelated to an Acquisition Proposal that was neither known to any Applied Entity or any Representative of any Applied Entity nor reasonably foreseeable to any Applied Entity as of the date of this Agreement (such material development or change in circumstances being referred to as an “Applied

Intervening Event”) occurs or arises after the date of this Agreement and prior to the receipt of the Required Applied Stockholder Vote; (B) the Applied Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Applied Intervening Event, the failure to make an Applied Change in Recommendation would be a breach of the fiduciary duties of the Applied Board under applicable Legal Requirements; (C) at least five Business Days prior to effecting an Applied Change in Recommendation in respect of such Applied Intervening Event, Applied provides TEL with a written notice of such Applied Intervening Event, including a reasonably detailed description thereof, and the intention of the Applied Board to effect an Applied Change in Recommendation as a result thereof; (D) during such five Business Day period, if requested by TEL, Applied engages in good faith negotiations with TEL to make such amendments to the terms of this Agreement or to take such other actions as would obviate the need for the Applied Board to effect an Applied Change in Recommendation as a result of such Applied Intervening Event; and (E) following the expiration of such five Business Day period, the Applied Board determines in good faith, after consulting with outside legal counsel, that, in light of such Applied Intervening Event (taking into account the implementation of the amendments to the terms of this Agreement or other actions proposed by TEL as a result of the negotiations contemplated by clause “(D)”), the failure to make an Applied Change in Recommendation would be a breach of the fiduciary duties of the Applied Board under applicable Legal Requirements.

(d) Notwithstanding any Applied Change in Recommendation, unless earlier terminated in accordance with Section 6.1, this Agreement shall be submitted to the holders of Applied Common Stock at the Applied Stockholders’ Meeting for the purpose of voting on the adoption of this Agreement and approval of the Business Combination and the other Contemplated Transactions, and nothing contained in this Agreement shall be deemed to relieve Applied of such obligation.

(e) TEL shall: (i) take all action necessary under all applicable Legal Requirements and its organizational and governing documents to duly call, give notice of, convene and hold an extraordinary meeting (the “TEL Stockholders’ Meeting”) of the holders of TEL Common Stock to vote on a proposal to approve the TEL Merger Agreement, which TEL Stockholders’ Meeting will be held as promptly as reasonably practicable following the later of the date (A) the Form S-4 Registration/Proxy Statement is declared effective by the SEC (and conditional upon such declaration of effectiveness) and (B) the FSA Registration Statement takes effect under the Financial Instruments and Exchange Act of Japan; and (ii) submit such proposal to, and use its reasonable best efforts to solicit votes in favor of such proposal from, such holders at the TEL Stockholders’ Meeting and, except for a proposal to adjourn or postpone the TEL Stockholder Meeting as permitted by applicable Legal Requirements or as otherwise related to or in furtherance of any of the Contemplated Transactions, shall not submit any other proposal to such holders in connection with the TEL Stockholders’ Meeting without the prior written consent of Applied. TEL shall ensure that all requests for completion and submission of voting cards made in connection with the TEL Stockholders’ Meeting comply with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, TEL, after consultation with Applied, may, or, if requested by Applied, shall, adjourn or postpone the TEL Stockholders’ Meeting: (A) to the extent necessary to ensure that any supplement or amendment to the FSA Registration Statement or TEL Convocation Materials that is required by applicable Legal Requirements is timely provided to TEL’s stockholders; (B) if, as of the time for which the TEL Stockholders’ Meeting is originally scheduled, there are insufficient shares of TEL Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the TEL Stockholders’ Meeting in which case, TEL shall use its reasonable best efforts during any such postponement or adjournment to obtain such a quorum as soon as practicable; or (C) if additional time is reasonably required to request voting cards in favor of the approval of the TEL Merger Agreement.

(f) With respect to the TEL Stockholders’ Meeting, and subject to Section 4.5(g): (i) the TEL Convocation Materials shall include a statement to the effect that the TEL Board recommends that the TEL stockholders vote to approve the TEL Merger Agreement (such recommendation of the TEL Board, the “TEL Board Recommendation”); (ii) the TEL Board Recommendation shall not be withdrawn or modified in a manner adverse to Applied; and (iii) neither the TEL Board nor any committee thereof shall: (A) fail to reaffirm the TEL Board Recommendation, or fail to publicly state that the Business Combination (including the TEL Merger) and the other Contemplated Transactions are in the best interests of TEL’s stockholders, within five Business Days after Applied requests in writing that such action be taken; (B) fail to issue, within five Business Days after an Acquisition Proposal with respect to a TEL Entity is publicly announced, a press release announcing its opposition to such Acquisition Proposal; or (C) resolve to take any action described in clauses “(ii)” or “(iii)” of this sentence (each of the foregoing actions described in clauses “(ii)” and “(iii)” being referred to as a “TEL Change in Recommendation”).

(g) Notwithstanding anything to the contrary contained in Section 4.5(f) or elsewhere in this Agreement, at any time prior to the approval of the TEL Merger Agreement by the Required TEL Stockholder Vote, the TEL Board may effect, or cause TEL to effect, as the case may be, a TEL Change in Recommendation if:

(i) (A) TEL has not breached its obligations under Section 4.3 in connection with the offer referred to in the following clause “(B);” (B) after the date of this Agreement, an unsolicited, bona fide, written offer to purchase all of the outstanding shares of TEL Common Stock (whether through a tender offer, merger or otherwise) is made to TEL and is not withdrawn; (C) the TEL Board determines in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer constitutes a Superior Offer with respect to TEL; (D) the TEL Board does not effect, or cause TEL to effect, a TEL Change in Recommendation at any time within five Business Days after Applied receives written notice from TEL confirming that the TEL Board has determined, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer is a Superior Offer with respect to TEL; (E) during such five Business Day period, if requested by Applied, TEL engages in good faith negotiations with Applied to amend this Agreement in such a manner that the offer that was determined, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, to constitute a Superior Offer with respect to TEL no longer constitutes a Superior Offer with respect to TEL; (F) at the end of such five Business Day period, such offer has not been withdrawn and continues to constitute a Superior Offer with respect to TEL (taking into account any changes to the terms of this Agreement proposed by Applied as a result of the negotiations required by clause “(E)” or otherwise); and (G) the TEL Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Offer, the failure to make a TEL Change in Recommendation would be a breach of the fiduciary duties of the TEL Board under applicable Legal Requirements; or

(ii) (A) a material development or change in circumstances unrelated to an Acquisition Proposal that was neither known to any TEL Entity or any Representative of any TEL Entity nor reasonably foreseeable to any TEL Entity as of the date of this Agreement (such material development or change in circumstances being referred to as a “TEL Intervening Event”) occurs or arises after the date of this Agreement and prior to the receipt of the Required TEL Stockholder Vote; (B) the TEL Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such TEL Intervening Event, the failure to make a TEL Change in Recommendation would be a breach of the fiduciary duties of the TEL Board under applicable Legal Requirements; (C) at least five Business Days prior to effecting a TEL Change in Recommendation in respect of such TEL Intervening Event, TEL provides Applied with a written notice of such TEL Intervening Event, including a reasonably detailed description thereof, and the intention of the TEL Board to effect a TEL Change in Recommendation as a result thereof; (D) during such five Business Day period, if requested by Applied, TEL engages in good faith negotiations with Applied to make such amendments to the terms of this Agreement or to take such other actions as would obviate the need for the TEL Board to effect a TEL Change in Recommendation as a result of such TEL Intervening Event; and (E) following the expiration of such five Business Day period, the TEL Board determines in good faith, after consulting with outside legal counsel, that, in light of such TEL Intervening Event (taking into account the implementation of the amendments to the terms of this Agreement or other actions proposed by Applied as a result of the negotiations contemplated by clause “(D)”), the failure to make a TEL Change in Recommendation would be a breach of the fiduciary duties of the TEL Board under applicable Legal Requirements.

(h) Notwithstanding any TEL Change in Recommendation, unless earlier terminated in accordance with Section 6.1: (i) the TEL Merger Agreement shall be submitted to the holders of TEL Common Stock at the TEL Stockholders’ Meeting for the purpose of voting on the approval of the TEL Merger Agreement, and nothing contained in this Agreement shall be deemed to relieve TEL of such obligation; and (ii) TEL shall ensure that the TEL Merger Agreement shall not be amended, altered, revoked, rescinded or terminated, and no provision thereunder shall be waived or caused to be waived by TEL or TEL Merger Sub, in each case, without the prior written consent of Applied (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that TEL shall take all actions necessary under the TEL Merger Agreement, including extending the Effective Date (as defined in the TEL Merger Agreement) in the manner required by the Companies Act of Japan, to cause the consummation of the TEL Merger to take place on a date and in a manner to be designated jointly by Applied and TEL, which shall be (except as otherwise mutually agreed by Applied and TEL) no later than the 10th Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 5 of this Agreement (other than the conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

(i) Subject to applicable Legal Requirements: (i) each of Applied and TEL shall cooperate and use its reasonable best efforts to cause the Applied Stockholders’ Meeting and TEL Stockholders’ Meeting to be held on the same date; and (ii) if, notwithstanding such efforts, one such meeting is held prior to the other, the Party that has not held its meeting shall use its reasonable best efforts to cause its meeting to be held as promptly as reasonably practicable following the date of the meeting that has been held.

4.6 Indemnification of Officers and Directors.

(a) From and after the Business Combination Effective Time, HoldCo shall (and HoldCo shall cause Applied and TEL to): indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of each Applied Entity and TEL Entity (in all their capacities): (i) to the same extent the foregoing are indemnified, held harmless or are entitled to advancement of expenses as of the date of this Agreement by Applied or TEL or any other Applied Entity or TEL Entity; and (ii) without limitation of the preceding clause “(i),” to the fullest extent permitted by applicable Legal Requirements, in each case, for acts or omissions occurring at or prior to the Business Combination Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Contemplated Transactions).

(b) For a period of six years following the Business Combination Effective Time, HoldCo shall cause to be maintained in effect the existing policy of Applied’s directors’ and officers’ liability insurance (or a comparable replacement policy) (the “Applied D&O Policy”) covering claims arising from facts or events that occurred at or prior to the Business Combination Effective Time to the extent that such claims are of the type covered by the Applied D&O Policy (including for acts or omissions occurring in connection with this Agreement and the consummation of the Contemplated Transactions to the extent that such acts or omissions are covered by the Applied D&O Policy) and covering each individual who is covered as of the Business Combination Effective Time by the Applied D&O Policy, in any case on terms with respect to coverage and amounts that are no less favorable in the aggregate than those terms in effect on the date hereof; provided, however, that in no event shall HoldCo be required to expend in any one year an amount in excess of 200% of the current annual premium paid by Applied for such insurance (such 200% amount, the “Maximum Annual Applied Premium”); provided further, however, that if the annual premiums of such insurance coverage exceed the Maximum Annual Applied Premium, HoldCo shall be obligated to obtain a policy with the greatest comparable coverage available for a cost not exceeding the Maximum Annual Applied Premium. Notwithstanding anything to the contrary in this Agreement, in lieu of its obligations under the first sentence of this Section 4.6(b), HoldCo may purchase a six-year “tail” prepaid policy on the Applied D&O Policy on terms with respect to coverage and amounts no less favorable in the aggregate than the Applied D&O Policy, and in the event that HoldCo shall purchase such a “tail” policy, HoldCo shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations of HoldCo under the first sentence of this Section 4.6(b) for so long as such “tail” policy shall be maintained in full force and effect.

(c) For a period of six years following the Business Combination Effective Time, HoldCo shall cause to be maintained in effect the existing policy of TEL’s directors’ and officers’ liability insurance (or a comparable replacement policy) (the “TEL D&O Policy”) covering claims arising from facts or events that occurred at or prior to the Business Combination Effective Time to the extent that such claims are of the type covered by the TEL D&O Policy (including for acts or omissions occurring in connection with this Agreement and the consummation of the Contemplated Transactions to the extent that such acts or omissions are covered by the TEL D&O Policy) and covering each individual who is covered as of the Business Combination Effective Time by the TEL D&O Policy, in any case on terms with respect to coverage and amounts that are no less favorable in the aggregate than those terms in effect on the date hereof; provided, however, that in no event shall HoldCo be required to expend in any one year an amount in excess of 200% of the current annual premium paid by TEL for such insurance (such 200% amount, the “Maximum Annual TEL Premium”); provided further, however, that if the annual premiums of such insurance coverage exceed the Maximum Annual Applied Premium, HoldCo shall be obligated to obtain a policy with the greatest comparable coverage available for a cost not exceeding the Maximum Annual TEL Premium. Notwithstanding anything to the contrary in this Agreement, in lieu of its obligations under the first sentence of this Section 4.6(c), HoldCo may purchase a six-year “tail” prepaid policy on the TEL D&O Policy on terms with respect to coverage and amounts no less favorable in the aggregate than the TEL D&O Policy, and in the event that HoldCo shall purchase such a “tail” policy, HoldCo shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations of HoldCo under the first sentence of this Section 4.6(c) for so long as such “tail” policy shall be maintained in full force and effect.

(d) The obligations under this Section 4.6 shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any individual who is a beneficiary under the Applied D&O Policy, TEL D&O Policy or the “tail” policies referred to in Section 4.6(b) and 4.6(c) (or any of such individual’s heirs and representatives) without the prior written consent of such affected beneficiary (and, after the death of such beneficiary, such beneficiary’s heirs and representatives). Each of the individuals who are beneficiaries under the Applied D&O Policy, TEL D&O Policy or the “tail” policy referred to in this Section 4.6 (and, after the death of any of the foregoing individuals, such individual’s heirs and representatives) are intended to be third party beneficiaries of this Section 4.6, with full rights of enforcement as if a party thereto. The rights of the applicable employees, officers and directors of Applied and TEL (and other individuals who are beneficiaries under the Applied D&O Policy, TEL D&O Policy or the “tail” policies referred to in this Section 4.6) (and their heirs and representatives) under this Section 4.6 shall be in addition to, and not in substitution for, any other rights that such individuals may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by any Applied Entity, TEL Entity, HoldCo or any of its Subsidiaries, or applicable Legal Requirement (whether at law or in equity).

(e) In the event that HoldCo or any of its Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, then in each case, to the extent necessary to protect the rights of each individual who is a beneficiary under the Applied D&O Policy, TEL D&O Policy or the “tail” policies referred to in this Section 4.6 (and any of such individual’s heirs and representatives), proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable) shall assume the obligations set forth in this Section 4.6.

4.7 Regulatory Approvals and Related Matters.

(a) Each of Applied and TEL shall use its reasonable best efforts to file (and to cause the other Applied Entities and other TEL Entities to file), as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such Party with any Governmental Body with respect to the Business Combination and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, Applied and TEL shall, as soon as practicable after the date of this Agreement, prepare and file (or cause to be prepared and filed) the notifications required under any Legal Requirement that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”) in connection with the Business Combination. Each of Applied and TEL shall use its reasonable best efforts to respond as promptly as reasonably practicable to any inquiries or requests received from any state attorney general, antitrust authority or other Governmental Body in connection with antitrust or related matters. Subject to Section 4.7(e) and Section 4.7(f), each of Applied and TEL shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Business Combination and make effective the other Contemplated Transactions.

(b) Without limiting the generality of Section 4.7(a), each of Applied and TEL shall use its reasonable best efforts to submit a draft joint voluntary notice and, following the receipt of any comments thereto, a final joint voluntary notice, to CFIUS (the “Exon-Florio Filing”) as promptly as reasonably practicable following the date of this Agreement. Applied and TEL shall cooperate in preparing, pre-filing and filing with CFIUS a joint voluntary notice of the Business Combination in accordance with applicable Legal Requirements. Each of Applied and TEL shall use its reasonable best efforts to respond as promptly as reasonably practicable (but in any event within the time required to avoid possible rejection or deferred acceptance of the Exon-Florio Filing under 31 C.F.R. § 800.403) to any inquiries or requests received from CFIUS in connection with such joint voluntary notice. Each of Applied and TEL shall use its reasonable best efforts to obtain the CFIUS Approval; provided, however, that in no event shall any Party be required to take any action (or to cause any of its Affiliates to take any action) in order to obtain the CFIUS Approval that would (or would reasonably be expected to) result in a material and adverse impact on the business, financial condition or results of operations of HoldCo and its Subsidiaries, taken as a whole, following the Business Combination Effective Time.

(c) Subject to the confidentiality provisions of the Confidentiality Agreement, Applied and TEL each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 4.7(a), Section 4.7(b) or Section 4.7(d). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of the Confidentiality Agreement, each of Applied and TEL shall (each through its counsel): (i) consult with the other in good faith prior to taking a position with respect to any such filing; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body on behalf of itself or any other Party in connection with any such filing or any Legal Proceeding related solely to this Agreement or the Contemplated Transactions (including any such Legal Proceeding relating to any antitrust, competition or fair trade Legal Requirement); (iii) coordinate with the other in preparing and exchanging such information; and (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such Party with or to any Governmental Body related solely to this Agreement or the Contemplated Transactions.

(d) Each of Applied and TEL shall (each through its counsel) notify the other promptly upon the receipt of: (i) any material communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement; (ii) Knowledge of the commencement or threat of commencement of any Legal Proceeding by any Governmental Body with respect to the Contemplated Transactions (and shall thereafter keep the other informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 4.7(a) or Section 4.7(b), Applied or TEL, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.

(e) Notwithstanding anything to the contrary contained in this Agreement, in the event that any Legal Proceeding is initiated (or threatened to be initiated) by a Governmental Body challenging the Business Combination or any of the other Contemplated Transactions, each of Applied and TEL shall use its reasonable best efforts to cooperate with each other and to contest and resist any such Legal Proceeding until the entering into by a court of competent jurisdiction of the first to occur of any preliminary or permanent injunction or other Order that preliminarily or permanently prohibits, prevents or restricts the consummation of the Business Combination or any of the other Contemplated Transactions. Neither Applied nor TEL shall make (or permit any of its Affiliates to make) any offer, acceptance or counter-offer to, or agreement with, any Governmental Body with respect to any proposed settlement, consent decree, commitment, remedy, discovery, admissibility of evidence, timing or scheduling, in any case with respect to any Legal Proceeding initiated by a Governmental Body related to the Business Combination or any of the other Contemplated Transactions, without the consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed).

(f) Notwithstanding anything to the contrary contained in this Section 4.7 or elsewhere in this Agreement, neither Applied nor TEL shall have any obligation under this Agreement or in connection with the Contemplated Transactions to: (i) dispose of, transfer or exclusively license, or cause any of its Subsidiaries to dispose of, transfer or exclusively license, any assets to any Person (other than Applied or TEL), or to commit to (or cause any of its Subsidiaries to commit to) dispose of, transfer or exclusively license any assets to any Person (other than Applied or TEL); (ii) discontinue or cause any of its Subsidiaries to discontinue, or commit to (or cause any of its Subsidiaries to commit to) discontinue, offering any product or service; (iii) non-exclusively license or otherwise make available, or cause any of its Subsidiaries to non-exclusively license or otherwise make available, to any Person (other than Applied or TEL) any technology, Intellectual Property or Intellectual Property Right, or to commit to (or cause any of its Subsidiaries to commit to) non-exclusively license or otherwise make available to any Person (other than Applied or TEL) any technology, Intellectual Property or Intellectual Property Right; (iv) hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Business Combination Effective Time), or to commit to (or cause any of its Subsidiaries to commit to) hold separate any assets or operations; or (v) make or cause any of its Subsidiaries to make any commitment, or to commit to (or cause any of its Subsidiaries to commit to) make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of its Subsidiaries; provided, however, that Applied and TEL shall be required to take (and to cause their Subsidiaries to take) the actions set forth in clauses “(i)” through “(v)” of this Section 4.7(f) if, but only if, such actions, considered collectively, would not reasonably be expected to result in a Substantial Detriment. Such actions shall be deemed to result in a “Substantial Detriment” if such actions, considered collectively, are reasonably expected to result in a reduction of the combined annual consolidated revenues of the Applied Entities and the TEL Entities, collectively, of at least $600,000,000 (using the applicable revenues of the Applied Entities for Applied’s 2012 fiscal year and the applicable revenues of the TEL Entities for TEL’s 2012 fiscal year in determining whether the threshold set forth in this sentence is reasonably expected to be exceeded).

4.8 Disclosure. Applied and TEL: (a) have agreed to the text of the joint press release and TSE Press Release announcing the signing of this Agreement; and (b) shall consult with each other before issuing any further press release or otherwise disseminating broadly to the public or to customers or employees generally any statement with respect to any of the Contemplated Transactions, and shall not issue any such press release or disseminate any such statement without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (i) each of Applied and TEL may, without such consultation or consent, make any statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements and announcements are consistent with previous press releases, public disclosures or public statements made jointly by Applied and TEL (or individually, if approved by the other); (ii) Applied or TEL may, without the prior consent of the other, issue any such press release or make any such announcement or statement as may be required by a Legal Requirement or the rules and regulations of the Nasdaq Global Select Market or the Tokyo Stock Exchange, as applicable, if it first notifies and consults with the other prior to issuing any such press release or making any such public announcement or statement; (iii) Applied need not consult with TEL in connection with any press release, public statement or filing to be issued or made with respect to any Acquisition Proposal relating to any Applied Entity or any Applied Change in Recommendation; and (iv) TEL need not consult with Applied in connection with any press release, public statement or filing to be issued or made with respect to any Acquisition Proposal relating to any TEL Entity or any TEL Change in Recommendation.

4.9 Tax Matters.

(a) Each of Applied and TEL shall use its reasonable best efforts to cause the TEL Merger to give rise to the TEL Intended Tax Treatment. In furtherance thereof, each of Applied and TEL agrees to reasonably cooperate with the other, and (subject to Section 4.1) to provide the other such documentation and information as may be reasonably necessary, proper or advisable to cause the TEL Merger to give rise to the TEL Intended Tax Treatment.

(b) Prior to the effective time of the Form S-4 Registration/Proxy Statement, TEL shall use its reasonable best efforts to obtain from KPMG (i) an opinion to the effect that the TEL Merger will qualify for the TEL Intended Tax Treatment and (ii) the other opinions to be obtained from KPMG as set forth in the Implementation Schedule. In rendering such opinions, KPMG may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants of Applied and TEL.

(c) TEL shall use its reasonable best efforts to obtain from KPMG a tax opinion as of the Japan Closing Date to the effect that the opinions described in Section 4.9(b) remain correct as of the Japan Closing Date. In rendering such opinion, KPMG may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants of Applied and TEL.

(d) Prior to the effective time of the Form S-4 Registration/Proxy Statement, Applied shall use its reasonable best efforts to obtain from Baker & McKenzie the opinions set forth in section II(e)(i)–(iv) of the Implementation Schedule. In connection with such opinions, Baker & McKenzie may request that officers of each of Applied and TEL provide Baker & McKenzie with reasonable and customary representations and such information as Baker & McKenzie may reasonably request, including representations and information regarding the capitalization of Applied, TEL, and HoldCo, and the outstanding Applied Equity Awards, TEL Subscription Rights, and equity awards that will be issued by Applied and TEL immediately before, and issued by HoldCo (if any) immediately after, the TEL Merger and the Applied Merger, as applicable. In rendering such opinions, Baker & McKenzie may rely upon and incorporate by reference such representations and information.

(e) Applied shall use its reasonable best efforts to obtain from Baker & McKenzie: (i) opinions as of the United States Closing Date to the effect that the conclusions in the opinions described in Section 4.9(d) remain correct as of the United States Closing Date; and (ii) the remaining opinions set forth in section II of the Implementation Schedule as of the United States Closing Date. In connection with such opinions, Baker & McKenzie may request that officers of each of Applied and TEL provide Baker & McKenzie with reasonable and customary representations and such information as Baker & McKenzie may reasonably request, including representations and information regarding the capitalization of Applied, TEL, and HoldCo, and the outstanding Applied Equity Awards, TEL Subscription Rights, and equity awards that will be issued by HoldCo (if any) immediately before and after the TEL Merger and the Applied Merger, as applicable. In rendering such opinions, Baker & McKenzie may rely upon and incorporate by reference such representations and information.

(f) Each of Applied and TEL shall: (i) use its reasonable best efforts to seek, and cooperate with the other in seeking (including using reasonable best efforts to cause delivery of the representations, covenants and information referred to in Section 4.9(b) through Section 4.9(e)) the opinions referred to in this Section 4.9 and in the Implementation Schedule (collectively, the “Tax Opinions”); and (ii) use its reasonable best efforts to seek, and cooperate with the other in seeking, the Tax rulings, Tax authorizations, Tax clearances or similar communications or rulings from a Governmental Body as set forth on the Implementation Schedule (collectively, the “Governmental Tax Rulings”). Subject to the confidentiality provisions of the Confidentiality Agreement, Applied and TEL each shall promptly supply the other with any information which may be required in order to seek or obtain the Tax Opinions or Governmental Tax Rulings. Subject to the confidentiality provisions of the Confidentiality Agreement, each of Applied and TEL shall (through its counsel or other representatives): (i) allow the other to participate in all meetings, teleconferences, hearings or other live communications with Governmental Bodies in connection with seeking the Governmental Tax Rulings; (ii) consult with the other in good faith prior to taking a position with respect to seeking any of the Governmental Tax Rulings; (iii) provide the other with draft copies of any filings, notices, reports, analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions, proposals, submissions, and other documents (“Tax Submissions”), and a summary of any oral presentations, proposed to be made or submitted to any Governmental Body at least seven Business Days before, and obtain the written consent (including by email) of the other (such consent not to be unreasonably withheld, conditioned or delayed) prior to, requesting or seeking any Governmental Tax Ruling or making or submitting any Tax Submissions or making any oral presentations to any Governmental Body on behalf of itself or any other Party in connection with seeking any Governmental Tax Rulings, and consider in good faith the views of the other in connection with any of the foregoing; (iv) coordinate with the other in preparing and exchanging such information in connection with seeking any Governmental Tax Rulings; (v) promptly provide the other (and its counsel) with copies of all Tax Submissions (and a summary of any oral presentations) made or submitted by it with or to any Governmental Body in connection with seeking any Governmental Tax Rulings; (vi) promptly provide the other (and its counsel) with copies of all written responses, and summaries of any oral responses, received from any Governmental Body in connection with seeking any Governmental Tax Rulings; and (vii) consult with the other regarding any other decisions regarding any Governmental Tax Rulings.

(g) Without limiting the generality of Section 4.9(f), each of Applied and TEL shall: (i) use its reasonable best efforts to file or submit, or cause to be filed or submitted, in each case, within 15 Business Days after the date of this Agreement, initial Tax Submissions with the Specified Japanese Tax Authority that are necessary to obtaining the Tax Rulings referred to in Section (II)(b) of the Implementation Schedule (the “Japanese Tax Rulings”), and to file or submit as promptly as possible any additional Tax Submissions requested by the Specified Japanese Tax Authority in connection with the Japanese Tax Rulings; and (ii) use its reasonable best efforts to seek, and cooperate with the other in seeking, the Japanese Tax Rulings as soon as possible after the date of this Agreement. All Tax Submissions, and summaries of any proposed oral presentations, in connection with the Japanese Tax Rulings shall be subject to advance review by, and prior written consent (including by email) of, the other Party (such consent not to be unreasonably withheld, conditioned or delayed).

4.10 Section 16 Matters. Subject to the next following sentence, prior to the Closing, HoldCo shall take, and TEL shall cause HoldCo to take, all such steps as may be required (to the extent permitted under applicable Legal Requirements and no-action letters issued by the SEC) to cause any acquisition of HoldCo Ordinary Shares (including derivative securities with respect to HoldCo Ordinary Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to HoldCo, to be exempt under Rule 16b-3 under the Exchange Act. At least 30 days prior to the United States Closing Date, Applied (in the case of Applied employees or directors) and TEL (in the case of TEL employees or directors) shall furnish the following information to HoldCo for each individual who, immediately after the Business Combination Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to HoldCo: (a) the number of shares of Applied Common Stock (including any such shares that are Restricted Shares) or TEL Common Stock held by such individual and expected to be exchanged for HoldCo Ordinary Shares pursuant to the Business Combination; (b) the number of Applied Options, Applied RSUs, TEL Subscription Rights and Applied Performance Units held by such individual and expected to be converted into options, restricted stock, restricted stock units, performance shares or performance units, as the case may be, with respect to HoldCo Ordinary Shares in connection with the Business Combination; and (c) the number of other derivative securities (if any) with respect to Applied Common Stock or TEL Common Stock held by such individual and expected to be converted into HoldCo Ordinary Shares or derivative securities with respect to HoldCo Ordinary Shares in connection with the Business Combination.

4.11 Internal Controls. If, during the Pre-Closing Period, Applied, TEL or their respective auditors identify any material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a material weakness) in the effectiveness of Applied’s and TEL’s respective internal controls over financial reporting, then Applied and TEL, respectively, shall promptly notify TEL and Applied, respectively, thereof and use its reasonable best efforts during the Pre-Closing Period to rectify such material weakness or series of control deficiencies, as applicable.

4.12 Joinder Agreements. Applied shall cause Applied Merger Sub and Applied U.S. HoldCo to execute and deliver a Joinder Agreement to Applied and TEL substantially in the form attached hereto as Exhibit B. TEL shall cause TEL Merger Sub to, and, as promptly as reasonably practicable following the date of this Agreement, shall cause HoldCo to, execute and deliver to Applied and TEL a Joinder Agreement substantially in the form attached hereto as Exhibit B.

4.13 Procedures for the Cancellation of Book Entry Shares of TEL Common Stock. Promptly following the execution of this Agreement, each of the Parties shall use its reasonable best efforts to establish, prior to the TEL Stockholders’ Meeting, appropriate procedures to facilitate the prompt delivery of HoldCo Ordinary Shares, following the TEL Merger Effective Time, upon presentation of evidence of book entry positions representing Book Entry Shares of TEL Common Stock. In connection therewith, the Parties agree to consult with the Tokyo Stock Exchange, the Japan Securities Deposit Center, Inc., the Japan Securities Dealers Association, the transfer agent for each of Applied and TEL, and any other applicable Persons the Parties deem reasonably necessary to resolve any issues practical impediments to the delivery of the HoldCo Ordinary Shares (and cash in lieu of any fractional shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)) to former TEL stockholders following the TEL Merger Effective Time.

4.14 Stockholder Litigation. Without limiting in any way the respective obligations of Applied and TEL under Section 4.7, each of Applied and TEL shall give the other the opportunity to participate in the defense or settlement of any stockholder claim or litigation (including any class action or derivative litigation) against such Party or its officers or directors relating to the Business Combination and the other Contemplated Transactions, and no such settlement shall be agreed to without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Each of Applied and TEL shall cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate, in the defense against such claim or litigation.

4.15 Employee Matters.

(a) For the period beginning on the United States Closing Date and ending on the one-year anniversary of the United States Closing Date (the “Benefit End Date”), HoldCo shall ensure that, so long as the applicable Person remains employed by HoldCo or one of its Subsidiaries, each Person who was an employee of an Applied Entity immediately prior to the Applied Merger Effective Time (an “Applied Continuing Employee”) or who was an employee of a TEL Entity immediately prior to the TEL Merger Effective Time (a “TEL Continuing Employee” and all TEL Continuing Employees together with all Applied Continuing Employees, collectively, the “HoldCo Employees”), shall receive compensation and benefits (excluding equity-based benefits) that are not less favorable in the aggregate than the compensation and benefits that were provided to such HoldCo Employee immediately prior to the Applied Merger Effective Time or the TEL Merger Effective Time, as applicable.

(b) Notwithstanding anything to the contrary set forth in Section 4.15(a), HoldCo shall ensure that each HoldCo Employee whose employment terminates upon or prior to the Benefit End Date receives severance payments and benefits in accordance with the terms and conditions of, or on terms and conditions not less favorable in the aggregate than, the severance plan, policy, program or arrangement that was applicable to such HoldCo Employee immediately prior to the Applied Merger Effective Time or the TEL Merger Effective Time, as applicable.

(c) HoldCo shall ensure that each HoldCo Employee receives full credit for his or her years of service with Applied, TEL, their respective Subsidiaries, and all of their respective predecessors (to the same extent as such HoldCo Employee was entitled immediately prior to the Applied Merger Effective Time or the TEL Merger Effective Time, as applicable) for all purposes (including purposes of vesting, eligibility to participate, and level of benefits) under the Employee Plans and other compensation and benefit plans, programs, policies, agreements and arrangements of HoldCo and its Subsidiaries following the Closing in which such HoldCo Employee is eligible to participate; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits.

(d) Subject to the terms of this Agreement (including Section 4.1), each of Applied and TEL shall, and shall cause their respective Subsidiaries to, provide, and shall use its reasonable best efforts to cause all of their respective Representatives, including legal, human resources and regulatory, to, provide all cooperation reasonably requested by the Parties in connection with satisfying any legal obligations, including all notifications and consultations and other processes necessary to consummate the Contemplated Transactions, which shall include any required notifications and consultations and other processes with respect to any works council, economic committee, union or similar body as required to either: (i) obtain an opinion or acknowledgment from any works council, economic committee, union or similar body; or (ii) establish that the Parties are permitted to effect the Contemplated Transactions without such opinion or acknowledgment. Such cooperation shall include the provision of any information and consultation required by applicable Legal Requirements, the terms of any Contract or Employee Plan, or as reasonably requested by another Party. Applied and TEL shall, and shall cause their respective Subsidiaries to, make available their Representatives at such times and in such places as the other may reasonably request for purposes of discussions with Representatives of any such works council, economic committee, union or similar body.

(e) This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Person any rights or remedies hereunder. Nothing in this Agreement shall preclude HoldCo or any of its Subsidiaries, at any time after the Closing, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Employee Plan, any benefit under any Employee Plan, any trust, insurance policy or funding vehicle related to any Employee Plan or any other compensation, benefit or third-party insurance plan, program, policy, practice, Contract, agreement or fund of HoldCo or any of its Subsidiaries. Nothing in this Agreement shall be deemed to constitute an amendment, modification or termination of any compensation, benefit or third-party insurance plan, program, policy, practice, Contract, agreement or fund.

(f) Nothing in this Agreement shall be deemed to constitute an Employee Plan or any other employee benefit arrangement, or create any right or obligation which is enforceable by any current or former Applied or TEL employee, any HoldCo Employee, or any other Person, with respect to continued employment or any terms or conditions of employment, including the benefits and compensation described in this Agreement. For the avoidance of doubt, any amendments to any Employee Plan or any other compensation, benefit or third-party insurance plan, program, policy, practice, Contract, agreement or fund of Applied, TEL, HoldCo, or any of their Subsidiaries shall occur only in accordance with their respective terms and shall be pursuant to action taken by Applied or TEL, or their respective Subsidiaries, as applicable, which are independent of the consummation of this Agreement or any continuing obligations hereunder.

5.	CONDITIONS PRECEDENT TO THE PARTIES’ OBLIGATIONS

5.1 Conditions Precedent to Each Party’s Obligations. The obligations of each Party to effect and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Effectiveness of Form S-4 Registration/Proxy Statement. The Form S-4 Registration/Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration/Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending.

(b) Effectiveness of FSA Registration Statement. The FSA Registration Statement shall have become effective in accordance with the provisions of the Financial Instruments and Exchange Act of Japan, no stop order shall have been issued by the FSA and shall remain in effect with respect to the FSA Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the FSA and remain pending.

(c) Stockholder Approvals. This Agreement shall have been duly adopted by the Required Applied Stockholder Vote and the TEL Merger Agreement shall have been duly approved by the Required TEL Stockholder Vote.

(d) Governmental Approvals.

(i) Any waiting period (and any extension thereof) applicable to the consummation of the Business Combination under any Antitrust Law identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall have expired or been terminated, any Governmental Authorization required to be obtained with respect to such Antitrust Laws shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization so obtained shall require, contain or contemplate any term, limitation, condition or restriction that has resulted in or would reasonably be expected to result in a Substantial Detriment.

(ii) The CFIUS Approval shall have been received and shall remain in full force and effect, and shall not require, contain or contemplate any term, limitation, condition or restriction that has resulted in or would reasonably be expected to result in a material and adverse impact on the business, financial condition and results of operations of HoldCo and its Subsidiaries, taken as a whole, following the Business Combination Effective Time.

(e) No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Business Combination shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Business Combination that makes consummation of the Business Combination illegal (it being understood that, with respect to any such Orders or Legal Requirements relating to Antitrust Laws, (A) only a court of competent jurisdiction or other Governmental Body in the jurisdictions identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall constitute a court of competent jurisdiction or Governmental Body and (B) only a Legal Requirement enacted by a Governmental Body in the jurisdictions identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall be deemed to apply to the Business Combination, in each case, for purposes of this Section 5.1(e)).

(f) No Governmental Litigation. There shall not be pending any Legal Proceeding brought by, or overtly threatened by, a Governmental Body (it being understood that with respect to Governmental Bodies under Antitrust Laws, only a Governmental Body in the jurisdictions identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall constitute a Governmental Body for purposes of this Section 5.1(f)): (i) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Business Combination or any of the other Contemplated Transactions; (ii) relating to the Business Combination or the other Contemplated Transactions and that would reasonably be expected to materially and adversely affect the right or ability of any of the Applied Entities or any of the TEL Entities to own any material asset or materially limit the operation of the business of any of the Applied Entities or TEL Entities; (iii) seeking to compel any of the Applied Entities or TEL Entities to dispose of or hold separate any material asset or business as a result of the Business Combination or any of the other Contemplated Transactions; or (iv) relating to the Business Combination or the other Contemplated Transactions and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on any of the Applied Entities or TEL Entities.

(g) Section 7874 Tax Opinion. Applied shall have received the opinion of Baker & McKenzie, dated the United States Closing Date and addressed to Applied, to the effect that HoldCo should not be treated as a U.S. corporation pursuant to Section 7874 of the Code or any similar Legal Requirement; provided, however, that this condition shall be deemed to be satisfied if Baker & McKenzie shall not have provided such opinion or shall have withdrawn or modified such opinion and Jones Day renders such opinion to Applied.

5.2 Additional Conditions Precedent to Applied’s Obligations. The obligations of Applied to effect and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Accuracy of Representations.

(i) Each of the TEL Designated Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the United States Closing Date and the Japan Closing Date as if made on and as of the United States Closing Date and the Japan Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(ii) Each of the representations and warranties of TEL set forth in Section 3.5(a) shall have been accurate in all respects as of the date of this Agreement.

(iii) Each of the representations and warranties of TEL (other than those set forth in Section 3.5(a) and the TEL Designated Representations) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the United States Closing Date and the Japan Closing Date as if made on and as of the United States Closing Date and the Japan Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (A) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any inaccuracies in such representations and warranties determined to exist after giving effect to clause “(A)” will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on TEL.

(b) Performance of Covenants. The covenants and obligations in this Agreement that TEL is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c) TEL Closing Certificate. Applied shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of TEL confirming that the conditions set forth in Sections 5.1(c) (solely with respect to the TEL Stockholder Vote), 5.1(f), 5.2(a), 5.2(b), and 5.2(d) have been duly satisfied.

(d) No Material Adverse Effect on TEL. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on TEL which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances then in existence, would reasonably be expected to have a Material Adverse Effect on TEL.

(e) Japanese Tax Opinion. Applied shall have received an opinion from Baker & McKenzie to the effect that the Contemplated Transactions should collectively result in the TEL Intended Tax Treatment and such opinion shall not have been withdrawn or modified; provided, however, that this condition shall be deemed to be satisfied if: (i) Baker & McKenzie shall not have provided or shall have withdrawn or modified such opinion and KPMG renders such opinion to Applied; (ii) the Specified Japanese Tax Authority has provided to Applied or TEL a Positive Japanese Tax Ruling; or (iii) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling that applies to the structure of the Contemplated Transactions as proposed by Applied and TEL to the Specified Japanese Tax Authority on the date closest to the Outside Mailing Date.

5.3 Additional Conditions Precedent to TEL’s Obligations. The obligations of TEL to effect and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Accuracy of Representations.

(i) Each of the Applied Designated Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the United States Closing Date and the Japan Closing Date as if made on and as of the United States Closing Date and the Japan Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(ii) Each of the representations and warranties of Applied set forth in Section 3.5(a) shall have been accurate in all respects as of the date of this Agreement.

(iii) Each of the representations and warranties of Applied (other than those set forth in Section 3.5(a) and the Applied Designated Representations) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the United States Closing Date and the Japan Closing Date as if made on and as of the United States Closing Date and the Japan Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (A) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any inaccuracies in such representations and warranties determined to exist after giving effect to clause “(A)” will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Applied.

(b) Performance of Covenants. The covenants and obligations in this Agreement that Applied is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c) Applied Closing Certificate. TEL shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of Applied confirming that the conditions set forth in Sections 5.1(c) (solely with respect to the Applied Stockholder Vote), 5.1(f), 5.3(a), 5.3(b), and 5.3(d) have been duly satisfied.

(d) No Material Adverse Effect on Applied. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Applied which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances then in existence, would reasonably be expected to have a Material Adverse Effect on Applied.

(e) Japanese Tax Opinion. TEL shall have received an opinion from KPMG to the effect that the Contemplated Transactions should collectively result in the TEL Intended Tax Treatment and such opinion shall not have been withdrawn or modified; provided, however, that this condition shall be deemed to be satisfied if: (i) KPMG shall not have provided or shall have withdrawn or modified such opinion and Baker & McKenzie renders such opinion to TEL; (ii) the Specified Japanese Tax Authority has provided to Applied or TEL a Positive Japanese Tax Ruling; or (iii) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling that applies to the structure of the Contemplated Transactions as proposed by Applied and TEL to the Specified Japanese Tax Authority on the date closest to the Outside Mailing Date.

6.	TERMINATION

6.1 Termination. This Agreement may be terminated prior to the Business Combination Effective Time (whether before or after adoption of this Agreement by Applied’s stockholders or the approval of the TEL Merger Agreement by TEL’s stockholders):

(a) by mutual written consent of Applied and TEL;

(b) by either Applied or TEL if the Business Combination shall not have been consummated by 11:59 p.m. Pacific time on September 24, 2014 (the “End Date”); provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 6.1(b) if the failure to consummate the Business Combination by the End Date is attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Business Combination Effective Time; provided, further, that, unless Applied and TEL mutually agree in writing to the contrary before the End Date, the initial End Date shall be automatically, without further action by or consent of the Parties, extended by six months if, on the initial End Date, the only conditions to the Closing that have not been satisfied or waived (other than the conditions that by their nature are to be satisfied at or immediately prior to the Closing) are: (i) one or more of the conditions set forth in Section 5.1(d) or Section 5.1(f); or (ii) one or more of the conditions set forth in Section 5.1(e) in connection with a temporary restraining order, preliminary injunction, permanent injunction or other Order issued solely in connection with any of the Antitrust Laws set forth on Part 5.1(d)(i) of the Applied Disclosure Schedule or TEL Disclosure Schedule;

(c) by either Applied or TEL if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination (it being understood that, with respect to such Orders and such actions relating to Antitrust Laws, only a court of competent jurisdiction or other Governmental Body in the jurisdictions identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall constitute a court of competent jurisdiction or Governmental Body for purposes of this Section 6.1(c));

(d) by either Applied or TEL if: (i) the Applied Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Applied’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Applied Stockholders’ Meeting (including any adjournment or postponement thereof) by the Required Applied Stockholder Vote;

(e) by either Applied or TEL if: (i) the TEL Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and TEL’s stockholders shall have taken a final vote on a proposal to approve the TEL Merger Agreement; and (ii) the TEL Merger Agreement shall not have been approved at the TEL Stockholders’ Meeting (including any adjournment or postponement thereof) by the Required TEL Stockholder Vote;

(f) by Applied (at any time prior to the approval of the TEL Merger Agreement by the Required TEL Stockholder Vote) if a TEL Triggering Event shall have occurred;

(g) by TEL (at any time prior to the adoption of this Agreement by the Required Applied Stockholder Vote) if an Applied Triggering Event shall have occurred;

(h) by Applied (at any time prior to the date on which the TEL Stockholders’ Meeting (including any adjournments and postponements thereof) is held and completed) if: (i) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling; (ii) an Adverse Japanese Tax Ruling remains in effect as of the Outside Mailing Date; and (iii) Applied has not breached in any material respect its obligations under Section 4.9(f), Section 4.9(g) or Section 7.12;

(i) by TEL (at any time prior to the date on which the TEL Stockholders’ Meeting (including any adjournments and postponements thereof) is held and completed) if: (i) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling; (ii) an Adverse Japanese Tax Ruling remains in effect as of the Outside Mailing Date; and (iii) TEL has not breached in any material respect its obligations under Section 4.9(f), Section 4.9(g) or Section 7.12;

(j) by Applied if: (i) any of TEL’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 5.2(a)(i), the condition set forth in Section 5.2(a)(ii) or the condition set forth in Section 5.2(a)(iii) would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 5.2(a)(i), the condition set forth in Section 5.2(a)(ii) or the condition set forth in Section 5.2(a)(iii) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date all materiality qualifications limiting the scope of such representations and warranties shall be disregarded as set forth in Section 5.2); or (ii) any of TEL’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 5.2(b) would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of TEL’s representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by TEL is curable by TEL by the End Date and TEL is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Applied may not terminate this Agreement under this Section 6.1(j) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Applied gives TEL notice of such inaccuracy or breach; or

(k) by TEL if: (i) any of Applied’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 5.3(a)(i), the condition set forth in Section 5.3(a)(ii) or the condition set forth in Section 5.3(a)(iii) would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 5.3(a)(i), the condition set forth in Section 5.3(a)(ii) or the condition set forth in Section 5.3(a)(iii) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date all materiality qualifications limiting the scope of such representations and warranties shall be disregarded as set forth in Section 5.3); or (ii) any of Applied’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 5.3(b) would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of Applied’s representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by Applied is curable by Applied by the End Date and Applied is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then TEL may not terminate this Agreement under this Section 6.1(k) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that TEL gives Applied notice of such inaccuracy or breach.

6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect; provided, however, that: (a) this Section 6.2, Section 6.3 and Section 7 (other than Section 7.12) shall survive the termination of this Agreement and shall remain in full force and effect; (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (c) the termination of this Agreement shall not relieve any Party from any liability for any intentional breach of this Agreement or fraud.

6.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 6.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Business Combination is consummated; provided, however, that Applied and TEL shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with: (i) the filing, printing and mailing of the Form S-4 Registration/Proxy Statement, the FSA Registration Statement and TEL Convocation Materials and any amendments or supplements thereto; and (ii) the filing by the Parties of any notice or other document under any applicable antitrust or competition Legal Requirement.

(b) If this Agreement is terminated: (i) by Applied pursuant to Section 6.1(f); (ii) by TEL pursuant to Section 6.1(i); or (iii) by Applied or TEL pursuant to Section 6.1(e), and in the case of clause “(iii)” of this sentence: (A) at or prior to the time of the termination of this Agreement an Acquisition Proposal with respect to a TEL Entity shall have been disclosed, announced, commenced, submitted or made and shall not have been withdrawn; and (B) on or prior to the first anniversary of such termination of this Agreement, either: (1) an Acquisition Transaction with respect to a TEL Entity is consummated; or (2) a definitive agreement relating to an Acquisition Transaction (it being understood that, for purposes of this clause “(B),” each reference to “15%” in the definition of “Acquisition Transaction” in Exhibit A shall be deemed to be a reference to “40%”) with respect to a TEL Entity is entered into by a TEL Entity, then TEL shall pay to Applied, in cash at the time specified in the following sentence, a nonrefundable fee in the amount of $400,000,000 (the “TEL Termination Fee”). The TEL Termination Fee shall be paid as follows: (x) in the case of clause “(i)” of the preceding sentence, within two Business Days after termination of this Agreement; (y) in the case of clause “(ii)” of the preceding sentence, simultaneously with the termination of this Agreement; and (z) in the case of clause “(iii)” of the preceding sentence, within two Business Days after the first to occur of the consummation of the Acquisition Transaction or the entering into by a TEL Entity of the definitive agreement.

(c) If this Agreement is terminated: (i) by TEL pursuant to Section 6.1(g); (ii) by Applied pursuant to Section 6.1(h); or (iii) by Applied or TEL pursuant to Section 6.1(d), and in the case of clause “(iii)” of this sentence: (A) at or prior to the time of the termination of this Agreement an Acquisition Proposal with respect to an Applied Entity shall have been publicly disclosed or announced, and shall not have been withdrawn; and (B) on or prior to the first anniversary of such termination of this Agreement, either: (1) an Acquisition Transaction with respect to an Applied Entity is consummated; or (2) a definitive agreement relating to an Acquisition Transaction with respect to an Applied Entity is entered into by an Applied Entity, then Applied shall pay to TEL, in cash at the time specified in the following sentence, a nonrefundable fee in the amount of $400,000,000 (the “Applied Termination Fee”). The Applied Termination Fee shall be paid as follows: (x) in the case of clause “(i)” of the preceding sentence, within two Business Days after termination of this Agreement; (y) in the case of clause “(ii)” of the preceding sentence, simultaneously with the termination of this Agreement; and (z) in the case of clause “(iii)” of the preceding sentence, within two Business Days after the first to occur of the consummation of the Acquisition Transaction or the entering into by an Applied Entity of the definitive agreement.

(d) If a Party fails to pay when due any amount payable by such Party under this Section 6.3, then: (i) such Party shall reimburse the Party to which such amount is payable for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement of its rights under this Section 6.3; and (ii) such Party shall pay to the Party to which such amount is payable interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid in full) at a rate per annum equal to the lower of: (i) 350 basis points over the “prime rate” (as announced by Citibank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Legal Requirements.

7.	MISCELLANEOUS PROVISIONS

7.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of Applied and TEL at any time (whether before or after the adoption of this Agreement by Applied’s stockholders or the approval of the TEL Merger Agreement by TEL’s stockholders); provided, however, that: (a) after any such adoption of this Agreement by Applied’s stockholders, no amendment or supplement to the provisions of this Agreement shall be made which by applicable Legal Requirement requires further approval of the stockholders of Applied without the further approval of such stockholders; and (b) after any such approval of the TEL Merger Agreement by TEL’s stockholders, no amendment or supplement to the provisions of this Agreement shall be made which by applicable Legal Requirement requires further approval of the stockholders of TEL without the further approval of such stockholders. This Agreement may not be amended or supplemented except by an instrument in writing signed on behalf of Applied and TEL.

7.2 Waiver.

(a) Subject to Sections 7.2(b) and 7.2(c), at any time prior to the Business Combination Effective Time, any Party may: (i) extend the time for the performance of any of the obligations or other acts of another Party; (ii) waive any inaccuracy in or breach of another Party of any representation, warranty, covenant or obligation contained in this Agreement or in any document delivered pursuant to this Agreement; and (iii) unless prohibited by applicable Legal Requirement, waive compliance with any covenant, obligation or condition contained in this Agreement for the benefit of another Party.

(b) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Business Combination Effective Time.

7.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement (and any executed Joinder Agreement) and the other agreements, exhibits, schedules and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that, except as otherwise expressly set forth in this Agreement, the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The delivery of an executed Agreement or Joinder Agreement by facsimile or by other electronic delivery shall be sufficient to bind the Party so delivering such agreement.

7.5 Applicable Legal Requirements; Jurisdiction; Waiver of Jury Trial.

(a) Except for the fiduciary duties of the TEL Board and the validity of any corporate action on the part of TEL and TEL Merger Sub, which shall be interpreted, construed and governed by and in accordance with the laws of Japan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any Legal Proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) each of the Parties irrevocably waives and agrees that it shall not attempt to deny or defeat such jurisdiction by way of motion, defense, or otherwise, for leave from such court; and (iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Each of the Parties agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 7.10 or such other manner as may be permitted by Legal Requirement shall be valid and sufficient service of process.

(c) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. Each of the Parties acknowledges that it and the other Parties have been induced to enter into this Agreement and the Contemplated Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.5.

7.6 Specific Performance; Remedies. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided in this Agreement, any and all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights or remedies otherwise available in this Agreement, at law or in equity. The exercise by a Party of any one remedy shall not preclude the exercise by it of any other remedy.

7.7 Disclosure Schedules. Each of the Applied Disclosure Schedule and TEL Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3, Section 4.2 and Section 5.1(d)(i). The Applied Disclosure Schedule and TEL Disclosure Schedule shall each be delivered as of the date hereof, and no amendments or modifications thereto shall be made. Any purported update or modification to the Applied Disclosure Schedule or TEL Disclosure Schedule after the date hereof shall be disregarded. It is understood and agreed that (a) nothing in the Applied Disclosure Schedule or TEL Disclosure Schedule is intended to broaden the scope of any representation, warranty, covenant or condition of Applied or TEL, as applicable, made herein and (b) neither the specifications of any dollar amount in this Agreement or the Applied Disclosure Schedule or the TEL Disclosure Schedule nor the inclusion of any specific item in the Applied Disclosure Schedule or TEL Disclosure Schedule is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Applied Disclosure Schedule or TEL Disclosure Schedule, as the case may be, in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material for purposes hereof.

7.8 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

7.9 Assignability; No Third Parties. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of Applied and TEL, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party without the prior written consent of Applied and TEL shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (i) as specifically provided in Section 4.6 and (ii) after the Business Combination Effective Time, with respect to the payment of consideration to holders of Applied Common Stock and TEL Common Stock pursuant to Section 1 hereof.

7.10 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by internationally recognized overnight air courier (such as Federal Express), one Business Day after mailing; (c) if sent by facsimile transmission before 5:00 p.m. on a Business Day local time of recipient, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. any other time and receipt is confirmed, on the following Business Day; (e) if sent by electronic mail, when transmitted; and (f) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties:

if to Applied:

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039

Santa Clara, CA

Attention: Chief Executive Officer and General Counsel

Facsimile: (408) 986-7260

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065-1134

Attention: Keith A. Flaum, Esq.

                 James R. Griffin, Esq.

Facsimile: (650) 802-3100

Email: keith.flaum@weil.com

            james.griffin@weil.com

if to TEL:

Tokyo Electron Limited

Akasaka Biz Tower

3-1 Akasaka 5-chome,

Minato-ku,

Tokyo 107-6325

Attention: Tetsuro Hori

Facsimile: +81-3-5561-7149

with a copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201-1515

Attention: R. Scott Cohen, Esq.

                 Alain Dermarkar, Esq.

Facsimile: (214) 969-5100

Email: scohen@jonesday.com

            adermarkar@JonesDay.com

7.11 Severability. Any term or provision of this Agreement, or the application thereof to any Person or any circumstance, that is invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement, or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction so long as the economic or legal substance of the Contemplated Transactions are not affected in any manner materially adverse to any Party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Contemplated Transactions are fulfilled to the fullest extent possible.

7.12 Further Assurances.

(a) Each Party shall execute and cause to be delivered to any other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Contemplated Transactions.

(b) If the Parties are unable to consummate the Contemplated Transactions (including with respect to the particularities of the Implementation Schedule, Corporate Governance Structure, TEL Intended Tax Treatment, the intended U.S. tax treatment under Section 7874 of the Code, and the intended tax treatment of the transactions set forth on the Implementation Schedule) exactly as described in this Agreement and the Implementation Schedule, or the Parties receive an Adverse Japanese Tax Ruling or are unable to obtain the Tax Opinions related to the TEL Intended Tax Treatment, due to any event, cause, circumstance, condition or reason (collectively, “Consummation Impediments”), then each of Applied and TEL agree to cooperate and negotiate in good faith with one another and to use its reasonable best efforts, in each case, up to the earlier of the End Date (as it may be extended pursuant to Section 6.1(b)) or the termination of this Agreement pursuant to Section 6, to agree upon changes to the Contemplated Transactions (and, correlatively, this Agreement, the Implementation Schedule, and the other agreements setting forth the terms and conditions of the Contemplated Transactions) that would permit the elimination of any Adverse Japanese Tax Ruling or the consummation of the business combination of Applied and TEL while concurrently preserving the form and substance of, and the intended balances and other intentions motivating, the Contemplated Transactions to the maximum extent possible in light of the Consummation Impediments.

(c) Nothing set forth in Section 7.12(a) or 7.12(b) shall be deemed to limit, modify, waive, amend, or otherwise adversely affect any Party’s rights under Section 6.

7.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement, and therefore, agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires.

(e) The word “or” has the inclusive meaning represented by the phrase “and/or.”

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(g) The bold-faced headings and table of contents contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be deemed to limit or otherwise affect any the provisions of this Agreement.

(h) All references in this Agreement to “dollars” or “$” shall mean United States Dollars and all references in this Agreement to “yen” or “¥” shall mean Japanese Yen.

(i) For purposes of disclosures required by Section 3 and the restrictions set forth in Section 4, all references to Yen (¥) shall be deemed to include U.S. dollars ($), and vice versa, on the basis of the arithmetic average of the Yen (¥) to the U.S. dollar ($) exchange rate, as set forth in the Wall Street Journal, on each of the 20 Business Days immediately preceding (but not including) the date of this Agreement.

(j) This Agreement shall be prepared in English and may be translated into Japanese. The English version of this document shall be the official version. In the event of a conflict between the English version and any Japanese version of this Agreement, the English version shall control.

[Remainder of page intentionally left blank]

The Parties have caused this Agreement to be executed and delivered as of the date first written above.

APPLIED MATERIALS, INC.
a Delaware corporation

By:	/s/ Gary E. Dickerson
Name:	Gary E. Dickerson
Title:	President and Chief Executive Officer

TOKYO ELECTRON LIMITED, a Japanese corporation (kabushiki kaisha)

By:	/s/ Tetsuro Higashi
Name:	Tetsuro Higashi
Title:	Representative Director, Chairman, President &
Chief Executive Officer

SIGNATURE PAGE TO BUSINESS COMBINATION AGREEMENT

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by Applied or TEL) that would reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal. “Acquisition Proposal” shall mean any bona fide offer or proposal (other than an offer or proposal made or submitted by Applied or TEL) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction. “Acquisition Transaction” with respect to Applied or TEL shall mean any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a) any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which such Entity or any of its Significant Subsidiaries is a constituent corporation and which would result in a third party beneficially owning 15% or more of any class of equity or voting securities of such Entity or any of its Significant Subsidiaries; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of such Entity or any of its Significant Subsidiaries; or (iii) in which such Entity or any of its Significant Subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Entity or any of its Significant Subsidiaries;

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity or any of its Significant Subsidiaries; or

(c) any liquidation or dissolution of such Entity or any of its Significant Subsidiaries.

Adverse Japanese Tax Ruling. “Adverse Japanese Tax Ruling” means a ruling (whether formal or informal or oral or in writing) from the Specified Japanese Tax Authority to the effect that any element of the TEL Intended Tax Treatment is not (or will not be) available in connection with the Contemplated Transactions, together with the reasons supporting such a ruling.

Affiliate. “Affiliate” of an Entity shall mean any Person under common control with such Entity or any of its Subsidiaries within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder (regardless of whether the Code or such regulations are applicable to such Entity).

Agreement. “Agreement” shall mean the Business Combination Agreement to which this Exhibit A is attached, as it may be amended from time to time.

Antitrust Laws. “Antitrust Laws” shall have the meaning set forth in Section 4.7(a) of the Agreement.

Applied. “Applied” shall have the meaning set forth in the preamble of the Agreement.

Applied Board. “Applied Board” shall mean Applied’s board of directors.

Applied Board Recommendation. “Applied Board Recommendation” shall have the meaning set forth in Section 4.5(b) of the Agreement.

Applied Cash Award. “Applied Cash Award” shall mean each award originally granted as restricted stock and assumed or converted by Applied into restricted cash in connection with a merger, acquisition or similar transaction.

Applied Certificate of Merger. “Applied Certificate of Merger” shall have the meaning set forth in Section 1.1(b)(ii) of the Agreement.

Applied Change in Recommendation. “Applied Change in Recommendation” shall have the meaning set forth in Section 4.5(b) of the Agreement.

Applied Common Stock. “Applied Common Stock” shall mean the Common Stock, $0.01 par value per share, of Applied.

Applied Continuing Employee. “Applied Continuing Employee” shall have the meaning set forth in Section 4.15(a) of the Agreement.

Applied Contract. “Applied Contract” shall mean any Contract: (a) to which any of the Applied Entities is a party; (b) by which any of the Applied Entities or any asset of any of the Applied Entities is bound or under which any of the Applied Entities has any obligation; or (c) under which any of the Applied Entities has any right or interest.

Applied Conversion Ratio. “Applied Conversion Ratio” shall have the meaning set forth in Section 1.3(d)(iii) of the Agreement.

Applied D&O Policy. “Applied D&O Policy” shall have the meaning set forth in Section 4.6(b) of the Agreement.

Applied Designated Representations. “Applied Designated Representations” shall mean each of the representations and warranties made by Applied set forth in Sections 3.3(a), 3.3(c), 3.3(g) and 3.15.

Applied Disclosure Schedule. “Applied Disclosure Schedule” shall mean the Applied Disclosure Schedule that has been prepared by Applied in accordance with the requirements of Section 7.7 of the Agreement and that has been delivered by Applied to TEL on the date of the Agreement.

Applied Dissenting Shares. “Applied Dissenting Shares” shall have the meaning set forth in section 1.3(e)(i) of the Agreement.

Applied Entity. “Applied Entity” shall mean: (a) Applied; and (b) each of Applied’s Subsidiaries.

Applied Equity Award. “Applied Equity Award” shall have the meaning set forth in Section 1.4(b) of the Agreement.

Applied Equity Plans. “Applied Equity Plans” shall mean the equity plans adopted by Applied or under which equity-based awards (whether payable in cash, securities or otherwise) were assumed by

Applied in connection with any merger, acquisition or similar transaction, including the Applied Employee Stock Incentive Plan, Applied 2000 Global Equity Incentive Plan, Varian Semiconductor Equipment Associates, Inc. Amended and Restated 2006 Stock Incentive Plan, Applied Films Corporation 1997 Stock Option Plan, Applied Films Corporation 2003 Stock Option Plan and the Applied ESPPs.

Applied ESPP Option. “Applied ESPP Option” shall have the meaning set forth in Section 1.4(e) of the Agreement.

Applied ESPPs. “Applied ESPPs” shall mean, collectively, the Applied Employees’ Stock Purchase Plan and the Applied Stock Purchase Plan for Offshore Employees.

Applied Intervening Event. “Applied Intervening Event” shall have the meaning set forth in Section 4.5(c)(ii) of the Agreement.

Applied IP. “Applied IP” shall mean: (a) all Intellectual Property Rights in or to the Applied Products and all Intellectual Property Rights in or to Applied Product Software; and (b) all other Intellectual Property Rights and Intellectual Property with respect to which any of the Applied Entities has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

Applied Material Registered IP. “Applied Material Registered IP” shall mean the Registered IP owned or licensed by Applied that is material in the context of Applied’s business as conducted as of the date of this Agreement.

Applied Merger. “Applied Merger” shall have the meaning set forth in the recitals of the Agreement.

Applied Merger Effective Time. “Applied Merger Effective Time” shall have the meaning set forth in Section 1.1(b)(ii) of the Agreement.

Applied Merger Sub. “Applied Merger Sub” shall have the meaning set forth in the recitals of the Agreement.

Applied Options. “Applied Options” shall mean options to purchase shares of Applied Common Stock from Applied (whether granted by Applied pursuant to the Applied Equity Plans, assumed by Applied in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

Applied Performance Unit. “Applied Performance Unit” shall mean each performance stock unit representing the right to vest in and be issued shares of Applied Common Stock by Applied (whether granted by Applied pursuant to an Applied Equity Plan, assumed by Applied in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

Applied Preferred Stock. “Applied Preferred Stock” shall mean the Preferred Stock, $0.01 par value per share, of Applied.

Applied Product. “Applied Product” shall mean any product or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any Applied Entity; or (b) currently under development by or for any Applied Entity (whether or not in collaboration with another Person).

Applied Product Software. “Applied Product Software” shall mean any software (regardless of whether such software is owned by an Applied Entity or licensed to an Applied Entity by a third party) contained or included in or provided with any Applied Product or used in the development, manufacturing, maintenance, repair, support, testing or performance of any Applied Product.

Applied Reports. “Applied Reports” shall have the meaning set forth in Section 3 of the Agreement.

Applied Returns. “Applied Returns” shall have the meaning set forth in Section 3.11(a) of the Agreement.

Applied RSU. “Applied RSU” shall mean each restricted stock unit or performance share representing the right to vest in and be issued shares of Applied Common Stock by Applied (whether granted by Applied pursuant to an Applied Equity Plan, assumed by Applied in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

Applied Stock Certificate. “Applied Stock Certificate” shall have the meaning set forth in Section 1.7(a) of the Agreement.

Applied Stockholders’ Meeting. “Applied Stockholders’ Meeting” shall have the meaning set forth in Section 4.5(a) of the Agreement.

Applied Surviving Corporation. “Applied Surviving Corporation” shall have the meaning set forth in Section 1.3(a) of the Agreement.

Applied Termination Fee. “Applied Termination Fee” shall have the meaning set forth in Section 6.3(c) of this Agreement.

Applied Triggering Event. An “Applied Triggering Event” shall be deemed to have occurred if: (a) the Applied Board shall have failed to recommend that Applied’s stockholders vote to adopt the Agreement, or shall have withdrawn or shall have modified in a manner adverse to TEL the Applied Board Recommendation; (b) Applied shall have failed to include in the Form S-4 Registration/Proxy Statement the Applied Board Recommendation or a statement to the effect that the Applied Board has determined and believes that the Business Combination is advisable to, and in the best interests of, Applied’s stockholders; (c) the Applied Board fails to reaffirm the Applied Board Recommendation, or fails to publicly state that the Business Combination (including the Applied Merger) and the other Contemplated Transactions are in the best interests of Applied’s stockholders, within five Business Days after TEL requests in writing that such action be taken; (d) the Applied Board shall have approved, endorsed or recommended any Acquisition Proposal with respect to Applied or any other Applied Entity; (e) Applied shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal with respect to Applied or any other Applied Entity; (f) an Acquisition Proposal with respect to an Applied Entity shall have been publicly announced, and Applied shall have failed to issue a press release announcing its opposition to such Acquisition Proposal within five Business Days after such Acquisition Proposal has been announced; or (g) Applied shall have breached in any material respect any material provision of Section 4.3 or Section 4.5 of the Agreement.

Applied Unaudited Balance Sheet. “Applied Unaudited Balance Sheet” shall mean the unaudited consolidated balance sheet of Applied and its consolidated Subsidiaries as of July 28, 2013 included in Applied’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2013.

Applied U.S. HoldCo. “Applied U.S. HoldCo” shall have the meaning set forth in the recitals of the Agreement.

Associate. “Associate” of an Entity shall mean any current or former officer, employee (full-time or part-time), independent contractor, consultant, director or statutory auditor of or to such Entity or any of its Subsidiaries or Affiliates.

Benefit End Date. “Benefit End Date” shall have the meaning set forth in Section 4.15(a) of the Agreement.

Book Entry Shares. “Book Entry Shares” of an Entity’s stock means non-certificated shares of such stock represented by book entry positions.

Business Combination. “Business Combination” shall have the meaning set forth in the recitals of the Agreement.

Business Combination Effective Time. “Business Combination Effective Time” shall have the meaning set forth in Section 1.1(b)(ii) of the Agreement.

Business Day. “Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in (a) Tokyo, Japan; (b) San Francisco, California, United States of America; and (c) Amsterdam, the Netherlands.

CFIUS. “CFIUS” shall mean the Committee on Foreign Investment in the United States as established by the Defense Production Act of 1950, as amended by Exon-Florio and FINSA.

CFIUS Approval. “CFIUS Approval” shall mean a written notice from CFIUS received by either Applied or TEL communicating that, under Exon-Florio: (a) CFIUS has concluded its review of the Contemplated Transactions and that (i) the Contemplated Transactions do not constitute a “covered transaction,” (ii) there are no unresolved national security issues with respect to the Contemplated Transactions, or (iii) the United States government will not take action to prevent or suspend the Contemplated Transactions; (b) CFIUS has concluded an investigation into the Contemplated Transactions without sending a report to the President of the United States and that (i) there are no unresolved national security concerns with respect to the Contemplated Transactions or (ii) the United States government will not take action to prevent or suspend the Contemplated Transactions; or (c) the President of the United States has decided not to take any action to suspend or prohibit the Contemplated Transactions; provided that written notice from CFIUS shall not be required if (x) the period under Exon-Florio during which CFIUS or the President must act shall have expired without any such action being threatened, announced or taken or (y) the President shall have announced (or otherwise communicated, directly or indirectly, to Applied or TEL) a decision not to take any action to suspend or prohibit the Contemplated Transactions.

Closing. “Closing” shall have the meaning set forth in Section 1.1(a) of the Agreement.

Code. “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

Companies Act of Japan. “Companies Act of Japan” shall mean the Companies Act (Act No. 86 of 2005), as amended.

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated as of May 2013, between Applied and TEL.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Consummation Impediments. “Consummation Impediments” shall have the meaning set forth in Section 7.12(b) of the Agreement.

Contemplated Transactions. “Contemplated Transactions” shall mean the Business Combination, including the Applied Merger and TEL Merger, and the other transactions contemplated by the Agreement, including those transactions described on the Implementation Schedule.

Contract. “Contract” shall mean any written agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking, written or oral.

Corporate Governance Structure. “Corporate Governance Structure” shall have the meaning set forth in Section 2.4 of the Agreement.

DGCL. “DGCL” shall mean the Delaware General Corporation Law.

Dutch Corporate Governance Code. “Dutch Corporate Governance Code” shall mean the Dutch Corporate Governance Code (de Nederlandse corporate governance code).

EDGAR. “EDGAR” shall have the meaning set forth in Section 3 of the Agreement.

Employee Agreement. “Employee Agreement” of an Entity shall mean each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) such Entity or any of its Subsidiaries or Affiliates, on the one hand; and (b) any Associate of such Entity or any of its Subsidiaries or Affiliates, on the other hand, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of such Entity or any of its Subsidiaries or Affiliates to make any severance, termination, change in control or similar payment or to provide any benefit.

Employee Plan. “Employee Plan” of an Entity shall mean each plan, program, policy, practice or Contract (including any Non-U.S. Plan) providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits, pension benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by such Entity or any of its Subsidiaries or Affiliates for the benefit of any of its Associates; or (b) with respect to which such Entity or any of its Subsidiaries or Affiliates has or may incur or become subject to any liability or obligation; provided, however, that an Employee Agreement shall not be considered an Employee Plan.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

End Date. “End Date” shall have the meaning set forth in Section 6.1(b) of the Agreement.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” means any Legal Requirement relating to pollution, worker safety, exposure of any individual to Materials of Environmental Concern or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements such as European Directive 2002/96/EC on waste electrical and electronic equipment or European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment and other similar Legal Requirements.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Excess HoldCo Share Number. “Excess HoldCo Share Number” shall have the meaning set forth in Section 1.6(b) of the Agreement.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Exchange Agent. “Exchange Agent” shall have the meaning set forth in Section 1.8(a) of the Agreement.

Exchange Fund. “Exchange Fund” shall have the meaning set forth in Section 1.8(a) of the Agreement.

Executive Board Rules. “Executive Board Rules” shall have the meaning set forth in Section 2.1(b) of the Agreement.

Exon-Florio. “Exon-Florio” shall mean Sec. 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C. App. 2170), as amended by FINSA.

Exon-Florio Filing. “Exon-Florio Filing” shall have the meaning set forth in Section 4.7(b).

FINSA. “FINSA” shall mean the Foreign Investment and National Security Act of 2007, P.L. 110-49, 121 Stat. 246, 259 and regulations thereto 31 C.F.R. Part 800, et. seq.

Form S-4 Registration/Proxy Statement. “Form S-4 Registration/Proxy Statement” shall mean the registration statement and proxy statement on Form S-4 to be filed with the SEC by HoldCo and Applied in connection with the issuance of HoldCo Ordinary Shares in the Business Combination and to be provided to Applied’s stockholders in connection with the Applied Stockholders’ Meeting, as it may be amended prior to the time it is declared effective by the SEC.

FSA. “FSA” shall have the meaning set forth in Section 3 of the Agreement.

FSA Registration Statement. “FSA Registration Statement” shall mean the registration statement to be filed by HoldCo with the FSA in connection with the conversion of TEL Common Stock into the right to receive HoldCo Ordinary Shares as contemplated by the TEL Merger Agreement.

GAAP. “GAAP” shall mean generally accepted accounting principles in the United States.

Goldman. “Goldman” shall have the meaning set forth in Section 3.19 of the Agreement.

Government Official. “Government Official” shall mean an individual who is a representative of a Governmental Body.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, non-U.S. or other government; (c) governmental or quasi-governmental authority of any nature (including CFIUS and any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the Nasdaq Global Market, the Nasdaq Global Select Market and the Tokyo Stock Exchange).

Governmental Tax Rulings. “Governmental Tax Rulings” shall have the meaning set forth in Section 4.9(f) of the Agreement.

HoldCo. “HoldCo” shall have the meaning set forth in the recitals of the Agreement.

HoldCo Board. “HoldCo Board” shall mean HoldCo’s board of directors.

HoldCo Board Rules. “HoldCo Board Rules” shall have the meaning set forth in Section 2.1(b) of the Agreement.

HoldCo Employees. “HoldCo Employees” shall have the meaning set forth in Section 4.15(a) of the Agreement.

HoldCo Equity Plans. “HoldCo Equity Plans” shall mean the equity plans adopted by HoldCo or under which equity-based awards (whether payable in cash, securities or otherwise) were assumed by HoldCo in connection with any merger, acquisition or similar transaction, including the HoldCo ESPPs and, as applicable, as of and following the Business Combination Effective Time, the Applied Equity Plans and the TEL Equity Plans.

HoldCo ESPPs. “HoldCo ESPPs” shall mean any employee stock purchase or similar arrangements adopted by HoldCo or assumed by HoldCo, or with respect to the TEL ESPP, continued in effect with respect to HoldCo, in connection with any merger, acquisition or similar transaction, including, as applicable, as of and following the Business Combination Effective Time, the Applied ESPPs and the TEL ESPP.

HoldCo Ordinary Shares. “HoldCo Ordinary Shares” shall have the meaning set forth in the recitals of the Agreement.

HoldCo Options. “HoldCo Options” shall mean options to purchase HoldCo Ordinary Shares from HoldCo (whether granted by HoldCo pursuant to a HoldCo Equity Plan, assumed by HoldCo in connection with any merger, acquisition or similar transaction (including the Contemplated Transactions) or otherwise issued or granted and whether vested or unvested).

HoldCo Performance Unit. “HoldCo Performance Unit” shall mean each performance stock unit representing the right to vest in and be issued shares of HoldCo Ordinary Shares by HoldCo (whether granted by HoldCo pursuant to a HoldCo Equity Plan, assumed by HoldCo in connection with any merger, acquisition or similar transaction (including the Contemplated Transactions) or otherwise issued or granted and whether vested or unvested).

HoldCo RSU. “HoldCo RSU” shall mean each restricted stock unit or performance share representing the right to vest in and be issued HoldCo Ordinary Shares by HoldCo (whether granted by HoldCo pursuant to a HoldCo Equity Plan, assumed by HoldCo in connection with any merger, acquisition or similar transaction (including the Contemplated Transactions) or otherwise issued or granted and whether vested or unvested).

HoldCo Subscription Right. “HoldCo Subscription Right” shall mean each right to acquire HoldCo Ordinary Shares from HoldCo issued in substitution for a TEL Subscription Right in accordance with Section 1.4(a)(ii).

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Implementation Schedule. “Implementation Schedule” shall have the meaning set forth in Section 1.1(a) of the Agreement.

Intellectual Property. “Intellectual Property” shall mean algorithms, apparatus, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights. “Intellectual Property Rights” shall mean all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

Japan Closing Date. “Japan Closing Date” shall have the meaning set forth in Section 1.1(a) of the Agreement.

Japanese GAAP. “Japanese GAAP” shall mean generally accepted accounting principles in Japan.

Japanese Tax Rulings. “Japanese Tax Rulings” shall have the meaning set forth in Section 4.9(g) of the Agreement.

Knowledge. “Knowledge” of a Party shall mean the actual knowledge of an executive officer (as such term is defined under the rules promulgated by the SEC, regardless of whether such Party is subject to such rules) of such Party and: (a) with respect to Applied, shall also include the individuals set forth on Schedule A of the Applied Disclosure Schedule (to the extent not covered by the first clause of this definition and with respect to such matters as the individual in question has primary responsibility); and (b) with respect to TEL, shall also include the individuals set forth on Schedule A of the TEL Disclosure Schedule (to the extent not covered by the first clause of this definition and with respect to such matters as the individual in question has primary responsibility).

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any U.S. or non-U.S. federal, state, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq Global Market, the Nasdaq Global Select Market or the Tokyo Stock Exchange), and the provisions of the current organizational documents and internal rules of the applicable Entity.

Made Available. Any statement in the Agreement to the effect that any information, document or other material has been “Made Available” by Applied or TEL shall mean that: (i) such information, document or material was made available by such Party for review by the other or its Representatives for a reasonable period of time prior to the execution of the Agreement (A) in the virtual data room maintained by it in connection with the Contemplated Transactions or (B) via public filing with the SEC or FSA (it being understood that a document that was only made available for review in the virtual data room or publicly filed in the two days prior to the execution of the Agreement shall only be deemed to have been made available for a reasonable period of time if such Party shall have promptly notified the other or its outside legal counsel that such document was uploaded into the virtual data room or publicly filed); and (ii) with respect to information, documents or materials made available in the virtual data room, the other’s Representatives had access to such information, document or material throughout the entire period of time such information, document or other material was in such virtual data room.

Major Customers. “Major Customers” shall have the meaning set forth in Section 3.22 of the Agreement.

Material Adverse Effect. “Material Adverse Effect” on Applied or TEL shall mean any effect, change, claim, event or circumstance (collectively, “Effect”) that is materially adverse to: (a) the business, financial condition or results of operations of the Applied Entities, taken as a whole, or TEL Entities, taken as a whole, respectively; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Material Adverse Effect: (i) conditions generally affecting the industries in which Applied or TEL participates or the U.S., Japan, or the global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the Applied Entities, taken as a whole, or TEL Entities, taken as a whole, respectively; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events or changes resulting from currency fluctuations), to the extent that such conditions do not have a disproportionate impact on the Applied Entities, taken as a whole, or TEL Entities, taken as a whole, respectively; (iii) changes in the trading price or trading volume of Applied Common Stock and TEL Common Stock, respectively, or the suspension of trading in or delisting of Applied’s securities on the Nasdaq Global Market and TEL’s securities on the Tokyo Stock Exchange, respectively (it being understood, however, that, except as otherwise provided in clauses “(i),” “(ii),” “(iv),” “(v),” “(vi)” “(vii),” or “(viii)” of this sentence, any Effect giving rise to or contributing to such changes in the trading price or trading volume, or suspension or delisting, of Applied Common Stock or TEL Common stock may give rise to a Material Adverse Effect and may be taken into account in determining whether such a Material Adverse Effect has occurred); (iv) changes in GAAP (or any interpretations of GAAP) or Japanese GAAP applicable to Applied or TEL, respectively, or any of Applied’s or TEL’s Subsidiaries, respectively; (v) the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in clauses “(i),” “(ii),” “(iii),” “(iv),” “(vi),” “(vii)” or “(viii)” of this sentence, any Effect giving rise to or contributing to any such failure may give rise to a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred); (vi) any lawsuit commenced by a stockholder of Applied or TEL, respectively, in each case, in his, her or its capacity as a stockholder, directly resulting from the execution of this Agreement or the performance of the Contemplated Transactions; (vii) loss of employees, suppliers or customers (including customer orders or Contracts) resulting directly from the announcement or pendency of this Agreement or the Contemplated Transactions; or (viii) the taking of any action expressly required to be taken pursuant to this Agreement or permitted to be taken pursuant to Part 4.2 of the Applied Disclosure Schedule or TEL Disclosure Schedule, as the case may be, in the manner described therein; or (b) the ability of Applied and TEL, respectively, to consummate (or cause HoldCo, Applied Merger Sub, TEL Merger Sub or any of the other Entities contemplated by the Implementation Schedule to consummate) the Business Combination or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement.

Material Contract. “Material Contract” shall have the meaning set forth in Section 3.8 of the Agreement.

Materials of Environmental Concern. “Materials of Environmental Concern” shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

Maximum Annual Applied Premium. “Maximum Annual Applied Premium” shall have the meaning set forth in Section 4.6(b) of the Agreement.

Maximum Annual TEL Premium. “Maximum Annual TEL Premium” shall have the meaning set forth in Section 4.6(c) of the Agreement.

Morgan Stanley. “Morgan Stanley” shall have the meaning set forth in Section 3.19 of the Agreement.

Nasdaq Listing Application. “Nasdaq Listing Application” shall have the meaning set forth in Section 4.4(c) of the Agreement.

Net Fractional Share Proceeds. “Net Fractional Share Proceeds” shall have the meaning set forth in Section 1.6(c).

Non-U.S. Plan. “Non-U.S. Plan” of an Entity shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of such Entity or any of its Subsidiaries mandated by a Governmental Body outside the United States; (b) Employee Plan of such Entity that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Employee Plan of such Entity that covers or has covered any Associate of such Entity whose services are or have been performed primarily outside the United States.

Order. “Order” shall mean any order, writ, injunction, judgment or decree.

Outside Mailing Date. “Outside Mailing Date” means the date that the SEC declares the Form S-4 Registration/Proxy Statement effective under the Securities Act.

Parties. “Parties” shall have the meaning set forth in the preamble of the Agreement.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Positive Japanese Tax Ruling. “Positive Japanese Tax Ruling” means a ruling (whether formal or informal or oral or in writing) from the Specified Japanese Tax Authority to the effect that: (a) the TEL Intended Tax Treatment is, or is likely to be, available; or (b) the Japanese Tax Authority does not see any reason that any material element of the TEL Intended Tax Treatment is not (or will not be) available.

Pre-Closing Period. “Pre-Closing Period” shall have the meaning set forth in Section 4.1(a) of the Agreement.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

Released. “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

Representatives. “Representatives” shall mean directors, officers, employees, agents, attorneys, accountants, investment bankers, other advisors and representatives.

Required TEL Stockholder Vote. “Required TEL Stockholder Vote” shall have the meaning set forth in Section 3.17 of the Agreement.

Required Applied Stockholder Vote. “Required Applied Stockholder Vote” shall have the meaning set forth in Section 3.17 of the Agreement.

Restricted Shares. “Restricted Shares” shall have the meaning set forth in Section 1.5 of the Agreement.

SEC. “SEC” shall have the meaning set forth in Section 3 of the Agreement.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Significant Subsidiary. “Significant Subsidiary” with respect to an Entity shall mean any Subsidiary of such Entity that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity and all of its Subsidiaries taken as a whole.

Specified Japanese Tax Authority. “Specified Japanese Tax Authority” shall mean the National Tax Agency of Japan (including its subordinate organizations responsible for ruling requests including Regional Taxation Bureaus and Tax Offices).

Subsidiary. An Entity (including a subsidiary (dochtermaatschappij) within the meaning of Section 2:24a of the Dutch Civil Code) shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity. Notwithstanding the foregoing, in no event will TEL Devices Limited or any of its Subsidiaries be deemed to be a “Subsidiary” of TEL or a TEL Entity for any purposes hereunder.

Substantial Detriment. “Substantial Detriment” shall have the meaning set forth in Section 4.7(f) of the Agreement.

Superior Offer. “Superior Offer” shall mean an unsolicited bona fide written offer by a third party to purchase all of the outstanding shares of Applied Common Stock or TEL Common Stock (in each case, whether through a tender offer, merger or otherwise), that is determined by the Applied Board or TEL Board, as the case may be, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, and after taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and this Agreement deemed relevant by such Board (including conditions to, the likelihood and anticipated timing of consummation of, and the ability of the party making such offer to obtain financing for, such offer) to be more favorable from a financial point of view to Applied’s stockholders or TEL’s stockholders, as the case may be, than the Contemplated Transactions determined on a basis of long-term value, without consideration of short-term changes in stock price or trading volume in and of itself.

Tax. “Tax” shall mean any federal, state, local, non-U.S. or other tax (including any income tax, franchise tax, capital gains tax, gift tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Opinions. “Tax Opinions” shall have the meaning set forth in Section 4.9(f) of the Agreement.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Tax Submissions. “Tax Submissions” shall have the meaning set forth in Section 4.9(f) of the Agreement.

TEL. “TEL” shall have the meaning set forth in the preamble of the Agreement.

TEL Board. “TEL Board” shall mean TEL’s board of directors.

TEL Board Recommendation. “TEL Board Recommendation” shall have the meaning set forth in Section 4.5(f) of the Agreement.

TEL Change in Recommendation. “TEL Change in Recommendation” shall have the meaning set forth in Section 4.5(f) of the Agreement.

TEL Common Stock. “TEL Common Stock” shall mean the Common Stock of TEL.

TEL Continuing Employee. “TEL Continuing Employee” shall have the meaning set forth in Section 4.15(a) of the Agreement.

TEL Contract. “TEL Contract” shall mean any Contract: (a) to which any of the TEL Entities is a party; (b) by which any of the TEL Entities or any asset of any of the TEL Entities is bound or under which any of the TEL Entities has any obligation; or (c) under which any of the TEL Entities has any right or interest.

TEL Conversion Ratio. “TEL Conversion Ratio” shall have the meaning set forth in Section 1.2(d)(ii) of the Agreement.

TEL Convocation Materials. “TEL Convocation Materials” shall mean the notice of TEL Stockholders’ Meeting and other materials to be distributed by TEL to its stockholders in connection with convening the TEL Stockholders’ Meeting.

TEL D&O Policy. “TEL D&O Policy” shall have the meaning set forth in Section 4.6(c) of the Agreement.

TEL Designated Representations. “TEL Designated Representations” shall mean each of the representations and warranties made by TEL set forth in Sections 3.3(b), 3.3(c), 3.3(g) and 3.15.

TEL Disclosure Schedule. “TEL Disclosure Schedule” shall mean the TEL Disclosure Schedule that has been prepared by TEL in accordance with the requirements of Section 7.7 of the Agreement and that has been delivered by TEL to Applied on the date of the Agreement.

TEL Dissenting Shares. “TEL Dissenting Shares” shall have the meaning set forth in Section 1.2(e)(i) of the Agreement.

TEL Entity. “TEL Entity” shall mean: (a) TEL; and (b) each of TEL’s Subsidiaries.

TEL Equity Plans. “TEL Equity Plans” shall mean the equity plans adopted by TEL or under which equity-based awards (whether payable in cash, securities or otherwise) were assumed by TEL in connection with any merger, acquisition or similar transaction, excluding, for the avoidance of doubt, the TEL ESPP.

TEL ESPP. “TEL ESPP” shall mean the TEL Employees Shareholding Association Rules (TEL jugyouin mochikabukai kiyaku).

TEL Intended Tax Treatment. “TEL Intended Tax Treatment” shall have the meaning set forth in the recitals of the Agreement.

TEL Intervening Event. “TEL Intervening Event” shall have the meaning set forth in Section 4.5(g)(ii) of the Agreement.

TEL IP. “TEL IP” shall mean: (a) all Intellectual Property Rights in or to the TEL Products and all Intellectual Property Rights in or to TEL Product Software; and (b) all other Intellectual Property Rights and Intellectual Property with respect to which any of the TEL Entities has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

TEL Material Registered IP. “TEL Material Registered IP” shall mean the Registered IP owned or licensed by TEL that is material in the context of TEL’s business as conducted as of the date of this Agreement.

TEL Merger. “TEL Merger” shall have the meaning set forth in the recitals of the Agreement.

TEL Merger Agreement. “TEL Merger Agreement” shall have the meaning set forth in Section 1.1(b)(i) of the Agreement.

TEL Merger Effective Time. “TEL Merger Effective Time” shall have the meaning set forth in Section 1.1(b)(i) of the Agreement.

TEL Merger Sub. “TEL Merger Sub” shall have the meaning set forth in the recitals of the Agreement.

TEL Product. “TEL Product” shall mean any product or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any TEL Entity; or (b) currently under development by or for any TEL Entity (whether or not in collaboration with another Person).

TEL Product Software. “TEL Product Software” shall mean any software (regardless of whether such software is owned by a TEL Entity or licensed to a TEL Entity by a third party) contained or included in or provided with any TEL Product or used in the development, manufacturing, maintenance, repair, support, testing or performance of any TEL Product.

TEL Reports. “TEL Reports” shall have the meaning set forth in Section 3 of the Agreement.

TEL Returns. “TEL Returns” shall have the meaning set forth in Section 3.11(a) of the Agreement.

TEL Stockholders’ Meeting. “TEL Stockholders’ Meeting” shall have the meaning set forth in Section 4.5(e) of the Agreement.

TEL Subscription Right. “TEL Subscription Right” shall mean each acquisition right (shinkabu yoyakuken) (as defined under Section 2, Item 21 of the Companies Act of Japan), representing the right to acquire from TEL shares of TEL Common Stock (in each case, whether granted by TEL pursuant to a TEL Equity Plan, assumed by TEL in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

TEL Surviving Corporation. “TEL Surviving Corporation” shall have the meaning set forth in Section 1.2(a) of the Agreement.

TEL Termination Fee. “TEL Termination Fee” shall have the meaning set forth in Section 6.3(b) of the Agreement.

TEL Triggering Event. A “TEL Triggering Event” shall be deemed to have occurred if: (a) the TEL Board shall have failed to recommend that TEL’s stockholders vote to approve the TEL Merger Agreement, or shall have withdrawn or shall have modified in a manner adverse to Applied the TEL Board Recommendation; (b) TEL shall have failed to include in the TEL Convocation Materials the TEL Board Recommendation or a statement to the effect that the TEL Board has determined and believes that the Business Combination is advisable to, and in the best interests of, TEL’s stockholders; (c) the TEL Board fails to reaffirm the TEL Board Recommendation, or fails to publicly state that the Business Combination (including the TEL Merger) and the other Contemplated Transactions are in the best interests of TEL’s stockholders, within five Business Days after Applied requests in writing that such action be taken; (d) the TEL Board shall have approved, endorsed or recommended any Acquisition Proposal with respect to TEL or any other TEL Entity; (e) TEL shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal with respect to TEL or any other TEL Entity; (f) an Acquisition Proposal with respect to a TEL Entity shall have been publicly announced, and TEL shall have failed to issue a press release announcing its opposition to such Acquisition Proposal within five Business Days after such Acquisition Proposal has been announced; or (g) TEL shall have breached in any material respect any material provision of Section 4.3 or 4.5 of the Agreement.

TEL Unaudited Balance Sheet. “TEL Unaudited Balance Sheet” shall mean the unaudited consolidated balance sheet of TEL and its consolidated Subsidiaries as of June 30, 2013 included in TEL’s quarterly report filed with the FSA for the quarter ended June 30, 2013.

TSE Listing Application. “TSE Listing Application” shall have the meaning set forth in Section 4.4(c) of the Agreement.

TSE Press Release. “TSE Press Release” means the press release to be filed by TEL with the Tokyo Stock Exchange on or about the date of the Agreement.

United States Closing Date. “United States Closing Date” shall have the meaning set forth in Section 1.1(a) of the Agreement.

EXHIBIT B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [                    ],[                    ], is entered into by and among APPLIED MATERIALS, INC., a Delaware corporation (“Applied”), TOKYO ELECTRON LIMITED, a Japanese corporation (kabushiki kaisha) (“TEL”), and [                    ], a [                    ]. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement, dated as of September 24, 2013, by and between Applied and TEL (the “BCA”).

RECITALS

A. Pursuant to the BCA and the TEL Merger Agreement and subject to the terms and conditions thereof, at the TEL Merger Effective Time, TEL will merge with and into TEL Merger Sub, with TEL Merger Sub surviving the TEL Merger as a direct, wholly owned subsidiary of HoldCo and the issued and outstanding shares of TEL Common Stock being converted into the right to receive HoldCo Ordinary Shares in accordance with the TEL Conversion Ratio.

B. Pursuant to the BCA and the Applied Certificate of Merger and subject to the terms and conditions thereof, immediately following consummation of the TEL Merger, Applied Merger Sub will merge with and into Applied, with Applied surviving the Applied Merger as a direct or indirect wholly owned subsidiary of HoldCo and the issued and outstanding shares of Applied Common Stock being converted into the right to receive HoldCo Ordinary Shares in accordance with the Applied Conversion Ratio.

C. [                    ] desires to become a party to the BCA to effectuate the Business Combination and other transactions contemplated by the BCA.

AGREEMENT

In consideration of the foregoing, and the mutual covenants, representations, warranties and agreements contained in the BCA, the parties hereto agree as follows:

1.	Joinder. By executing this Agreement, [ ] shall become a party to the BCA and hereby agrees to be bound by the terms, covenants and other provisions of the BCA as a party thereto and shall assume all rights and obligations of [ ] under the BCA, with the same force and effect as if originally named therein [TO BE INCLUDED SOLELY IN HOLDCO’S JOINDER AGREEMENT: ; provided, however, that HoldCo shall not: (x) become bound by any terms, covenants, or other provisions of the BCA; or (y) assume any rights or obligations under the BCA, in the case of each of clauses “(x)” and “(y),” that would cause a violation of the financial assistance prohibitions under section 2:98c of the Dutch Civil Code by virtue of HoldCo’s becoming bound thereto or assumption thereof].

2.	Governing Law. The following provisions of the BCA shall apply hereto, mutatis mutandis: Sections 7.1, 7.2, 7.4, 7.5, 7.6, 7.9, 7.10, 7.11, 7.12 and 7.13.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

APPLIED MATERIALS, Inc.
a Delaware corporation

By:
Name:
Title:

TOKYO ELECTRON LIMITED,
a Japanese corporation (kabushiki kaisha)

By:
Name:
Title:

[ ],
a [ ]

By:
Name:
Title:

EXHIBIT C

FORM OF TEL MERGER AGREEMENT

<Unofficial English Translation of Official Japanese Agreement>

Form of

TEL Merger Agreement

[TEL MERGER SUB], a kabushiki kaisha having its offices at [                    ] (“[TEL Merger Sub]”), and Tokyo Electron Limited, a kabushiki kaisha having its offices at 5-3-1 Akasaka, Minato-ku, Tokyo (“TEL”), hereby execute the following Merger Agreement as of [                    ] (the “Execution Date”) (hereinafter referred to as this “Agreement”). [TEL Merger Sub] will become a wholly owned direct subsidiary of [HoldCo], a naamloze vennootschap organized under laws of the Netherlands having its offices at [                    ] (“HoldCo”), by the time immediately preceding the effective time of the TEL Merger (as defined in Article 1 below).

Article 1 (Merger)

[TEL Merger Sub] and TEL shall execute an absorption-type merger as a result of which [TEL Merger Sub] shall become the surviving company and TEL shall become the dissolving company (the “TEL Merger”).

Article 2 (Shares to be Delivered in Merger and Allotment)

2.1 Upon the execution of the TEL Merger, [TEL Merger Sub] shall deliver to the shareholders of TEL (excluding [TEL Merger Sub] and TEL) as of the time (the “Reference Time”) immediately preceding the effective time of the TEL Merger, the number of ordinary shares, 0.01 euro par value per share, of HoldCo (the “HoldCo Ordinary Shares”) obtained by multiplying the total number of shares of common stock of TEL (“TEL Common Stock”) owned by the shareholders of TEL (excluding [TEL Merger Sub] and TEL) as of the Reference Time by 3.25 (“TEL Conversion Ratio”).

2.2 Upon the execution of the TEL Merger, [TEL Merger Sub] shall allot to each shareholder of TEL (excluding [TEL Merger Sub] and TEL) as of the Reference Time the number of HoldCo Ordinary Shares obtained by multiplying the number of shares of TEL Common Stock owned by such shareholder as of the Reference Time by the TEL Conversion Ratio.

2.3 Notwithstanding the foregoing, no fractional HoldCo Ordinary Shares shall be delivered in connection with the TEL Merger. Accordingly, any holder of TEL Common Stock who would otherwise be entitled to receive a fraction of a HoldCo Ordinary Share (after aggregating all fractional HoldCo Ordinary Shares deliverable to such holder) at the Effective Date shall, in lieu of such fraction of a HoldCo Ordinary Share, be paid in cash the yen amount (rounded as necessary up to the nearest whole yen) equal to: (i) the fraction of a HoldCo Ordinary Share such TEL stockholder would otherwise have been entitled to receive pursuant to Section 2.1; multiplied by (ii) the quotient of (A) the volume-weighted average price per share of TEL Common Stock on the Tokyo Stock Exchange for the five consecutive trading days preceding (but not including) the date on which TEL Common Stock is delisted from the Tokyo Stock Exchange prior to the Effective Date divided by (B) the TEL Conversion Ratio.

Article 3(Stock Options to be Delivered in Merger and Allotment)

Upon the execution of the TEL Merger, [TEL Merger Sub] shall not deliver any stock options or cash to the holders of the stock options of TEL or the holders of subscription rights in TEL as of the Reference Time in exchange for stock options of TEL.

Article 4 (Effective Date)

The TEL Merger shall become effective at 12:00 am JST on             (hereinafter referred to as the “Effective Date”). Provided, however, that the Effective Date may be modified upon consultation and agreement between [TEL Merger Sub] and TEL in the event such modification is necessary under the applicable procedural requirements for the TEL Merger or for other reasons.

Article 5 (Termination of Agreement)

During the period beginning on the Execution Date and ending on the Effective Date, this Agreement may be modified or terminated upon mutual written agreement of both parties hereto after mutual consultation.

Article 6 (Effectiveness of the TEL Merger)

The TEL Merger shall not become effective unless (1) the approval of the TEL Merger by the general meeting of shareholders of TEL and the competent authorities as required by applicable laws and regulations is obtained, (2) [TEL Merger Sub] will become a wholly-owned first-tier subsidiary of HoldCo, and (3) [TEL Merger Sub] can deliver to TEL stockholders the number of HoldCo Ordinary Shares necessary to effect the TEL Merger in accordance with the terms of this Agreement.

Article 7(Acquisition of HoldCo Ordinary Shares by [TEL Merger Sub])

[TEL Merger Sub] shall acquire sufficient HoldCo Ordinary Shares, without any security interests or other encumbrances, to deliver all HoldCo Ordinary Shares to be issued in the TEL Merger in accordance with Article 2 of this Agreement prior to the Effective Date.

Article 8(Consultation)

Except as provided in this Agreement, any matter which is necessary for the consummation of the TEL Merger shall be determined through consultation and agreement between [TEL Merger Sub] and TEL consistent with the purpose and intent of this Agreement.

Article 9 (Governing Law)

This Agreement shall be governed by and construed in accordance with the laws of Japan.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, two original copies of this Agreement have been prepared, and after affixing their seals on the date first written above, each party shall retain one copy.

[TEL Merger Sub]:

By:
Name:
Title:

TEL:

By:
Name:
Title:

3

EXHIBIT D

FORM OF HOLDCO ARTICLES OF ASSOCIATION

[Included as Exhibit 99.1 in this filing]

EXHIBIT E

FORM OF HOLDCO BOARD RULES

[Included as Exhibit 99.2 in this filing]

EXHIBIT F

DIRECTORS OF HOLDCO

Executive Director of HoldCo (to be designated a “Director A” under the HoldCo Board Rules):

President and Chief Executive Officer of Applied immediately prior to the Business Combination Effective Time, provided, however, that, if Mr. Dickerson ceases to be the Chief Executive Officer of Applied at any time prior to the Business Combination Effective Time, Applied shall, prior to the Business Combination Effective Time, select another person to serve as an Executive Director of HoldCo as of immediately after the Business Combination Effective Time (which person shall be subject to the consent of TEL)

Non-Executive Directors of HoldCo (to be designated “Directors A” under the HoldCo Board Rules):

Executive Chairman of the Applied Board immediately prior to the Business Combination Effective Time, provided, however, that, if Mr. Splinter ceases to be the Executive Chairman of the Applied Board at any time prior to the Business Combination Effective Time, Applied shall, prior to the Business Combination Effective Time, select another person to serve as a Non-Executive Director of HoldCo as of immediately after the Business Combination Effective Time (which person shall be subject to the consent of TEL)

Three persons designated by Applied prior to the Business Combination Effective Time * †

Non-Executive Directors of HoldCo (to be designated “Directors T” under the HoldCo Board Rules):

Chairman, Chief Executive Officer and President of TEL immediately prior to the Business Combination Effective Time, provided, however, that, if Mr. Higashi ceases to be the Chairman of TEL at any time prior to the Business Combination Effective Time, TEL shall, prior to the Business Combination Effective Time, select another person to serve as a Non-Executive Director of HoldCo as of immediately after the Business Combination Effective Time (which person shall be subject to the consent of Applied)

Vice Chairman of the TEL Board immediately prior to the Business Combination Effective Time, provided, however, that, if Mr. Tsuneishi ceases to be the Vice Chairman of the TEL Board at any time prior to the Business Combination Effective Time, TEL shall, prior to the Business Combination Effective Time, select another person to serve as a Non-Executive Director of HoldCo as of immediately after the Business Combination Effective Time (which person shall be subject to the consent of Applied)

Three persons designated by TEL prior to the Business Combination Effective Time * †

Non-Executive Director of HoldCo (to be designated a “Director N” under the HoldCo Board Rules):

One person selected jointly by Applied and TEL prior to the Business Combination Effective Time †

*	Consent of the other Party required if Applied or TEL designates a person not serving on its board as of the date of the Agreement.
†	Each individual must qualify as an “independent director” under the applicable rules of the Nasdaq Global Select Market and applicable rules of the SEC.